    As filed with the Securities and Exchange Commission on December 4, 1998
                                                   Registration No. 333-6244
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------
                               AMENDMENT NO. 2 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------
               NAVISTAR FINANCIAL RETAIL RECEIVABLES CORPORATION
                  (Originator of the Trusts described herein)
             (Exact name of registrant as specified in its charter)

                                ----------------
                Delaware                                    51-0337491
(Registrant's State or other jurisdiction of       (Registrant's I.R.S. Employer
      incorporation or organization)                    Identification No.)

                                ----------------

Navistar Financial Retail Receivables Corporation                                        William W. Jones
         c/o Corporation Trust Center                                    Navistar Financial Retail Receivables Corporation
              1209 Orange Street                                                        2850 West Golf Road
          Wilmington, Delaware 19801                                                 Rolling Meadows, IL 60008
                (302) 658-7581                                                            (847) 734-4000
(Address, including zip code, and telephone number,              (Name, address, including zip code, and telephone number, including
including area code, of Registrant's principal executive offices)                 area code, of agent for service)

                                ----------------
                                   Copies to:

             Kenneth P. Morrison                   Laura Palma
              Kirkland & Ellis              Simpson, Thacher & Bartlett
           200 East Randolph Drive              425 Lexington Avenue
          Chicago, Illinois  60601            New York, New York 10017
               (312) 861-2000                     (212) 455-2000

                          ----------------------------
   Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by the Registrant in light of market conditions.

   If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

   If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                ----------------
                        CALCULATION OF REGISTRATION FEE

==================================================================================================================================
   Title of Each Class of        Amount to be         Proposed Maximum                Proposed Maximum             Amount of
 Securities to be Registered    Registered (1)   Aggregate Price Per Unit (2)    Aggregate Offering Price (2)   Registration Fee(3)
----------------------------------------------------------------------------------------------------------------------------------
Asset Backed Securities         $2,500,000,000              100%                       $2,500,000,000                $737,500
==================================================================================================================================

(1) $472,300,764.27 aggregate principal amount of Asset Backed Securities registered by the Registrant under Registration Statement No. 33-64249 referred to below and not previously sold are consolidated in this Registration Statement pursuant to Rule 429. All registration fees in connection with such unsold amount of Asset Backed Securities have previously been paid under Registration Statement No. 33-64249. The total amount registered under this Registration Statement as so consolidated as of the date of this filing is $2,472,300,764.27.
(2)  Estimated solely for purposes of calculating the registration fee.
(3)  All $737,500 of such registration fee was paid with the initial filing.


                                ----------------
     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

     Pursuant to Rule 429 under the Securities Act of 1933, the prospectus which is part of this Registration Statement is a combined prospectus and includes all of the information currently required in a prospectus relating to the securities covered by Registration Statement 33-64249 previously filed by the Registrant.

================================================================================

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                     SUBJECT TO COMPLETION, DECEMBER 4, 1998

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED       )

NAVISTAR FINANCIAL 199  OWNER TRUST
$      CLASS A   % ASSET BACKED NOTES
$      CLASS B   % ASSET BACKED NOTES

NAVISTAR FINANCIAL RETAIL RECEIVABLES CORPORATION
SELLER

NAVISTAR FINANCIAL CORPORATION
SERVICER

The Navistar Financial 199  Owner Trust (the "TRUST" or the "ISSUER") will be
formed pursuant to a Trust Agreement, to be dated as of              (the
"CLOSING DATE"), between the Seller and                              , as Owner
Trustee, and will issue two classes of Asset Backed Notes (collectively, the "NOTES") in the respective aggregate principal amounts set forth below pursuant to an Indenture, to be dated as of the Closing Date, between the Issuer and
                , as Indenture Trustee. The Trust will also issue Certificates (the "CERTIFICATES," and together with the Notes, the "SECURITIES"), but the Certificates are not offered hereby.
                                                   (continued on following page)

                                  -----------

PROCEEDS OF THE ASSETS OF THE TRUST AND AMOUNTS ON DEPOSIT IN THE RESERVE ACCOUNT ARE THE SOLE SOURCES OF PAYMENTS ON THE NOTES. NONE OF THE NOTES REPRESENTS AN INTEREST IN OR OBLIGATION OF, OR IS INSURED OR GUARANTEED BY, NAVISTAR FINANCIAL CORPORATION, NAVISTAR FINANCIAL RETAIL RECEIVABLES CORPORATION OR ANY OF THEIR RESPECTIVE AFFILIATES.

THESE NOTES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  -----------

                                                                                   PROCEEDS
                  AGGREGATE     INTEREST  FINAL SCHEDULED    PRICE    UNDERWRITING    TO
               PRINCIPAL AMOUNT   RATE   DISTRIBUTION DATE TO PUBLIC    DISCOUNT   SELLER(1)
--------------------------------------------------------------------------------------------
Class A Notes      $                 %                             %            %          %
--------------------------------------------------------------------------------------------
Class B Notes      $                 %                             %            %          %
--------------------------------------------------------------------------------------------
Total              $                                       $            $          $
--------------------------------------------------------------------------------------------

(1) Before deducting expenses, estimated to be $          .

                                  -----------

The Notes are being offered by the Underwriters, subject to prior sale, when, as and if issued to and accepted by the Underwriters, subject to approval of certain legal matters by counsel for the Underwriters. The Underwriters reserve the right to withdraw, cancel or modify such offer and to reject orders in whole or in part. It is expected that the Notes will be delivered in book-entry form on or about the Closing Date through the facilities of The Depository Trust Company ("DTC"), against payment therefor in immediately available funds.

UNDERWRITERS OF THE CLASS A NOTES
UNDERWRITERS OF THE CLASS B NOTES

              The date of this Prospectus Supplement is

(continued from previous page)

Interest on the Notes will accrue at the fixed interest rates specified above and will generally be payable monthly on the fifteenth day of each month, or, if any such day is not a Business Day, on the next succeeding Business Day,
commencing on              (each, a "DISTRIBUTION DATE"). Principal on the
Notes will generally be payable     % to the Class A Notes and     % to the
Class B Notes on each Distribution Date. Payments of principal and interest on the Class B Notes will be subordinated in priority to payments due on the Class A Notes to the extent described herein. The Notes will be payable in full on the Final Scheduled Distribution Date. However, the actual payment in full of the Notes could occur sooner.

The Trust Property will include a pool of Retail Notes, certain monies due
thereunder on and after      , security interests in the vehicles financed
thereby and certain other property. The Initial Aggregate Receivables Balance
is $      .

There is currently no secondary market for the Notes. There can be no assurance that a secondary market for the Notes will develop or, if it does develop, that it will continue. The Notes will not be listed on any securities exchange.

The Notes initially will be represented by notes registered in the name of Cede & Co., the nominee of DTC. The interests of beneficial owners of the Notes will be represented by book entries on the records of DTC and participating members thereof. Definitive Notes will be available only under limited circumstances.

CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE NOTES, INCLUDING OVER-ALLOTMENT TRANSACTIONS, STABILIZING TRANSACTIONS, SYNDICATE COVERING TRANSACTIONS AND PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                                    SUMMARY

The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere herein and in the Prospectus. Certain capitalized terms used in this summary but not otherwise defined in this summary have the meanings assigned such terms elsewhere herein or in the Prospectus. Listings of the pages on which such terms are defined are found in the "Index of Terms" in each of this Prospectus Supplement and the Prospectus.

Issuer.............................  The Owner Trustee of Navistar Financial
                                     199  Owner Trust, a
                                     trust to be formed by the Seller and the Owner Trustee pursuant to the Owner Trust Agreement.

Seller.............................  Navistar Financial Retail Receivables
                                     Corporation.

Servicer...........................  Navistar Financial Corporation.

Indenture Trustee..................                      , as trustee under
                                     the Indenture.

Owner Trustee......................                               , as owner
                                     trustee under the Owner Trust Agreement.

The Notes..........................  The Trust will issue Notes as follows:

                                     Class A       % Asset Backed Notes in the
                                     aggregate principal amount of $ (the
                                     "CLASS A NOTES").

                                     Class B       % Asset Backed Notes in the
                                     aggregate principal amount of $
                                     (the "CLASS B NOTES"). The Class B Notes will be subordinated to the Class A Notes to the extent described herein.

The Trust Property.................  The Trust Property will include a pool of
                                     Retail Notes, certain monies due or
                                     received thereunder on and after (the
                                     "CUTOFF DATE"), security interests in the
                                     vehicles financed thereby, certain
                                     accounts, including the Reserve Account,
                                     and the proceeds thereof, the proceeds,
                                     if any, of Dealer Liability, NITC
                                     Purchase Obligations and any Guaranties,
                                     any proceeds from claims on certain
                                     insurance policies, the benefits of any
                                     lease assignments
                                     and certain rights of the Seller under
                                     the related Purchase Agreement and the
                                     related Custodian Agreement. The Initial
                                     Aggregate Receivables Balance is
                                     $       .

Terms of the Notes.................  The principal terms of the Notes will be as described below:

  A. Distribution Dates............  Payments of interest and principal on the
                                     Notes will be made on each Distribution
                                     Date to Noteholders of record as of the
                                     day immediately preceding such
                                     Distribution Date (or, if Definitive
                                     Notes are issued, the last day of the
                                     preceding Monthly Period).

  B. Interest......................  Interest on the outstanding principal amount of the Notes will accrue at the
                                     applicable Interest Rate from the Closing
                                     Date or from the most recent Distribution
                                     Date on which interest has been paid to
                                     but excluding the following Distribution
                                     Date.

                                     The Interest Rate for each class of Notes is as specified on the cover page of this Prospectus Supplement. Interest on the Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest on the Class B Notes will not be paid on any Distribution Date until all accrued interest due and payable on the Class A Notes on such Distribution Date has been paid in full. After an Event of Default resulting from the failure to make a payment on the Notes or the insolvency of the Issuer and acceleration of the Notes, no interest will be payable on the Class B Notes until all principal of and interest on the Class A Notes has been paid in full. See "The Notes--Payments of Interest."

  C. Principal.....................  Subject to the subordination provisions described in the following two
                                     paragraphs, principal of the Class A
                                     Notes and the Class B Notes will be
                                     payable on each Distribution Date in an
                                     amount equal to    % and    %,
                                     respectively, of the Principal Payment
                                     Amount for such Distribution Date.

                                     If the amount on deposit in the Reserve
                                     Account on any Distribution Date would
                                     be, after giving effect to distribution
                                     of the Principal Payment Amount on such
                                     Distribution Date, less than    % of the
                                     Initial Aggregate Receivables Balance,
                                     then the principal of the Class A Notes
                                     will be payable in an amount equal to
                                     100% of the Principal Payment Amount
                                     until either the Class A Notes are paid
                                     in full or the amount on deposit in the
                                     Reserve Account equals or exceeds the
                                     Specified Reserve Account Balance.

                                     After an Event of Default and
                                     acceleration of the Notes, the principal of the Class A Notes will be payable in an amount equal to 100% of the Principal Payment Amount on each Distribution Date until the Class A Notes have been paid in full. Thereafter, the principal of the Class B Notes will be payable in an amount equal to 100% of the Principal Payment Amount on each Distribution Date until paid in full. See "The Transfer and Servicing Agreements--Distributions."

                                     The unpaid principal balance of the Notes will be payable on the Final Scheduled Distribution Date specified on the cover page of this Prospectus Supplement.

  D. Redemption....................  If the Servicer exercises its option to purchase the Receivables on any
                                     Distribution Date on or after the date on which the Aggregate Receivables Balance declines to 10% or less of the Initial Aggregate Receivables Balance, the Notes will be redeemed in whole, but not in part, at a redemption price equal to the unpaid principal amount of the Notes, plus accrued and unpaid interest thereon. See "The Notes--Redemption."

  E. Voting Rights.................  To the extent the Prospectus specifies certain circumstances under which the
                                     consent, approval, direction, or request of a specified percentage in principal amount of the outstanding Notes must be obtained, given or made, or under which such a specified percentage are permitted to take an action or give a notice, then such consent, approval, direction, request, action or notice shall be valid only if the holders of such specified percentage in principal amount of (a) all the outstanding Class A Notes and Class B Notes voting together as a single class and (b) the outstanding Class A Notes voting as a single class have voted to give such consent, approval, direction, request or notice, or take such action.

Priority of Distributions..........  Distributions of the Total Available
                                     Amount to the Noteholders and the
                                     Servicer will generally be distributed in the following order of priority on each Distribution Date: (i) the Total Servicing Fee; (ii) interest on the Class A Notes; (iii) interest on the Class B Notes; and (iv) principal on the Notes. See "The Transfer and Servicing Agreements--Distributions" and "--Reserve
                                     Account." Upon the occurrence of an Event of Default resulting from the failure to make a payment on the Notes or the insolvency of the Issuer and the acceleration of the Notes, all principal of and interest on the Class A Notes will be paid in full prior to making any further payments on or with respect to the Class B Notes.

Reserve Account....................  On the Closing Date an amount of cash or
                                     eligible investments equal to    % of the
                                     Initial Aggregate Receivables Balance
                                     will be deposited into the Reserve
                                     Account. The Reserve Account will be
                                     increased on each Distribution Date by
                                     the deposit in the Reserve Account of
                                     amounts remaining after payment to the
                                     Servicer of the Total Servicing Fee and
                                     deposits to the Distribution Account of
                                     amounts to be distributed to Noteholders.

                                     Amounts in the Reserve Account on any
                                     Distribution Date (after giving effect to all distributions to be made to the Servicer and the

                                     Noteholders on such Distribution Date) in
                                     excess of the Specified Reserve Account
                                     Balance for such Distribution Date will
                                     be paid to the holders of the
                                     Certificates. The Specified Reserve
                                     Account Balance on each Distribution Date
                                     will equal the lesser of (i) the
                                     aggregate outstanding principal balance
                                     of the Notes and (ii) the greater of (x)
                                       % (or   % under certain circumstances
                                     described herein) of the Aggregate
                                     Receivables Balance as of the close of
                                     business on the last day of the related
                                     Monthly Period, and (y)   % of the
                                     Initial Aggregate Receivables Balance.

                                     Funds will be withdrawn from cash in the Reserve Account on the day preceding each Distribution Date to pay the Total Servicing Fee and to make required distributions on the Notes to the extent funds are not otherwise available, as described herein. See "The Transfer and Servicing Agreements--Distributions" and
                                     "--Reserve Account."

Tax Status.........................  In the opinion of Tax Counsel, for federal income tax purposes, the Notes
                                     will be characterized as indebtedness and the Trust will not be characterized as an association (or publicly traded partnership) taxable as a corporation. Each Noteholder, by the acceptance of a Note, will agree to treat the Notes as indebtedness. See "Certain Federal Income Tax Consequences" herein and in the Prospectus and "Certain State Tax Matters" in the Prospectus for additional information concerning the application of federal and state tax laws.

ERISA Considerations...............  Subject to the considerations discussed under "ERISA Considerations" herein and
                                     "ERISA Considerations" in the Prospectus, the Notes are eligible for purchase by a Benefit Plan. See "ERISA Considerations" herein and "ERISA Considerations" in the Prospectus.

Ratings............................  As a condition of issuance, the Class A
                                     Notes will be rated in the highest rating category for long-term debt obligations, and the Class B Notes will be rated in the "A' category or its equivalent, in each case, by at least one nationally recognized rating agency. There is no assurance that a rating will not be lowered or withdrawn by a rating agency if circumstances so warrant. In the event that the rating initially assigned to any
                                     Note is subsequently lowered for any
                                     reason, no person or entity will be
                                     obligated to provide any additional
                                     credit enhancement with respect to such
                                     Note.

                                 RISK FACTORS

Subordination of Class B Notes; Limited Assets

     To the extent specified in this Prospectus Supplement, distributions of interest and principal on the Class B Notes will be subordinated in priority of payment to interest and principal due on the Class A Notes. Moreover, the Trust will not have any significant assets or sources of funds other than the Receivables and the Reserve Account. The Notes will represent obligations solely of the Trust and the Notes will not be insured or guaranteed, by Navistar Financial Corporation ("NFC"), the Seller, the Servicer, the Owner Trustee, the Indenture Trustee, any of their affiliates or any other person or entity. Consequently, holders of the Notes must rely for repayment upon payments on the Receivables, if and to the extent available and amounts on deposit in the Reserve Account.

Year 2000 Compliance

     Year 2000 compliance refers to the ability of computer systems to respond to the problems created by the fact that many computer programs have been written using two digits rather than four digits to define the applicable year. As a consequence, unless modified, such systems are not able to differentiate between 2000 and 1900 and may generate erroneous data. NFC has identified all significant applications that will require modification to ensure Year 2000 compliance. Internal and external resources are being used to make the required modifications and test Year 2000 compliance. NFC plans to complete the modifications and testing process of all significant applications by July 1999, which is prior to any anticipated impact on its operating systems. Accordingly, NFC does not anticipate Year 2000 issues with respect to its computer systems to have a material adverse effect on the Trusts, the Receivables in any Trust or the servicing of such Receivables. The date on which NFC believes it will complete the Year 2000 modifications is based on NFC's best estimates, which were derived utilizing numerous assumptions of future events, including the continued availability of certain resources, third party modification plans and other factors. However, there can be no guarantee that these estimates will be achieved and actual results could differ materially from those anticipated. Specific Factors that might cause such material differences include, but are not limited to, the availability and cost of personnel trained in this area, the ability to locate and correct all relevant computer codes and similar uncertainties.

                                   THE TRUST

Navistar Financial 199 Owner Trust is a trust formed under the laws of the State of Delaware pursuant to a Trust Agreement dated as of the Closing Date between the Seller and the Owner Trustee, acting thereunder not in its individual capacity but solely as trustee of the Trust (as amended and supplemented from time to time, the "OWNER TRUST AGREEMENT"). After its formation, the Trust will not engage in any activity other than (i) acquiring, holding and managing the Receivables and the other assets of the Trust and proceeds therefrom, (ii) issuing the Securities, (iii) making payments or distributions on the Securities and (iv) engaging in other activities that are necessary, suitable, desirable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. The Trust will deliver the Securities to the Seller in exchange for the Receivables and the Reserve Account Initial Deposit pursuant to the Pooling and Servicing Agreement.

The Owner Trustee's principal offices are in Wilmington, Delaware,
                                                 , at the address listed in
"--The Owner Trustee" below.

CAPITALIZATION OF THE TRUST

The following table illustrates the capitalization of the Trust as of the Cutoff Date, as if the issuance and sale of the Notes offered hereby had taken place on such date:

      Class A     % Asset Backed Notes.............................. $
      Class B     % Asset Backed Notes.............................. $
                                                                     ----------
          Total..................................................... $
                                                                     ==========

The Certificates represent the equity of the Trust and will be issued pursuant to the Trust Agreement. The Certificates will initially be held by one or more of the Seller, the Servicer or one of their affiliates.

In addition, the Trust will hold the Reserve Account.

THE OWNER TRUSTEE

                              is the Owner Trustee under the Owner Trust
Agreement.                               is a                                 ,
and its principal offices are located at                                      .

                              THE RECEIVABLES POOL

The Receivables transferred to the Trust were originated by Navistar. Certain of the Receivables were sold by NFC to Truck Retail Instalment Paper Corp. ("TRIP"), a special purpose, wholly-owned subsidiary of NFC, and will be repurchased by NFC from TRIP as of the Closing

Date for resale to the Seller. The Receivables were selected randomly for inclusion in the Receivables Pool from those Retail Notes in NFC's portfolio of owned Retail Notes which satisfied several criteria, including that each
Receivable (i) has a first payment due date on or before    , (ii) has an
original term to maturity of    to    months and a remaining term to maturity
of to months, (iii) provides for finance charges at an APR of no less than
   %, (iv) as of the Cutoff Date, was not more than 60 days past due and (v) satisfies the other criteria set forth in the Prospectus under the caption "The Receivables Pools."

The composition, distribution by annual percentage rate, distribution by remaining maturity, distribution by payment terms and geographic distribution of the Receivables are as set forth in the following tables. Due to rounding, the percentages shown in these tables may not add to 100.00%.

                         COMPOSITION OF THE RECEIVABLES

   WEIGHTED                                                                  WEIGHTED WEIGHTED
AVERAGE ANNUAL                                                     AVERAGE   AVERAGE   AVERAGE
PERCENTAGE RATE  INITIAL AGGREGATE                                 INITIAL   ORIGINAL REMAINING
OF RECEIVABLES      RECEIVABLES    AGGREGATE ORIGINAL  NUMBER OF  RECEIVABLE MATURITY MATURITY
    (RANGE)           BALANCE      PRINCIPAL BALANCE  RECEIVABLES  BALANCE   (RANGE)   (RANGE)
---------------  ----------------- ------------------ ----------- ---------- -------- ---------
      %               $                 $                          $
(     % -    %)                                                               months   months
                                                                              (   to   (   to
                                                                              months)  months)

           DISTRIBUTION BY ANNUAL PERCENTAGE RATE OF THE RECEIVABLES

ANNUAL                                                          PERCENTAGE OF
PERCENTAGE                    NUMBER OF        INITIAL        INITIAL AGGREGATE
RATE RANGE                   RECEIVABLES RECEIVABLES BALANCE RECEIVABLES BALANCE
----------                   ----------- ------------------- -------------------
 7.00-8.49%.................                 $                           %
 8.50-9.49%.................                                             %
 9.50-10.49%................                                             %
10.50-11.49%................                                             %
11.50-12.49%................                                             %
12.50-13.49%................                                             %
13.50-14.49%................                                             %
14.50-15.49%................                                             %
15.50-16.49%................                                             %
16.50-17.49%................                                             %
17.50 & Over................                                             %
                               -------       ----------            -------
  Total.....................                 $                     100.00%
                               =======       ==========            =======

             DISTRIBUTION BY REMAINING MATURITY OF THE RECEIVABLES

                                                                     PERCENTAGE
REMAINING                                                  INITIAL   OF INITIAL
MATURITY                                      NUMBER OF  RECEIVABLES  AGGREGATE
(MONTHS)                                     RECEIVABLES   BALANCE   RECEIVABLES
---------                                    ----------- ----------- -----------
1-12........................................               $                 %
13-24.......................................                                 %
25-36.......................................                                 %
37-48.......................................                                 %
49-60.......................................                                 %
61-66.......................................                                 %
67 & Over...................................                                 %
                                               ------      -------    --------
  Total.....................................               $           100.00%
                                               ======      =======    ========

                  DISTRIBUTION BY PAYMENT TERMS OF RECEIVABLES

                                                                     PERCENTAGE
                                                                     OF INITIAL
                                                                      AGGREGATE
                                                                     RECEIVABLES
      TYPE OF RECEIVABLE                                               BALANCE
      ------------------                                             -----------
      Equal Payment Fully Amortizing................................         %
      Equal Payment Balloon.........................................         %
      Equal Payment Skip............................................         %
      Level Principal Fully Amortizing..............................         %
      Level Principal Balloon.......................................         %
      Level Principal Skip..........................................         %
      Other.........................................................         %
                                                                       -------
        Total.......................................................   100.00%
                                                                       =======

The Receivables Pool includes Receivables originated in states and The District of Columbia. The following table sets forth the percentage of the Initial Aggregate Receivables Balance of the Receivables in the states with the largest concentration of Receivables. No other state accounts for more than % of the Initial Aggregate Receivables Balance. None of the Receivables were originated in Alaska or Hawaii.

                  GEOGRAPHIC DISTRIBUTION OF THE RECEIVABLES

                                             PERCENTAGE
                                             OF INITIAL
                                              AGGREGATE
                                             RECEIVABLES
           STATE(1)                            BALANCE
           --------                          -----------
           Texas............................         %
           Ohio.............................         %
           New York.........................         %
           Arkansas.........................         %
           California.......................         %
           Illinois.........................         %
           Florida..........................         %
           Tennessee........................         %
           Indiana..........................         %
           Minnesota........................         %
           Other............................         %
                                               -------
             Total..........................   100.00%
                                               =======

--------
(1) Based on billing addresses of the obligors on the Receivables.

No single obligor accounts for more than    % of the Initial Aggregate
Receivables Balance. As of the Cutoff Date, approximately    % of the Initial
Aggregate Receivables Balance, constituting    % of the aggregate number of
Receivables, represent Receivables secured by new vehicles. The remainder are secured by used vehicles.

                                USE OF PROCEEDS

The net proceeds to be received by the Seller from the sale of the Notes (after making the Reserve Account Initial Deposit) will be applied to the purchase of the Receivables from NFC. NFC will use the proceeds from its sale of the Receivables to the Seller (a) to finance the purchase of Receivables from TRIP,
(b) for general working capital purposes, (c) to repay amounts owing to NITC, and (d) to repay amounts owing to a group of lenders, including each Underwriter or an affiliate thereof, under one or more credit agreements.

                                 THE SERVICER

Delinquencies, Repossessions and Net Losses

     Set forth below is certain information concerning NFC's experience in the United States pertaining to delinquencies, repossessions and net losses on its entire portfolio of Retail Notes (including Retail Notes previously sold which NFC continues to service). Fluctuations in retail delinquencies, repossessions and losses generally follow cycles in the overall business environment. Although NFC believes retail delinquencies, repossessions and net losses are particularly sensitive to the industrial sector, which generates a significant portion of the freight tonnage hauled, NFC does not track such data and is unable to ascertain the specific causes of such fluctuations. Due to the bankruptcy of one of NFC's largest obligors, net losses for 1996 were higher than those reported for the other years shown. Due to economic conditions affecting the trucking industry generally, delinquencies and repossessions for 1996, 1997 and the first six months in 1998 were higher than reported for 1994 and 1995. Also, NFC's recent experience is that competitive conditions are causing it increasingly to waive Dealer Liability when originating Retail Notes, and the extent and terms of Dealer Liability will continue to be subject to change as market conditions require. As of April 30, 1998, approximately 26% of the aggregate principal amount of Retail Notes serviced by NFC had the benefit of Dealer Liability. The Prospectus sets forth an explanation of the extent, terms and effect of Dealer Liability and the basis on which the delinquency, repossession and net loss numbers set forth below have been calculated. There can be no assurance that the delinquency, repossession and net loss experience on any Receivables Pool will be comparable to that set forth below or to any similar information contained in any related Prospectus Supplement. Due to rounding, the amounts shown for NFC and NITC separately in this table may not add to the amount shown for NFC and NITC combined.

                                                                                                       Six Months
                                                                 Year Ended October 31,              Ended April 30,
                                                     ----------------------------------------------  ----------------
                                                       1993     1994     1995    1996(1)     1997     1997     1998
                                                     --------  -------  -------  -------    -------  -------  -------
                                                                             ($ in millions)
Gross Balance Outstanding at end of Period.........  $ 1,437   $1,653   $2,073   $2,282     $2,282   $2,216   $2,319
Gross Balance Past Due as a Percentage of Gross
  Balance Outstanding at end of Period
    31-60 days.....................................     0.67%    0.41%    2.43%    1.99%      2.42%    3.33%    2.67%
    over 60 days...................................     0.09%    0.06%    0.09%    0.30%      0.60%    0.73%    0.67%
Average Gross Balance of Retail Notes
    (13 month average).............................  $ 1,341   $1,515   $1,809   $2,204     $2,245   $2,242   $2,268
Net Losses (recoveries):
    NFC............................................  $  (0.1)  $  0.6   $  0.3   $  5.0     $  2.1   $  0.8   $  1.3
    NITC...........................................      4.8      0.6      0.6      9.5        3.9      2.3      2.3
                                                     --------  -------  -------  -------    -------  -------  -------
Combined...........................................  $   4.7   $  1.2   $  0.9   $ 14.5     $  6.0   $  3.1   $  3.6
Liquidations minus Net Losses......................  $   713   $  790   $  833   $1,002     $1,083   $  539   $  591
Net Losses (recoveries) as a Percentage of
  Liquidations minus Net Losses:
    NFC............................................    (0.01)%   0.08%    0.04%    0.50%      0.19%    0.14%    0.22%
    NITC...........................................     0.67%    0.07%    0.07%    0.95%      0.36%    0.43%    0.39%
                                                     --------  -------  -------  -------    -------  -------  -------
    Combined.......................................     0.66%    0.15%    0.11%    1.45%      0.55%    0.57%    0.61%
Net Losses (recoveries) as  Percentage of Average
  Gross Balance (2):
    NFC............................................     0.00%    0.04%    0.02%    0.23%      0.09%    0.07%    0.11%
    NITC...........................................     0.35%    0.04%    0.03%    0.43%      0.18%    0.21%    0.20%
                                                     --------  -------  -------  -------    -------  -------  -------
    Combined.......................................     0.35%    0.08%    0.05%    0.66%      0.27%    0.28%    0.31%
Repossessions as a Percentage of Average Gross
  Balance (2)......................................     1.95%    0.97%    0.92%    3.15%      2.01%    2.01%    2.19%

-----------------
(1) The information presented herein for the year ended October 31, 1996 includes the effect of the bankruptcy of one of NFC's largest obligors, with obligations under Retail Notes covering approximately 720 vehicles. As adjusted to eliminate the impact of that obligor's bankruptcy, the Combined Net Losses, Combined Net Losses as a Percentage of Liquidations minus Net Losses, Combined Net Losses as a Percentage of Average Gross Balance and Repossessions as a Percentage of Average Gross Balance for the year ended October 31, 1996 would have been $4.0 million, 0.39%, 0.18% and 1.64%, respectively.

(2)  April 30 figures have been annualized.

     For purposes of the table set forth above and the following discussion, "Gross Balance" means, with respect to a Retail Note as of a specified date, the sum of the unpaid principal balance as of such date and, for Retail Notes classified by the Servicer as "finance charge-included contracts," the finance charges included in the payments due on or after such date; "Gross Balance Past Due" means the Gross Balance for all Retail Notes that have installments past due by the indicated number of days; "Liquidations" means, with respect to the related period, the Gross Balance of Retail Notes outstanding at the beginning of the period plus the Gross Balance of Retail Notes acquired during the period, minus the Gross Balance of Retail Notes outstanding at the end of the period; and "Net Losses" means, with respect to all Retail Notes written off during the period, the sum of unpaid principal plus accrued and unpaid interest at the time of repossession of the truck(s), bus(es) or trailer(s) securing all such written-off Retail Notes, net of all recoveries with respect to such Retail Notes.

     Dealer Liability. Retail Notes originated by NFC financing vehicles sold by NITC dealers may contain an obligation of the dealer to pay NFC an amount equal to a percentage of the unpaid principal balance of a defaulted Retail Note if NFC repossesses the vehicle within a specified time. The extent of a particular dealer's obligation is adjusted based on several factors, including the amount of Retail Notes originated by the dealer which are significantly past due, a limitation of the dealer's liability for any single customer, whether the Financed Vehicle was new or used, and participation by the dealer in a limited liability program with NFC. Under current market conditions, in most instances NFC waives the requirement that a dealer have Dealer Liability with respect to a Retail Note, and most Retail Notes are nonrecourse to the related dealer. After NFC repossesses a vehicle, the dealer who originally sold the vehicle may elect either to repurchase the vehicle for the unpaid principal balance of the Retail Note, or to pay the applicable amount. For purposes hereof, all of the NITC dealers' obligations described in this paragraph are referred to as "Dealer Liability." The extent and terms of Dealer Liability are subject to change as market conditions may require. In the event of a dealer's bankruptcy, a bankruptcy trustee might attempt to characterize such dealer's sales of Retail Notes to NFC subject to the related Dealer Liability as loans to the dealer secured by the Retail Notes. Such an attempt, if successful, could result in payment delays or losses on the affected Receivables.

     NITC Purchase Obligations. If NFC repossesses a vehicle within 180 days of default (or longer in certain limited circumstances) an agreement between NFC and NITC obligates NITC to purchase (i) new vehicles which were originally sold by NITC dealers and financed by Retail Notes, (ii) certain used vehicles sold by dealers under programs announced by NITC from time to time and financed by Retail Notes and (iii) new and used vehicles which were originally sold by NITC and which secure Retail Notes, in each case for the unpaid principal balance of the related defaulted Receivable net of the Limited Liability Amount for such Retail Note ("NITC Purchase Obligations"). The "Limited Liability Amount" with respect to any Retail Note is generally equal to the Dealer Liability with respect to such Retail Note, if any, or if NFC has waived the requirement that the related dealer have Dealer Liability with respect to a Retail Note, the amount of Dealer Liability that would have been associated with such Retail Note but for such waiver. NITC resells such vehicles in accordance with its customary procedures. The foregoing NITC Purchase Obligations in any fiscal year are limited to the extent that NITC's aggregate losses upon resale of such repossessed Financed Vehicles in such year equal either (a) 10.0 percent of liquidations by NFC of all outstanding Retail Notes which NFC, the Seller or certain of NFC's affiliates own or in which they have an economic interest during such fiscal year, or (b) if the Gross Balance minus unearned interest of Retail Notes acquired by NFC during such fiscal year is less than $50,000,000, then 10.0 percent of the Gross Balance at the beginning of such fiscal year of all Retail Notes which NFC, the Seller or such affiliates own or in which they have an economic interest. The agreement between NFC and NITC providing for NITC Purchase Obligations may be amended from time to time. Such an amendment could, among other things, (i) modify the NITC Purchase Obligations relating to Receivables then outstanding or (ii) otherwise modify, limit or eliminate the NITC Purchase Obligations. The rights under the agreement providing for the NITC Purchase Obligations are personal to NFC, and only the proceeds of such rights will be assigned to the Seller and the Trust pursuant to the related Transfer and Servicing Agreements. The Seller and the Trust will not be third-party beneficiaries of such rights and, accordingly, such rights will not be exercisable by, enforceable by or for the benefit of, or preserved for the benefit of, the Seller or the Trust.

     The NFC net loss figures set forth above reflect the fact that NFC had the benefit of Dealer Liability or NITC Purchase Obligations, or both ("Loss Protection") on a substantial portion of its Retail Notes. NFC applies the same underwriting standards to the acquisition of Retail Notes without regard to whether Loss Protection is provided. Based on its experience, NFC believes that there is no material difference between the rates of delinquency and repossession on Retail Notes with Loss Protection as compared to Retail Notes without Loss Protection. However, NFC's net loss experience on Retail Notes without Loss Protection is higher than that on Retail Notes with Loss Protection because of the payments made to NFC by the Dealers and NITC.

Year 2000

NFC and each of its subsidiaries, including the Seller, have identified all significant information technology ("IT") applications that will require remediation, which in some cases will involve the replacement of systems, to ensure Year 2000 compliance. Internal and external resources are being used to make the required modifications and to test for Year 2000 compliance. NFC plans to complete the modifications and testing process of all significant IT systems by August 1999, which is prior to any anticipated impact on its operating systems.

As of October 1, 1998 NFC believes it has remediated approximately 55% of its non-compliant IT systems. Total costs connected with the remediation of NFC's significant IT systems during 1997 and 1998 totaled $1.1 million and $3.7 million, respectively. Estimated future costs total $2.5 million. Approximately 25% of the total costs, representing investment in new IT systems, will be capitalized and depreciated over three to five years. The total cost of the Year 2000 project has not had nor is it anticipated to have a material impact on NFC's financial position or results of operations and will be funded through operating cash flows.

While certain aspects of NFC's businesses could operate on a manual basis for a period of time, in the event Year 2000 compliance for its significant IT systems is not reached, NFC believes that it would be unable to sustain its current level of performance and customer service. NFC is therefore committed to taking all appropriate actions to achieve Year 2000 compliance for its significant IT systems before the millennium change date. NFC has developed a detailed plan, which includes an anticipated remediation completion date for each significant IT system and a scheduled overall completion date of August 1999. Management reviews the progress under the action plan on a weekly basis. Whenever management concludes a material risk exists that a significant IT system will not be remediated by the scheduled overall completion date, a contingency plan is developed.

NFC has initiated formal communications with all significant third party suppliers which provide operational support and non-IT systems to determine the extent to which it would be vulnerable in the event that one or more of those third parties fail to remediate their own Year 2000 issues. NFC has received assurances from its significant suppliers of cash management services that they will be able to operate in the year 2000 and beyond without interruption in service. While NFC believes that it does not have significant exposure to other significant suppliers' Year 2000 problems, it is seeking compliance assurances from such other significant suppliers.

The costs of the project and the date on which NFC believes it will complete the Year 2000 remediation are based on management's best estimates, which were derived utilizing numerous assumptions of future events, including the continued availability of certain resources, third party modification plans and other factors. However, there can be no guarantee that these estimates will be achieved and actual results could differ materially from those anticipated. Specific factors that might cause such material differences include, but are not limited to, the availability and cost of qualified personnel, the ability to locate and correct all relevant computer codes and similar uncertainties.

                                   THE NOTES

GENERAL

The Notes will be issued pursuant to the terms of an Indenture to be dated as of the Closing Date between the Trust and the Indenture Trustee (as amended and supplemented from time to time, the "INDENTURE"), a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus Supplement and the Prospectus form a part. A copy of the Indenture will be available from the Seller upon request to holders of Notes and will be filed with the Commission following the issuance of the Notes. The following summary describes certain terms of the Notes and the Indenture. The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Notes, the Indenture and the Prospectus. Where particular provisions or terms used in the Indenture are referred to, the actual provisions (including definitions of
terms) are incorporated by reference as part of such summary.                , a
           , will be the Indenture Trustee.

For each class of Notes, the "INTEREST RATE" and the "FINAL SCHEDULED DISTRIBUTION DATE" will be as set forth below.

                                                    INTEREST
                                                    RATE (PER   FINAL SCHEDULED
                                                     ANNUM)    DISTRIBUTION DATE
                                                    ---------  -----------------
      Class A Notes................................         %
      Class B Notes................................         %

PAYMENTS OF INTEREST

Interest on the unpaid principal balance of each class of Notes will accrue at the applicable Interest Rate and will be payable monthly on each Distribution
Date commencing      ; provided, however, that interest on the Class B Notes
will not be paid on any Distribution Date until all accrued interest due and payable on the Class A Notes on such Distribution Date has been paid in full. After an Event of Default resulting from the failure to make a payment on the Notes or the insolvency of the Issuer and acceleration of the Notes, no interest will be payable on the Class B Notes until all principal of and interest on the Class A Notes has been paid in full. Interest on the Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. All references in the Prospectus to "Payment Date" or "Payment Dates" shall be deemed references to "Distribution Date" or "Distribution Dates," as applicable, for purposes of this Prospectus Supplement.

PAYMENTS OF PRINCIPAL

Subject to the subordination provisions described in the following two paragraphs, principal of the Class A Notes and the Class B Notes will be
payable on each Distribution Date in an amount equal to    % and    %
respectively, of the Principal Payment Amount for such Distribution Date. The "PRINCIPAL PAYMENT AMOUNT" for each Distribution Date will equal the lesser of
(x) the Noteholders' Principal Distributable Amount for such Distribution Date and (y) the excess, if any, of the Total Available Amount for such Distribution Date over the sum of the Total Servicing Fee, the Aggregate Class A Noteholders' Interest Distributable Amount and the Class B Noteholders' Interest Distributable Amount for each Distribution Date.

If the amount on deposit in the Reserve Account on any Distribution Date would be, after giving effect to the distribution of the Principal Payment Amount,
less than    % of the Initial Aggregate Receivables Balance, then the principal of the Class A Notes will be payable in an amount equal to 100% of the Principal Payment Amount and no principal of the Class B Notes will be paid on any Distribution Date thereafter until either the Class A Notes are paid in full or the amount on deposit in the Reserve Account equals or exceeds the Specified Reserve Account Balance.

Also, if an Event of Default occurs and the Notes are declared immediately due and payable, the principal of the Class A Notes will be payable in an amount equal to 100% of the Principal Payment Amount and no principal of the Class B Notes will be paid on any Distribution Date thereafter until the Class A Notes are paid in full. Thereafter, the principal of the Class B Notes will be payable in an amount equal to 100% of the Principal Payment Amount on each Distribution Date until the Class B Notes are paid in full.

REDEMPTION

If the Servicer exercises its option to purchase the Receivables on any Distribution Date on or after the date on which the Aggregate Receivables Balance declines to 10% or less of the sum of the Initial Aggregate Receivables Balance, the Notes will be redeemed in whole, but not in part, at a redemption price equal to the unpaid principal amount of the Notes, plus accrued and unpaid interest thereon.

PARITY AND PRIORITY OF NOTES

Distribution of principal and interest payments on the Notes will be made in accordance with the priorities described in "--Payments of Interest" and "Payments of Principal" above.

VOTING RIGHTS

To the extent the Prospectus specifies certain circumstances under which the consent, approval, direction, or request of a specified percentage in principal amount of the outstanding Notes must be obtained, given or made, or under which such a specified percentage are permitted to take an action or give a notice, then such consent, approval, direction, request, action or notice shall be valid only if the holders of such specified percentage in principal amount of
(a) all the outstanding Class A Notes and Class B Notes voting together as a single class and (b) the outstanding Class A Notes voting as a single class have voted to give such consent, approval, direction, request or notice, or take such action.

                     THE TRANSFER AND SERVICING AGREEMENTS

The following summary describes certain terms of the Transfer and Servicing Agreements. Forms of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement of which this Prospectus Supplement and the Prospectus form a part. A copy of the Transfer and Servicing Agreements will be available from the Seller upon request to Noteholders. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Transfer and Servicing Agreements and the Prospectus. Where particular provisions or terms used in the Transfer and Servicing Agreements are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of such summary.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

On each Distribution Date, the Servicer will be entitled to receive the Total Servicing Fee, which consists of the Basic Servicing Fee for the related Monthly Period and any unpaid Basic Servicing Fees from prior Distribution Dates. In addition, the Servicer will receive any Supplemental Servicing Fees. The Basic Servicing Fee Rate will be 1% per annum.

DISTRIBUTIONS

Unless the Servicer satisfies the conditions for monthly remittances described in "The Transfer and Servicing Agreements--Collections" in the Prospectus, it will transfer all collections on the Receivables (including all Prepayments) to the Collection Account within two Business Days of receipt thereof. The Indenture Trustee will make distributions to the Note Distribution Account out of the amounts on deposit in the Collection Account. The amount to be distributed to the Note Distribution Account will be determined in the manner described below.

Determination of Available Amounts. The "TOTAL AVAILABLE AMOUNT" for a Distribution Date will be the sum of the Available Amount and all cash or other immediately available funds on deposit in the Reserve Account immediately prior to such Distribution Date. See "The Transfer and Servicing Agreements-- Distributions; Determination of Available Amount" in the Prospectus.

Monthly Withdrawals and Deposits. On or before the day that is two Business Days prior to each Distribution Date, the Servicer will calculate, with respect to the preceding Monthly Period and the related Distribution Date, the Total Available Amount, Collected Interest, Collected Principal, the Total Servicing Fee, the Aggregate Class A Noteholders' Interest Distributable Amount, the Class B Noteholders' Interest Distributable Amount, the Noteholders' Principal Distributable Amount and certain other items. Based on such calculations, the Servicer will deliver to the Indenture Trustee a certificate specifying such amounts and instructing the Indenture Trustee to make withdrawals, deposits and payments of the following amounts on the day preceding such Distribution Date:

  (i) the amount, if any, to be withdrawn from the Reserve Account and deposited in the Collection Account;

  (ii) the amounts to be withdrawn from the Collection Account and paid to the Servicer in respect of reimbursement of Outstanding Monthly Advances and payments in respect of Liquidation Expenses with respect to Receivables which became Liquidating Receivables during the related Monthly Period (and any unpaid Liquidation Expenses from prior periods);

  (iii) the amount to be withdrawn from the Collection Account and paid to the Servicer in respect of the Total Servicing Fee for such Distribution Date;

  (iv) the amounts to be withdrawn from the Collection Account in respect of the Aggregate Class A Noteholders' Interest Distributable Amount, the Class B Noteholders' Interest Distributable Amount and the Noteholders' Principal Distributable Amount and deposited in the Note Distribution Account for payment to Noteholders on such Distribution Date;

  (v) the amount, if any, to be withdrawn from the Collection Account and deposited in the Reserve Account; and

  (vi) the amount, if any, to be withdrawn from the Reserve Account and paid to the Certificateholders.

The amount, if any, to be withdrawn from the Reserve Account and deposited to the Collection Account on the day preceding any Distribution Date as specified in clause (i) above will be the lesser of (i) the amount of cash or other immediately available funds therein on the day preceding such Distribution Date and (ii) the amount, if any, by which (a) the sum of the Total Servicing Fee, the Aggregate Class A Noteholders' Interest Distributable Amount, the Class B Noteholders' Interest Distributable Amount and the Noteholders' Principal Distributable Amount exceeds (b) the Available Amount for such Distribution Date. The amount, if any, to be withdrawn from the Reserve Account and paid to the Certificateholders as specified in clause (vi) above will equal the amount, if any, by which the amount on deposit in the Reserve Account after all other deposits and withdrawals on the day preceding such Distribution Date exceeds the Specified Reserve Account Balance for such Distribution Date.

Priorities for Withdrawals from Collection Account. Withdrawals of funds from the Collection Account on the day preceding a Distribution Date will be made first for reimbursements of Outstanding Monthly Advances and payments in respect of Liquidation Expenses. Thereafter, withdrawals of funds from the Collection Account will be made for application as described in clauses (iii) and (iv) under "Distributions--Monthly Withdrawals and Deposits" above, but only to the extent of the Total Available Amount allocated to such application for such Distribution Date. In calculating the amounts which can be withdrawn from the Collection Account and applied as specified in such clauses (iii) and
(iv), the Indenture Trustee, at the direction of the Servicer, will allocate the Total Available Amount in the following order of priority:

  (i) the Total Servicing Fee;

  (ii) the Aggregate Class A Noteholders' Interest Distributable Amount;

  (iii) the Class B Noteholders' Interest Distributable Amount; and

  (iv) the Noteholders' Principal Distributable Amount.

Notwithstanding the foregoing, at any time that the Class A Notes have not been paid in full and the principal balance of the Notes has been declared due and payable following the occurrence of an Event of Default resulting from the failure to make a payment on the Notes or the insolvency of the Issuer, until such time as the Class A Notes have been paid in full, no payments will be made on the Class B Notes. Any such amounts otherwise payable on the Class B Notes will be distributed instead as payments of principal on the Class A Notes.

"AGGREGATE CLASS A NOTEHOLDERS' INTEREST DISTRIBUTABLE AMOUNT" means, with respect to any Distribution Date, the sum of the Class A Noteholders' Interest Distributable Amount and the Class A Noteholders' Interest Carryover Shortfall as of the preceding Distribution Date.

"CLASS A NOTEHOLDERS' INTEREST CARRYOVER SHORTFALL" means, as of the close of any Distribution Date, the excess of the Aggregate Class A Noteholders' Interest Distributable Amount for such Distribution Date over the amount that was actually deposited in the Note Distribution Account on the day preceding such current Distribution Date in respect of interest on the Class A Notes.

"CLASS A NOTEHOLDERS' INTEREST DISTRIBUTABLE AMOUNT" means, with respect to any Distribution Date, the product of (i) the outstanding principal balance of the Class A Notes on the preceding Distribution Date after giving effect to all payments of principal in respect of the

Class A Notes on such preceding Distribution Date (or, in the case of the first Distribution Date, the outstanding principal balance on the Closing Date) and
(ii) the product of the Interest Rate for the Class A Notes and a fraction, the numerator of which is 30, and the denominator of which is 360 (but, in the case of the first Distribution Date, pro-rated for the number of days from the Closing Date to but excluding such Distribution Date).

"CLASS B NOTEHOLDERS' INTEREST CARRYOVER SHORTFALL" means, as of the close of any Distribution Date, the excess of the Class B Noteholders' Interest Distributable Amount for such Distribution Date over the amount that was actually deposited in the Note Distribution Account on the day preceding such current Distribution Date in respect of interest on the Class B Notes.

"CLASS B NOTEHOLDERS' INTEREST DISTRIBUTABLE AMOUNT" means, with respect to any Distribution Date, the sum of (i) the Class B Noteholders' Monthly Interest Distributable Amount for such Distribution Date and (ii) the Class B Noteholders' Interest Carryover Shortfall as of the preceding Distribution Date.

"CLASS B NOTEHOLDERS' MONTHLY INTEREST DISTRIBUTABLE AMOUNT" means, with respect to any Distribution Date, the product of (i) the outstanding principal balance of the Class B Notes on the preceding Distribution Date after giving effect to all payments of principal in respect of the Class B Notes on such preceding Distribution Date (or, in the case of the first Distribution Date, the outstanding principal balance on the Closing Date) and (ii) the product of the Interest Rate for the Class B Notes and a fraction, the numerator of which is 30, and the denominator of which is 360 (but, in the case of the first Distribution Date, pro-rated for the number of days from the Closing Date to but excluding such Distribution Date).

"NOTEHOLDERS' PRINCIPAL CARRYOVER SHORTFALL" means, for any Distribution Date, the excess, if any, of the Noteholders' Principal Distributable Amount for such Distribution Date over the amount actually deposited in the Note Distribution Account for such Distribution Date in respect of principal.

"NOTEHOLDERS' PRINCIPAL DISTRIBUTABLE AMOUNT" means, for any Distribution Date, the sum of (i) the Principal Distributable Amount for such Distribution Date,
(ii) the Noteholders' Principal Carryover Shortfall for the immediately preceding Distribution Date and (iii) on the Final Scheduled Distribution Date, the amount necessary to reduce the outstanding principal balance of the Notes to zero.

"PRINCIPAL DISTRIBUTABLE AMOUNT" means, with respect to any Distribution Date, the sum of the following items: (a) the principal portion of all Scheduled Payments due with respect to the related Monthly Period on Receivables held by the Trust (other than Liquidating Receivables), (b) the principal portion of all Prepayments received during the related Monthly Period (except to the extent included in (a) above) and (c) the Receivable Balance of each Receivable that the Servicer purchased, the Seller repurchased or that became a Liquidating Receivable during the related Monthly Period (except to the extent included in (a) or (b) above).

On each Distribution Date, all amounts on deposit in the Note Distribution Account will be distributed to the Noteholders.

RESERVE ACCOUNT

Pursuant to the Pooling and Servicing Agreement, the Seller will establish the Reserve Account with the Indenture Trustee. The Reserve Account will be funded
on the Closing Date by a deposit by the Seller of $        of cash or eligible
investments, which amount is equal to    % of the Initial Aggregate Receivables
Balance (the "RESERVE ACCOUNT INITIAL DEPOSIT"). If on the day preceding any Distribution Date the amount on deposit in the Reserve Account is less than the Specified Reserve Account Balance, an amount equal to the lesser of such insufficiency and the Available Amount remaining with respect to such Distribution Date after the payment of the Total Servicing Fee and the deposit of the Aggregate Class A Noteholders' Interest Distributable Amount, the Class B Noteholders' Interest Distributable Amount and the Noteholders' Principal Distributable Amount in the Note Distribution Account (see "Distributions-- Monthly Withdrawals and Deposits") shall be deposited in the Reserve Account.

"SPECIFIED RESERVE ACCOUNT BALANCE" with respect to any Distribution Date means the lesser of (i) the aggregate Note Principal Balance for all classes of Notes as of such Distribution Date, and (ii) the greater of:

  (a) % of the Aggregate Receivables Balance as of the close of business on the last day of the related Monthly Period, except that if on any Distribution Date (i) the product (expressed as a percentage) of (A) twelve and (B) a fraction, the numerator of which is equal to the sum of the Aggregate Losses plus Liquidation Proceeds for each of the Monthly Periods which are the fifth, fourth and third Monthly Periods preceding the Monthly Period related to such Distribution Date, minus the sum of the Liquidation Proceeds for the Monthly Periods which are the first, second and third Monthly Periods preceding the Monthly Period related to such Distribution Date, and the denominator of which is the sum of the Remaining Gross Balances of all outstanding Receivables as of the last day of each of the sixth, fifth and fourth Monthly Periods preceding the
  Monthly Period related to such Distribution Date, exceeds    % or (ii) the
  average of the Delinquency Percentages for the preceding three months
  exceeds    %, then the percentage of the Aggregate Receivables Balance referred to in this clause (a) shall be equal to 10%; and

  (b)    % of the Initial Aggregate Receivables Balance.

If the amount on deposit in the Reserve Account on any Distribution Date (after giving effect to all deposits or withdrawals therefrom on the day preceding such Distribution Date) is greater than the Specified Reserve Account Balance for such Distribution Date, subject to certain limitations, the Servicer will instruct the Indenture Trustee to distribute the amount of the excess to the Certificateholders. Upon any distribution to the Certificateholders of amounts from the Reserve Account, the Noteholders will not have any rights in, or claims to, such amounts. The initial Certificateholders may at any time, without consent of the Noteholders, sell, transfer, convey or assign in any manner its rights to and interests in distributions from the Reserve Account, including interest earnings thereon, provided that certain conditions are satisfied, including: (i) such action will not result in a reduction or withdrawal of the rating of any class of the Notes, (ii) the Certificateholders provide to the Owner Trustee and the Indenture Trustee an opinion of independent counsel that such action will not cause the Trust to be treated as an association (or publicly traded partnership) taxable as a corporation for Federal income tax purposes, and (iii) such transferee or assignee agrees to take positions for tax purposes consistent with the tax positions agreed to be taken by the Certificateholders.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

In the opinion of Tax Counsel, for federal income tax purposes, the Notes will be characterized as debt. Each Noteholder, by acceptance of a Note, agrees to treat the Notes as indebtedness.

The Trust will be a Tax Partnership. A Tax Partnership is described in the Prospectus as a trust which issues Certificates (including Strip Certificates) and Strip Notes, representing interests in a trust fund which the Seller, the Servicer and the applicable holders will agree to treat as equity interests in partnership. The term Tax Partnership is hereby modified to include a trust which has its equity interests owned solely by the Seller and is treated as a division or branch of the Seller for federal income tax purposes. As such a division or branch, the Trust's assets will be part of the Seller, which is a taxable entity. However, the Indenture Trustee, on behalf of the Noteholders, holds a perfected, first priority security interest in the Receivables. Such priority should protect the Noteholders against claims made against the Trust or the Seller by taxing authorities.

                              ERISA CONSIDERATIONS

Although there is little guidance on the subject, the Seller believes the Notes should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. Therefore, the Notes are available for investment by a Benefit Plan, subject to a determination by such Benefit Plan's fiduciary that the Notes are suitable investments for such Benefit Plan under ERISA and the Code. For additional information regarding treatment of the Notes under ERISA, see "ERISA Considerations" in the Prospectus.

                                  UNDERWRITING

Subject to the terms and conditions set forth in the Underwriting Agreement, the Seller has agreed to sell to each of the Underwriters named below, and each of the Underwriters has severally agreed to purchase from the Seller, the principal amount of Notes set forth opposite its name below:

                                                          AGGREGATE PRINCIPAL
                                                                AMOUNT
                                                            TO BE PURCHASED
                                                       -------------------------
                                                         CLASS A      CLASS B
                                                          NOTES        NOTES
                                                       ------------ ------------
                                                       $            $
                                                       ------------ ------------
        Total......................................... $            $
                                                       ============ ============

The Seller has been advised by the Underwriters that they propose initially to offer the Notes to the public at the prices set forth on the cover page hereof, and to certain dealers at such prices less a selling concession not in excess of the percentage set forth below for each class of Notes. The Underwriters may allow, and such dealers may reallow to certain other dealers, a subsequent concession not in excess of the percentage set forth below for each class of securities. After the initial public offering, the public offering price and such concessions may be changed.

                                                                     Selling
                                                                   Concession     Reallowance
                                                                   ----------     -----------
      Class A Notes...............................................          %               %
      Class B Notes...............................................          %               %

The Seller has agreed not to offer for sale, sell, contract to sell or otherwise dispose of, directly or indirectly, or file a registration statement for, or announce any offering of, any securities collateralized by, or evidencing an ownership interest in, a pool of Retail Notes (other than the Securities) for a period of 30 days from the date of this Prospectus Supplement, without the prior written consent of the Underwriters.

                  (the "MANAGER"), on behalf of the Underwriters, may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the Notes in accordance with Regulation M under the Exchange Act. Over-allotment transactions involve syndicate sales in excess of the offering size which creates a syndicate short position. Stabilizing transactions permit bids to purchase the Notes so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the Manager to reclaim a selling concession from a syndicate member when the Notes originally sold by such syndicate member are purchased in a syndicate covering transaction. Such over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause prices of the Notes to be higher than they would otherwise be in the absence of such transactions. Neither the Trust nor any of the Underwriters represent that the Manager will engage in any such transactions nor that such transactions, once commenced, will not be discontinued without notice.

                                 LEGAL OPINIONS

In addition to the legal opinions described in the Prospectus, certain legal matters relating to the Notes will be passed upon for the Underwriters by
      .

                                 INDEX OF TERMS

Set forth below is a list of the capitalized terms defined in this Prospectus Supplement and the pages on which the definitions of such terms may be found herein. Certain capitalized terms used but not otherwise defined herein shall have the meanings assigned such terms in the Prospectus.

Aggregate Class A Noteholders' Interest Distributable Amount............... S-16
Certificates...............................................................  S-1
Class A Noteholders' Interest Carryover Shortfall.......................... S-16
Class A Noteholders' Interest Distributable Amount......................... S-16
Class A Notes..............................................................  S-3
Class B Noteholders' Interest Carryover Shortfall.......................... S-17
Class B Noteholders' Interest Distributable Amount......................... S-17
Class B Noteholders' Monthly Interest Distributable Amount................. S-17
Class B Notes..............................................................  S-3
Closing Date...............................................................  S-1
Cutoff Date................................................................  S-3
Dealer Liability........................................................... S-12
Distribution Date..........................................................  S-2
DTC........................................................................  S-1
Final Scheduled Distribution Date.......................................... S-13
Gross Balance.............................................................. S-12
Gross Balance Past Due..................................................... S-12
Indenture.................................................................. S-12
Interest Rate.............................................................. S-13
Issuer.....................................................................  S-1
IT......................................................................... S-12
Limited Liability Amount................................................... S-12
Liquidations............................................................... S-12
Loss Protection............................................................ S-12
Manager.................................................................... S-20
Net Losses................................................................. S-12
NFC........................................................................  S-8
NITC Purchase Obligations.................................................. S-12
Noteholders' Principal Carryover Shortfall................................. S-17
Noteholders' Principal Distributable Amount................................ S-17
Notes......................................................................  S-1
Owner Trust Agreement......................................................  S-9
Principal Distributable Amount............................................. S-17
Principal Payment Amount................................................... S-13
Reserve Account Initial Deposit............................................ S-18
Securities.................................................................  S-1
Specified Reserve Account Balance.......................................... S-18
Total Available Amount..................................................... S-15
TRIP.......................................................................  S-9
Trust......................................................................  S-1

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+ Information contained herein is subject to completion or amendment. A        +
+ registration statement relating to these securities has been filed with the + + Securities and Exchange Commission. These securities may not be sold nor may +
+ offers to buy be accepted prior to the time the registration statement       +
+ becomes effective. This prospectus shall not constitute an offer to sell or + + the solicitation of an offer to buy nor shall there be any sale of these + + securities in any state in which such offer, solicitation or sale would be + + unlawful prior to registration or qualification under the securities laws of +
+ any such state.                                                              +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                 SUBJECT TO COMPLETION, DATED DECEMBER 4, 1998
PROSPECTUS

               Navistar Financial Retail Receivables Asset Trusts
                               Asset Backed Notes
                           Asset Backed Certificates

                               ----------------

               Navistar Financial Retail Receivables Corporation
                                     Seller

                               ----------------

                         Navistar Financial Corporation
                                    Servicer

                               ----------------

     The Asset Backed Notes (the "Notes") and the Asset Backed Certificates (the "Certificates" and, collectively with the Notes, the "Securities") described herein may be sold from time to time in one or more series, in amounts, at prices and on terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (a "Prospectus Supplement"). The Securities of each series will be issued by a trust formed under the common law (each, a "Trust"), as set forth in the related Prospectus Supplement. If the series of Securities issued by a Trust includes one or more classes of Notes and one or more classes of Certificates ("Owner Certificates" and, collectively with the Notes, the "Owner Securities"), then the Trust will be referred to herein as an "Owner Trust." With respect to any series of Securities of an Owner Trust, the applicable Prospectus Supplement will specify which classes of Notes or Certificates, if any, of such series will be offered hereby. If the series of Certificates issued by a Trust consists solely of two classes of Certificates, the Class A Certificates (the "Class A Certificates") and the Class B Certificates (the "Class B Certificates" and, collectively with the Class A Certificates, the "Grantor Certificates"), then the Trust will be referred to herein as a "Grantor Trust." With respect to any Grantor Trust, only the Class A Certificates will be offered hereby and by the related Prospectus Supplement.

     The property of each Trust will include a pool of commercial retail loans evidenced by notes secured by new and used medium and heavy duty trucks, buses and trailers (the "Receivables"), certain monies due or received thereunder on and after the Cutoff Date set forth in the related Prospectus Supplement, security interests in the vehicles financed thereby and certain other property.

                                                        (continued on next page)
                               ----------------
Prospective investors should consider, among other things, the information set forth under the heading "Risk Factors" beginning on page 12.
                               ----------------
EXCEPT AS OTHERWISE PROVIDED IN THE RELATED PROSPECTUS SUPPLEMENT, PROCEEDS OF THE ASSETS OF THE TRUST FOR ANY SERIES OF SECURITIES AND AMOUNTS ON DEPOSIT IN THE RESERVE ACCOUNT OR THE SUBORDINATION SPREAD ACCOUNT, AS APPLICABLE, ARE THE ONLY SOURCES OF PAYMENTS ON SECURITIES FOR SUCH SERIES. THE SECURITIES WILL NOT REPRESENT AN INTEREST IN OR OBLIGATION OF, AND ARE NOT INSURED OR GUARANTEED BY, NAVISTAR FINANCIAL CORPORATION, NAVISTAR FINANCIAL RETAIL RECEIVABLES CORPORATION, ANY OTHER TRUST OR ANY OF THEIR RESPECTIVE AFFILIATES, EXCEPT AS SET FORTH IN THE RELATED PROSPECTUS SUPPLEMENT.
                               ----------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of securities offered hereby unless accompanied by a Prospectus Supplement.

          The date of this Prospectus is                      , 1998.

(continued from previous page)

     In addition, if so specified in the related Prospectus Supplement, the property of the Owner Trust will include monies on deposit in a trust account (the "Pre-Funding Account") to be established with the Indenture Trustee, which will be used to purchase additional retail loans evidenced by notes secured by, new and used medium and heavy duty trucks, buses and trailers(the "Subsequent Receivables") and related property from Navistar Financial Retail Receivables Corporation (the "Seller") from time to time during a period specified in the related Prospectus Supplement (the "Funding Period"). References herein to Receivables in respect of any Owner Trust, the property of which will include a Pre-Funding Account, shall include the Subsequent Receivables acquired with funds on deposit therein. Each Owner Trust will be formed pursuant to a Trust Agreement (an "Owner Trust Agreement") to be entered into between Navistar Financial Retail Receivables Corporation, as Seller (the "Seller"), and the Owner Trustee specified in the related Prospectus Supplement (the "Owner Trustee").

     Each Grantor Trust will be formed pursuant to a Pooling and Servicing Agreement which incorporates the Navistar Financial Grantor Trust Standard Terms and Conditions of Agreement (together, a "Grantor Trust Pooling and Servicing Agreement" or a "Pooling and Servicing Agreement") to be entered into among the Seller, Navistar Financial Corporation, as Servicer (the "Servicer"), and the Grantor Trustee specified in the related Prospectus Supplement (the "Grantor Trustee"; the Owner Trustee and the Grantor Trustee are each sometimes referred to as a "Trustee"). In the case of an Owner Trust, the Notes of each series will be issued and secured pursuant to an Indenture (the "Indenture") between the Owner Trustee and the Indenture Trustee specified in the related Prospectus Supplement (the "Indenture Trustee").

     With respect to each Owner Trust, the right of each class of Owner Securities to receive payments may be senior or subordinate to the rights of one or more of the other classes of such series. A series of Owner Securities may include two or more classes of Notes or Owner Certificates which differ as to the timing and priority of payment, interest rate or amount of distributions in respect of principal or Certificate Balance, as applicable, or interest or both. A series of Owner Securities may include one or more classes of Notes or Owner Certificates entitled to (i) principal payments or distributions in respect of Certificate Balance, with disproportionate, nominal or no interest distributions, or (ii) interest distributions, with disproportionate, nominal or no principal payments or distributions in respect of Certificate Balance. Distributions on Owner Certificates of a series will be subordinated in priority to payments due on the related Notes to the extent described herein and in the related Prospectus Supplement. The Owner Certificates of any series will represent fractional undivided ownership interests in the related Owner Trust.

     With respect to each Grantor Trust, the rights of Class B Certificateholders to receive distributions will be subordinated to the rights of the related Class A Certificateholders to the extent described herein and in the related Prospectus Supplement. The Class A Certificates of any series will represent fractional undivided ownership interests equal in the aggregate to the Class A Percentage (as defined in the related Prospectus Supplement) of the related Grantor Trust.

     Except as otherwise provided in the related Prospectus Supplement, the only obligations of the Seller or of Navistar Financial Corporation as originator of Receivables with respect to a series of Securities will be pursuant to certain representations and warranties made by such party. Navistar Financial Corporation will be the Servicer for each series. The obligations of the Servicer will be limited to its contractual servicing obligations (which include its limited obligation to make advances in the event of certain delinquencies and extensions in payments on Receivables).

     Except as otherwise provided in the related Prospectus Supplement, each class of Securities of any series will represent the right to receive a specified amount of payments of principal and interest on the related Receivables at the rates, on the dates and in the manner described herein and in the related Prospectus Supplement. The rate of payment in respect of principal on Notes and distributions in respect of Certificate Balance on Certificates of any class will depend on the priority of payment of such class and the rate and timing of payments (including prepayments, defaults, liquidations and repurchases of Receivables) on the related Receivables. A rate of payment lower or higher than that anticipated may affect the weighted average life of each class of Securities in the manner described herein and in the related Prospectus Supplement.

     There will be no secondary market for any class of Securities prior to the offering thereof. There can be no assurance that a secondary market for any class of Securities will develop or, if it does develop, that it will continue. No class of Securities will be listed on any securities exchange.

     Unless otherwise provided in the related Prospectus Supplement, each class of Securities initially will be represented by Securities registered in the name of Cede & Co. ("Cede"), the nominee of The Depository Trust Company ("DTC"). The interests of beneficial owners of each class of Securities will be represented by book entries on the records of DTC and participating members thereof. Definitive Securities will be available only under limited circumstances.

                             AVAILABLE INFORMATION

     Navistar Financial Retail Receivables Corporation, as originator of each Trust, has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (together with all amendments and exhibits thereto, referred to herein as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities offered pursuant to this Prospectus. For further information, reference is made to the Registration Statement which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; and at the Commission's regional offices at 500 West Madison Street, 14th Floor, Chicago, Illinois 60661 and Seven World Trade Center, New York, New York 10048. Copies of the Registration Statement may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a World Wide Web site which provides on-line access to reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at the address "http:/ /www.sec.gov."

                           REPORTS TO SECURITYHOLDERS

     Unless otherwise provided in the related Prospectus Supplement, unless and until Definitive Securities are issued, monthly, quarterly and annual unaudited reports containing information concerning the Receivables will be prepared by the Servicer and sent on behalf of each Trust only to Cede, as nominee of DTC and registered holder of the Securities. See "Certain Information Regarding The Securities--Book-Entry Registration", "Definitive Securities" and "--Reports to Securityholders." Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. Each Trust will file with the Commission such periodic reports as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder.

                          OWNER TRUSTS/GRANTOR TRUSTS

     This Prospectus provides for the issuance and sale of Securities by both Owner Trusts and Grantor Trusts pursuant to various Prospectus Supplements. Each Prospectus Supplement will provide for the issuance and sale of either (i) Owner Securities issued pursuant to an Owner Trust or (ii) Class A Certificates issued pursuant to a Grantor Trust. Where appropriate, this Prospectus distinguishes the terms, conditions and other information which would be applicable to Owner Securities and Owner Trusts only or to Class A Certificates and Grantor Trusts only. No Prospectus Supplement will contain information which represents a fundamental change from the information contained in this Prospectus.

                              PROSPECTUS SUMMARY

     This Prospectus Summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to the Securities contained in the related Prospectus Supplement to be prepared and delivered in connection with the offering of such Securities. Certain capitalized terms used in this Prospectus Summary are defined elsewhere in this Prospectus. A listing of the pages on which some of such terms are defined is found in the "Index of Terms."

                          GENERALLY APPLICABLE TERMS

Seller.................. Navistar Financial Retail Receivables Corporation
                         ("NFRRC"), a wholly-owned subsidiary of Navistar Financial Corporation.

Servicer................ Navistar Financial Corporation ("NFC"), a wholly-owned subsidiary of Navistar International Transportation Corp. ("NITC").

The Trust Property...... The property of each Trust will include a pool of commercial retail loans evidenced by notes and secured by new and used medium and heavy duty trucks, buses and trailers, certain monies due or received thereunder on and after the Cutoff Date specified in the related Prospectus Supplement (a "Cutoff Date"), security interests in the vehicles financed thereby, the proceeds, if any, of Dealer Liability, NITC Purchase Obligations and any Guaranties, the proceeds from claims on certain insurance policies, the benefit of any lease assignments and certain rights of the Seller under the related Purchase Agreement and the related Custodian Agreement (such monies and other assets, the "Related Property"). For each Trust, the Aggregate Receivables Balance as of the related Cutoff Date (the "Initial Aggregate Receivables Balance") will be specified in the related Prospectus Supplement. To the extent provided in the related Prospectus Supplement, the Seller will be obligated (subject only to the availability thereof) to sell, and the related Owner Trust will be obligated to purchase (subject to the satisfaction of certain conditions described in the applicable Transfer and Servicing Agreement), Subsequent Receivables and the Related Property. During the Funding Period, Subsequent Receivables having an aggregate principal balance approximately equal to the amount on deposit in the Pre-Funding Account (the "Pre-Funded Amount") will be sold and purchased from time to time (as frequently as daily). All of the Receivables will be prepayable at any time without penalty to the Obligor. See "The Receivables Pools." Information with respect to each Receivables Pool (excluding any Subsequent Receivables), including the weighted average APR of the Receivables and the weighted average remaining maturity of the Receivables, will be set forth in the related Prospectus Supplement.


                     TERMS APPLICABLE TO EACH OWNER TRUST

Issuer.................. With respect to each series of Owner Securities, the
                         Owner Trustee of an Owner Trust to be formed by the Seller and the Owner Trustee pursuant to the Owner Trust Agreement to be dated the Closing Date (as defined in the related Prospectus Supplement).

Indenture Trustee......... The Indenture Trustee specified in the related
                           Prospectus Supplement.

Owner Trustee............. The Owner Trustee specified in the related Prospectus
                           Supplement.

The Notes................. Each series of Owner Securities will include one or more classes of Notes to be issued pursuant to an Indenture between the Owner Trust and the Indenture Trustee.

                           Unless otherwise specified in the related Prospectus Supplement, Notes will be available for purchase in denominations of $1,000 and integral multiples thereof, and will be available in book-entry form only. Unless otherwise specified in the related Prospectus Supplement, Noteholders will be able to receive Definitive Notes only in the limited circumstances described herein or in the related Prospectus Supplement. See "Certain Information Regarding the Securities--Definitive Securities."

                           Unless otherwise specified in the related Prospectus Supplement, each class of Notes will have a stated principal amount and will bear interest at a specified rate or rates (with respect to each class of Notes, the "Interest Rate"). Each class of Notes may have a different Interest Rate, which may be a fixed, variable or adjustable Interest Rate, or any combination of the foregoing. The related Prospectus Supplement will specify the Interest Rate for each class of Notes, or the initial Interest Rate and the method for determining subsequent changes to the Interest Rate.

                           A series of Owner Securities may include two or more classes of Notes which differ as to the timing and priority of payment, seniority, allocations of loss, Interest Rate or amount of payments of principal or interest, or as to which payments of principal or interest may or may not be made upon the occurrence of specified events or on the basis of collections from designated portions of the Receivables Pool. In addition, a series may include one or more classes of Notes ("Strip Notes") entitled to (i) principal payments with disproportionate, nominal or no interest payments, or (ii) interest payments with disproportionate, nominal or no principal payments.

                           If the Servicer exercises its option to purchase the Receivables of an Owner Trust on the terms and conditions described below under "The Transfer and Servicing Agreements--Termination," the outstanding Notes will be redeemed as set forth in the related Prospectus Supplement. In addition, if the related Prospectus Statement provides that the property of an Owner Trust will include a Pre-Funding Account, the outstanding Notes will be subject to partial redemption on or immediately following the end of the Funding Period in an amount and manner specified in the related Prospectus Supplement. In the event of such partial redemption, the Noteholders may be entitled to receive a prepayment premium from the Owner Trust, in the amount and to the extent provided in the related Prospectus Supplement.

The Owner Certificates.... Each series of Owner Securities will include one or more classes of Owner Certificates to be issued pursuant to an Owner Trust Agreement between the Seller and the Owner Trustee.

                           Unless otherwise specified in the related Prospectus Supplement, Owner Certificates will be available for purchase in minimum denominations of $20,000 and in integral multiples of $1,000 in excess thereof and will be available in book-entry form only. Unless otherwise specified in the related Prospectus Supplement, holders of Owner Certificates (the "Owner Certificateholders") will be able to receive Definitive Certificates only in the limited circumstances described herein or in the related Prospectus Supplement. See "Certain Information Regarding the Securities--Definitive Securities."

                           Unless otherwise specified in the related Prospectus Supplement, each class of Owner Certificates will have a stated Certificate Balance (as defined in the related Prospectus Supplement) and will accrue interest on such Certificate Balance at a specified rate (with respect to each class of Owner Certificates, the "Pass Through Rate"), which may be a fixed, variable or adjustable Pass Through Rate. Each class of Owner Certificates may have a different Pass Through Rate. The related Prospectus Supplement will specify the Pass Through Rate for each class of Owner Certificates, or the initial Pass Through Rate and the method for determining subsequent changes to the Pass Through Rate.

                           A series of Owner Certificates may include two or more classes of Owner Certificates which differ as to timing of distributions, sequential order, priority of payment, seniority, allocation of loss, Pass Through Rate or amount of distributions in respect of Certificate Balance or interest, or as to which distributions in respect of Certificate Balance or interest on any class may or may not be made upon the occurrence of specified events or on the basis of collections from designated portions of the Receivables Pool. In addition, a series may include one or more classes of Owner Certificates ("Strip Certificates") entitled to (i) distributions in respect of Certificate Balance with disproportionate, nominal or no interest distributions, or (ii) interest distributions, with disproportionate, nominal or no distributions in respect of Certificate Balance.

                           To the extent specified in the related Prospectus Supplement, distributions in respect of the Owner Certificates will be subordinated in priority of payment to payments on the Notes.

                           If the Servicer exercises its option to purchase the Receivables of an Owner Trust on the terms and conditions described below under "The Transfer and Servicing Agreements--Termination," Owner
                           Certificateholders will receive an amount in respect of the Owner Certificates as specified in the related Prospectus Supplement. In addition, if the related Prospectus Supplement provides that the property of an Owner Trust will include a Pre-Funding Account, Certificateholders may receive a partial prepayment of principal on or immediately following the end of the Funding Period in an amount and manner specified in the related Prospectus Supplement. In the event of such partial prepayment, the Certificateholders may be entitled to receive a prepayment premium from the Owner Trust, in the amount and to the extent provided in the related Prospectus Supplement.

Credit Enhancement...... If and to the extent specified in the related
                         Prospectus Supplement, credit enhancement with respect to an Owner Trust or any class of Owner Securities may include any one or more of the following: subordination of one or more other classes of Securities, a Reserve Account, overcollateralization, letters of credit, credit or liquidity facilities, repurchase obligations, third party payments or other support, cash deposits or other arrangements. Unless otherwise specified in the related Prospectus Supplement, any form of credit enhancement will have certain limitations and exclusions from coverage thereunder, which will be described in the related Prospectus Supplement.

Reserve Account......... Unless otherwise specified in the related Prospectus
                         Supplement, a Reserve Account will be created for each Owner Trust with an initial deposit by the Seller of cash or certain investments having a value equal to the Reserve Account Initial Deposit (as defined in the related Prospectus Supplement). To the extent specified in the related Prospectus Supplement, the funds in the Reserve Account will thereafter be supplemented by the deposit of amounts remaining after payment to the Servicer of the Total Servicing Fee and providing for amounts to be distributed to the Noteholders and the Owner Certificateholders (collectively, the "Owner Securityholders") and any amounts deposited from time to time from the Pre-Funding Account (if any) in connection with the purchase of Subsequent Receivables. Unless otherwise provided in the related Prospectus Supplement, amounts in the Reserve Account (after giving effect to all distributions to be made to the Servicer and the Owner Securityholders) in excess of the Specified Reserve Account Balance (as defined in the related Prospectus Supplement) will be paid to the Seller.

Transfer and Servicing
 Agreements............. With respect to each series of Owner Securities, the
                         Seller will purchase the Receivables from NFC pursuant to a Purchase Agreement and the Seller will transfer such Receivables to the related Owner Trust pursuant to a Pooling and Servicing Agreement to be entered into among the Seller, the Servicer and the Owner Trust (an "Owner Trust Pooling and Servicing Agreement" or a "Pooling and Servicing Agreement"). With respect to each series of Notes, the rights and benefits of the Seller under the Purchase Agreement and of the Owner Trust under the Pooling and Servicing Agreement will be assigned to the Indenture Trustee as collateral for the related Notes. With respect to each series of Owner Securities, the Servicer will agree to be responsible for servicing, managing, maintaining custody of and making collections on Receivables. Each Owner Trust will be created pursuant to an Owner Trust Agreement and the Servicer will undertake certain administrative duties with respect to each Owner Trust under an Administration Agreement.


                    TERMS APPLICABLE TO EACH GRANTOR TRUST

Issuer.................. With respect to each series of Grantor Certificates, a
                         Grantor Trust to be formed by the Seller pursuant to a Grantor Trust Pooling and Servicing Agreement to be dated the Closing Date (as defined in the related Prospectus Supplement).

Grantor Trustee......... The Grantor Trustee specified in the related Prospectus
                         Supplement.

The Certificates........ Each series of Grantor Certificates will consist of two classes, the Class A Certificates and the Class B Certificates, in each case as designated in the related Prospectus Supplement. Each Grantor Certificate will represent an undivided ownership interest in the related Grantor Trust. Only the Class A Certificates will be offered hereby and by the related Prospectus Supplements. Unless otherwise specified in the related Prospectus Supplement, the Class A Certificates will be issued in minimum denominations of $1,000 or integral multiples thereof.

                         For any series of Grantor Certificates, the Class A Certificates will evidence in the aggregate an undivided ownership interest equal to a percentage set forth in the related Prospectus Supplement (the "Class A Percentage") of the related Grantor Trust, and the Class B Certificates will evidence in the aggregate an undivided ownership interest equal to a percentage set forth in the related Prospectus Supplement (the "Class B Percentage") of the related Grantor Trust.

                         Unless otherwise specified in the related Prospectus Supplement, Class A Certificates will be available in book-entry form only, and Class A Certificateholders will be able to receive Definitive Certificates only in the limited circumstances described herein or in the related Prospectus Supplement. See "Certain Information Regarding the Securities--Definitive Securities."

                         If the Servicer exercises its option to purchase the Receivables of a Grantor Trust on the terms and conditions described below under "The Transfer and Servicing Agreements--Termination," Class A Certificateholders will receive an amount in respect of the Class A Certificates as specified in the related Prospectus Supplement.

Interest................ With respect to each series of Class A Certificates, on each Distribution Date, interest will be passed through to the holders of record of Class A Certificates (the "Class A Certificateholders") as of the day immediately preceding such Distribution Date (or, if Definitive Certificates are issued, the last day of the preceding Monthly Period) (the "Record Date") at the Pass Through Rate (as defined in the related Prospectus Supplement) on the Class A Certificate Balance. Interest on the Class A Certificates will accrue from the most recent Distribution Date on which interest has been paid to but excluding the current Distribution Date, and will be payable to the extent of funds available from (i) the Class A Percentage of the Collected Interest, (ii) the Subordination Spread Account and (iii) the Class B Distributable Amount. See "Class A Certificates."

Principal............... With respect to each series of Class A Certificates, on each Distribution Date, the Grantor Trustee will pass through and distribute pro rata to Class A Certificateholders as of the Record Date, all Scheduled Payments of principal, the principal portion of all Full Prepayments and Partial Prepayments received during the related Monthly Period in each case to the extent funds available from (i) the Class A Percentage of the Collected Principal, (ii) the Subordination Spread Account and (iii) the remainder of the Available Amount. See "Class A Certificates" and "The Receivables Pools."

Credit Enhancement.....  Unless otherwise specified in the related Prospectus
                         Supplement, credit enhancements with respect to Class A Certificates will include subordination of the Class B Certificates and a Subordination Spread Account. If and to the extent specified in the related Prospectus Supplement, credit enhancement with respect to a Grantor Trust or a class of Grantor Certificates may also include any one or more of the following: overcollateralization, letters of credit, credit or liquidity facilities, repurchase obligations, third party payments or other support, cash deposits or other arrangements. Unless otherwise specified in the related Prospectus Supplement, any form of credit enhancement will have certain limitations and exclusions from coverage thereunder, which will be described in the related Prospectus Supplement.

Subordination..........  The rights of the holders of Class B Certificates (the
                         "Class B Certificateholders") to receive distributions to which they would otherwise be entitled with respect to the Receivables held by the related Grantor Trust will be subordinated to the rights of the Class A Certificateholders (together with the Class B Certificateholders, collectively, the "Grantor Certificateholders"), as described more fully herein and in the related Prospectus Supplement.

Subordination Spread
 Account...............  Unless otherwise specified in the related Prospectus
                         Supplement, a Subordination Spread Account will be created for each series of Grantor Certificates with an initial deposit by the Seller of cash or certain investments maturing on or prior to the related initial Distribution Date and having a value equal to the Subordination Initial Deposit (as defined in the related Prospectus Supplement). The funds in each Subordination Spread Account will thereafter be supplemented by the deposit of amounts otherwise distributable to the related Class B Certificateholders until the amount of funds in such Subordination Spread Account reaches an amount equal to the applicable Specified Subordination Spread Account Balance. Thereafter, amounts otherwise distributable to the Class B Certificateholders will be deposited in the Subordination Spread Account to the extent necessary to maintain the amount of funds in such Subordination Spread Account at an amount equal to the Specified Subordination Spread Account Balance. Amounts in each Subordination Spread Account on any Distribution Date (after giving effect to all distributions made on such Distribution Date) in excess of the Specified Subordination Spread Account Balance for such Distribution Date generally will be released to the Class B Certificateholders of the related Grantor Trust. The "Specified Subordination Spread Account Balance" with respect to any Distribution Date will be equal to the Minimum Subordination Spread Amount (as defined in the related Prospectus Supplement), subject to adjustment in the manner described more fully herein and in the related Prospectus Supplement. See "The Transfer and Servicing Agreements--Credit Enhancement-- Grantor Trust: Subordination of the Class B Certificates; Subordination Spread Account." In no event will the Specified Subordination Spread Account Balance be more than the "Maximum Subordination Spread Amount" or less than the "Minimum Subordination Spread Amount" (each as defined in the related Prospectus Supplement). As of any Distribution Date, the amount of funds actually on deposit in the Subordination Spread Account may, in certain circumstances, be less than the Specified Subordination Spread Account Balance.

                         Each Subordination Spread Account will be maintained with the Grantor Trustee as a segregated trust account, but will not be part of the related Grantor Trust.

Transfer and Servicing
 Agreements............. With respect to each series of Grantor Certificates, the Seller will purchase the Receivables from NFC pursuant to a Purchase Agreement and the Seller will transfer such Receivables to the related Grantor Trust pursuant to a Grantor Trust Pooling and Servicing Agreement. With respect to each series of Grantor Certificates, the Servicer will agree to be responsible for servicing, managing, maintaining custody of and making collections on the Receivables. Each Grantor Trust will be created pursuant to a Grantor Trust Pooling and Servicing Agreement.


                     ADDITIONAL GENERALLY APPLICABLE TERMS

Monthly Advances........ Unless otherwise specified in the related Prospectus
                         Supplement, the Servicer will be obligated to make Monthly Advances to the Trust. With respect to each Receivable, the Servicer will make a Monthly Advance of that portion of Scheduled Payments due on such Receivable and not received by the end of the month in which it is due. The Servicer will be entitled to reimbursement of all Monthly Advances from subsequent payments and collections on or with respect to the Receivables. The Servicer will not be obligated to make any Monthly Advance in respect of a Receivable to the extent that the Servicer does not expect to recover such advance from subsequent collections or recoveries on such Receivable. See "The Transfer and Servicing Agreements--Monthly Advances."

Total Servicing Fee..... Unless otherwise specified in the related Prospectus
                         Supplement, the Servicer will be entitled to receive a monthly fee for servicing the Receivables of each Trust equal to the product of (a) one-twelfth of the Basic Servicing Fee Rate specified in the related Prospectus Supplement and (b) the Aggregate Receivables Balance of such Receivables as of the first day of such Monthly Period. In addition, the Servicer will be entitled each month to Supplemental Servicing Fees to the extent specified herein or in the related Prospectus Supplement. See "The Transfer and Servicing Agreements--Servicing Compensation and Payment of Expenses."

Optional Purchase....... With respect to each series of Securities, the Servicer may purchase all of the property of the related Trust as of the last day of the related Monthly Period on or after which the Aggregate Receivables Balance declines to or below 10% of the sum of the Pre-Funding Amount, if any, and the Initial Aggregate Receivables Balance. In each such case, the purchase price will be equal to the amount specified in "The Transfer and Servicing Agreements--Termination."

Certain Federal Income Tax
 Consequences...................  Upon the issuance of each series of
                                  Securities, except as otherwise provided in the related Prospectus Supplement, Kirkland & Ellis, special tax counsel to the Seller, will deliver an opinion to the effect that, for federal income tax purposes: (i) the Notes will constitute indebtedness; and (ii) with respect to each series of Certificates, that
                                  (a) such Certificates will constitute
                                  interests in a trust fund which will not be treated as an association taxable as a corporation or publicly traded partnership taxable as a corporation; (b) if identified as Partnership Certificates, such Certificates will constitute interests in a partnership; and (c) if identified as Trust Certificates, such Certificates should constitute interests in a grantor trust. By acquiring a Security, a Securityholder will be deemed to agree to the treatment thereof for purposes of federal, state and local income and franchise taxes. See "Certain Federal Income Tax Consequences" and "Certain State Tax Matters" for additional information concerning the application of federal and state laws.

ERISA Considerations............  Subject to the considerations discussed under
                                  "ERISA Considerations," herein and in the related Prospectus Supplement, and unless otherwise specified in the Prospectus Supplement, the Notes issued by an Owner Trust and the Class A Certificates issued by a Grantor Trust will be eligible for purchase by Benefit Plans.

                                  Unless otherwise specified in the related
                                  Prospectus Supplement, the Owner Certificates may not be acquired by (i) any Benefit Plan subject to ERISA, (ii) an individual retirement account, or (iii) any entity who is deemed to hold assets of any Benefit Plan described in clauses (i) or (ii) above. See "ERISA Considerations" herein and in the related Prospectus Supplement.

                                 RISK FACTORS

Risks of Unperfected Security Interests in Financed Vehicles

     With respect to each Trust, NFC will assign its security interest in the Financed Vehicles securing the related Receivables to the Seller pursuant to the applicable Purchase Agreement, and the Seller will assign its security interest in the Financed Vehicles securing such Receivables to the Owner Trust or the Grantor Trustee, as applicable, pursuant to the applicable Pooling and Servicing Agreement. However, because of the administrative burden and expense, neither the Servicer nor the Trustee will amend any certificate of title to identify the Trust as the new secured party on such certificate of title relating to a Financed Vehicle. Also, the Servicer will continue to hold any certificates of title relating to the vehicles in its possession as custodian for the Seller and the applicable Trustee pursuant to a custodian agreement entered into pursuant to the applicable Purchase Agreement and the applicable Pooling and Servicing Agreement. See "The Transfer and Servicing Agreements--Sale and Assignment of Receivables."

     In most states, an assignment of the type under the related Purchase Agreement and the related Pooling and Servicing Agreement is an effective conveyance of a security interest without amendment of any lien noted on a vehicle's certificate of title, and the assignee succeeds thereby to the assignor's rights as secured party. In the absence of fraud or forgery by the vehicle owner, negligence or fraud by NFC or the Servicer or administrative error by state or local agencies, the notation of NFC's lien on the certificates of title will be sufficient to protect the related Trust against the rights of subsequent purchasers of a Financed Vehicle from an Obligor or subsequent lenders to an Obligor who take a security interest in a Financed Vehicle. If there are any Financed Vehicles as to which NFC failed to obtain a perfected security interest, its security interest would be subordinate to, among others, subsequent purchasers of the Financed Vehicles and holders of perfected security interests. If NFC, and thus the Trust, does not have a perfected security interest in a Financed Vehicle, the ability of the Trust to realize on such Financed Vehicle in the event of a default may be adversely affected. The failure to have such a perfected security interest, however, would constitute a breach of the warranties of NFC under the applicable Pooling and Servicing Agreement and would create an obligation of the Seller to repurchase the related Receivable unless the breach is cured. The Seller will have no obligation to repurchase a Receivable with respect to which the Trust's security interest, or the priority of NFC's security interest, in the related Financed Vehicle or Financed Vehicles is lost because of fraud. See "The Transfer and Servicing Agreements--Sale and Assignment of Receivables." Similarly, the security interest of the related Trust in the vehicle could be defeated through fraud or negligence and, because the Trust is not identified as the secured party on the certificate of title, by the bankruptcy petition of the Obligor.

     To the extent NFC's, and thus the Trust's, security interest is perfected, the Trust will have a prior claim over subsequent purchasers of such Financed Vehicles and holders of subsequently perfected security interests. Under the laws of most states, liens for repairs performed on a motor vehicle and liens for unpaid taxes take priority over even a perfected security interest in a financed vehicle. The Code also grants priority to certain federal tax liens over the lien of a secured party. The laws of certain states and federal law permit the confiscation of motor vehicles by governmental authorities under certain circumstances if used in unlawful activities, which may result in the loss of a secured party's perfected security interest in the confiscated motor vehicle. Under each Purchase Agreement, NFC will have represented to the Seller that, as of the date of issuance of the related Securities, each security interest in a Financed Vehicle is or will be prior to all other present liens (other than tax liens and other liens that arise by operation of law) upon and security interests in such Financed Vehicle. The Seller will have assigned such representation, among others, to the applicable Trustee pursuant to the related Pooling and Servicing Agreement. However, liens for repairs or taxes, or the confiscation of a Financed Vehicle, could arise at any time during the term of a Receivable. The Seller will have no obligation to repurchase a Receivable with respect to which the Trust's security interest, or the priority of NFC's security interest, in the related Financed Vehicle or Financed Vehicles is lost because of liens for taxes unpaid by the Obligor or repairs to the related Financed Vehicle or Financed Vehicles. If and to the extent that the Trust's security interest is defeated, the ability of the Trust to realize on such Financed Vehicle in the event of a default may be adversely affected. No notice will be given to the applicable Trustee or, as applicable, the Indenture Trustee or the Securityholder if such a lien or confiscation arises.

Risks of Bankruptcy

     The Seller has taken steps in structuring the transactions contemplated hereby that are intended to make it unlikely that the voluntary or involuntary application for relief by NFC under the United States Bankruptcy Code or similar applicable state laws (collectively, "Insolvency Laws") will result in consolidation of the assets and liabilities of the Seller with those of NFC. These steps include the creation of the Seller as a separate, limited-purpose subsidiary pursuant to a certificate of incorporation containing certain limitations (including restrictions on the nature of the Seller's business and a restriction on the Seller's ability to commence a voluntary case or proceeding under any Insolvency Law without the unanimous affirmative vote of all of its directors) and a provision that requires the Seller to have two directors who qualify under the Seller's certificate of incorporation and bylaws as "Independent Directors."

     If, notwithstanding the foregoing measures, a court concluded that the assets and liabilities of the Seller should be consolidated with the assets and liabilities of NFC in the event of a bankruptcy of NFC, or a filing were made under any Insolvency Laws by or against the Seller, or an attempt were made to litigate the consolidation issue, then delays in distributions on Securities (and possible reductions in the amount of such distributions) could occur.

     It is intended by NFC and the Seller that each transfer of Receivables by NFC to the Seller constitute a "true sale" of such Receivables to the Seller. If such transfer constitutes a "true sale," such Receivables and the proceeds thereof would not be part of NFC's bankruptcy estate under Section 541 of the United States Bankruptcy Code should NFC become the subject of a bankruptcy case subsequent to such transfer.

     In Octagon Gas Systems, Inc., v. Rimmer, 995 F.2d 948 (10th Cir. 1993), the United States Court of Appeals for the Tenth Circuit held that, under the Uniform Commercial Code, accounts sold by a debtor remain property of the debtor's estate under Section 541. In the event of a bankruptcy of NFC and a determination by a court that the sale of the Receivables to the Seller should be recharacterized as a pledge of such Receivables to secure a borrowing, not as a "true sale," including as a result of the application by a court of the Octagon court's reasoning to NFC's sale of Receivables to the Seller, delays in distributions on Securities (and possible reductions in the amount of distributions) could occur.

Trust's Relationship to NFC, the Seller, the Servicer and their Affiliates

     None of NFC, the Seller, the Servicer or their affiliates is generally obligated to make any payments in respect of any Notes, Certificates or the Receivables of a given Trust.

     However, in connection with the sale of Receivables by NFC to the Seller pursuant to the applicable Purchase Agreement, NFC will make certain representations and warranties with respect to the characteristics of such Receivables. In connection with the sale of Receivables by the Seller to the applicable Trust, pursuant to the applicable Pooling and Servicing Agreement, the Seller will assign the representations and warranties of NFC to the Owner Trust or Grantor Trust, as applicable, and will represent and warrant to such Trust that the Seller has taken no action which would cause such representations and warranties of NFC to be false in any material respect as of the Closing Date or the applicable Subsequent Transfer Date, if any. Upon the discovery of a breach of any representation or warranty of NFC or the Seller that materially and adversely affects the interests of the related Trust or Securityholders in any Receivable, the Seller, unless the breach is cured, will repurchase such Receivable. See "The Transfer and Servicing Agreements--Sale and Assignment of Receivable." Moreover, if NFC were to cease acting as the Servicer, delays in processing payments on the Receivables and information in respect thereof could occur and result in delays in payments to the Securityholders.

     If the protection provided to any Securityholder of a given class or series by the subordination of another class or series of Securities, if any, and by any Reserve Account, Subordination Spread Account or other credit enhancement for such class or series is insufficient, such Securityholders would have to look principally to the Obligors on the related Receivables and the proceeds from the repossession and sale of Financed Vehicles that secure defaulted Receivables. In such event, certain factors, such as the applicable Trust not having perfected security interests in the Financed Vehicles in all states, may affect the Servicer's ability to repossess and sell the collateral securing the Receivables, and thus may reduce the proceeds to be distributed to the holders of the Securities of such series. See "The Transfer and Servicing Agreements-- Distributions," "--Credit Enhancement" and "Certain Legal Aspects of the Receivables."

Maturity and Prepayment Considerations

     The weighted average life of the Securities will generally be influenced by the rate at which the principal balances of the related Receivables are paid, which payment may be in the form of scheduled amortization or prepayments. For this purpose, the term "prepayments" includes, in addition to voluntary prepayments, liquidations due to defaults and repurchases by the Seller or the Servicer pursuant to the applicable Pooling and Servicing Agreement, as well as receipt of proceeds from credit life, credit disability and casualty insurance policies. All of the Receivables will be prepayable at any time without penalty to the Obligor. If a Prospectus Supplement provides that the property of the related Trust will include a Pre-Funding Account, the related Securities will be subject to partial redemption or prepayment on or immediately following the end of the Funding Period in an amount and in the manner specified in the related Prospectus Supplement. Any reinvestment risks resulting from a faster or slower incidence of prepayment of Receivables held by a given Trust will be borne entirely by the Securityholders of the related series of Securities. See "The Transfer and Servicing Agreements--Termination" regarding the Servicer's option to purchase the Receivables of a given Receivables Pool and "--Insolvency Event" regarding the sale of the Receivables owned by an Owner Trust if an Insolvency Event with respect to the Seller occurs.

     In addition, the Servicer is authorized to grant certain rebates, adjustments or extensions with request to a Receivable. However, if any such modification of a Receivable alters the Initial Receivable Balance, the APR or the total number of Scheduled Payments, the Servicer will be obligated to purchase such Receivable.

Risk of Commingling

     The Servicer will deposit all payments received from Obligors, all proceeds of insurance policies, Guaranties, Dealer Liability and NITC Purchase Obligations, and all Liquidation Proceeds collected during each Monthly Period with respect to the Receivables held by any Trust into the appropriate Collection Account not later than two business days after receipt. However, upon the satisfaction of certain requirements, so long as NFC is the Servicer and provided that there exists no Event of Default, the Servicer will not be required to deposit such amounts into the appropriate Collection Account until the Business Day preceding the Distribution Date with respect to the Certificates or the Payment Date with respect to the Notes. See "The Transfer Servicing Agreement--Collections." Pending deposit into the Collection Account, collections may be employed by the Servicer at its own risk and for its own benefit and will not be segregated from its own funds. If the Servicer were unable to remit such funds, the applicable Securityholders might incur a loss.

Risk Associated with Subsequent Receivables and the Pre-Funding Account

     If so specified in the related Prospectus Supplement, the Seller will be obligated to sell, and the related Trust will be obligated to purchase, Subsequent Receivables from time to time during the Funding Period specified in the related Prospectus Supplement. The ability of the Seller to generate Subsequent Receivables to be conveyed to such Trust will affect the amount on deposit in the related Pre-Funding Account which is not applied to the conveyance of Subsequent Receivables during the Funding Period. Amounts on deposit in any Pre-Funding Account may be invested only in Eligible Investments. Subsequent Receivables may be originated at a later date using credit criteria different from those which were applied to the Receivables initially included in the Receivables Pool and may be a different credit quality and seasoning. In addition, following the transfer of Subsequent Receivables to the applicable Trust, the characteristics of the entire pool of Receivables included in such Trust may vary from those of the initial Receivables Pool. As a result, it is possible that the credit quality of the Receivables in a Trust, as a whole, may decline as a result of the inclusion of Subsequent Receivables and may result in earlier payments to the applicable Securityholders as a result of an increased level of defaults on such Receivables. Securityholders will bear all reinvestment risk associated with an earlier than expected rate of payment on the Securities. In addition, an earlier than expected rate of payment may result in a reduction in the yield to maturity of any class of Securities to which such payments are distributed. To the extent that amounts on deposit in the Pre-Funding Account have not been fully applied to the conveyance of Subsequent Receivables to a Trust by the end of the Fund Period , the outstanding Notes will be subject to partial redemption, and the Certificateholders may receive a partial prepayment of principal, on or immediately following the end of the Funding Period in an amount and manner specified in the related Prospectus Supplement. Securityholders will bear all reinvestment risk associated with any such distribution of amounts on deposit in the Pre-Funding Account after the termination of the applicable Fund Period. Any such distribution will have the effect of a prepayment on the related Receivables and may result in a reduction in the yield to maturity of any class of Securities to which such amounts are distributed.

Book-Entry Registration

     Unless otherwise specified in the related Prospectus Supplement, each class of Securities of a given series will be initially represented by one or more certificates registered in the name of Cede or another nominee for DTC set forth in the related Prospectus Supplement and will not be registered in the names of the holders of the Securities of such class or series or their nominees. Because of this, unless and until Definitive Securities for such class or series are issued, holders of such Securities will not be recognized by the related Trustee as "Certificateholders," "Noteholders" or "Securityholders," as the case may be (as such terms are used herein or in the related Pooling and Servicing Agreement or related Indenture and Owner Trust Agreement, as applicable). Hence, until Definitive Securities are issued, holders of such Securities will only be able to exercise the rights of Securityholders indirectly through DTC and its Participants. See "Certain Information Regarding the Securities--Book-Entry Registration" and "--Definitive Securities."


                                  THE TRUSTS

     With respect to each series of Securities, the Seller will establish a Trust by selling and assigning the Trust Property to the Owner Trust or the Grantor Trustee, as applicable, in exchange for the related Securities. The property of each Trust (the "Trust Property") will include (i) a pool (a "Receivables Pool") of Receivables and all payments paid thereon and due thereunder on and after the Cutoff Date, (ii) such amounts as from time to time may be held in certain separate trust accounts established and maintained pursuant to the related Pooling and Servicing Agreement and the proceeds of such accounts, (iii) security interests in the vehicles financed by the Receivables and, to the extent permitted by law, any accessions thereto which are financed by NFC (the "Financed Vehicles"), (iv) the proceeds of Dealer

Liability with respect to the Receivables, (v) the proceeds, if any, of NITC Purchase Obligations with respect to the Receivables (subject to certain limitations set forth in the related Transfer and Servicing Agreements), (vi) the proceeds of credit life, credit disability, physical damage or other insurance policies covering the Financed Vehicles, (vii) the proceeds of any personal or commercial guaranties of an Obligor's performance with respect to the Receivables (the "Guaranties"), (viii) the benefit of any lease assignments with respect to the Financed Vehicles and (ix) certain rights of the Seller under the related Purchase Agreement and the related Custodian Agreement between the Seller and the Servicer (the "Custodian Agreement"). To the extent so provided in the related Prospectus Supplement, Subsequent Receivables will be conveyed to an Owner Trust as frequently as daily during the Funding Period. Any Subsequent Receivables so conveyed, together with the Related Property with respect to such Subsequent Receivables, will also be assets of the applicable Owner Trust. References herein to Receivables in respect of any Owner Trust shall include any such Subsequent Receivables. The Reserve Account and Pre-Funding Account (if any) for a series of Owner Securities will, unless otherwise specified in the Prospectus Supplement, also be included in the property of the related Owner Trust and will be a segregated trust account held by the Indenture Trustee for the benefit of the related Owner Securityholders. The Subordination Spread Account (if any) for a series of Grantor Certificates issued will not be included in the property of the related Grantor Trust and will be a segregated trust account held by the Grantor Trustee for the benefit of the holders of the related Grantor Certificates.

     The Servicer will continue to service the Receivables held by each Trust and will receive fees for such services. See "The Transfer and Servicing Agreements--Servicing Compensation and Payment of Expenses." To facilitate the servicing of the Receivables, each Custodian Agreement will authorize the Servicer to retain physical possession of the related Receivables and other documents relating thereto as custodian. Due to the administrative burden and expense, the certificates of title to the Financed Vehicles will not be amended to reflect the sale and assignment of the security interest in the Financed Vehicles to the Trust. In the absence of such an amendment, the applicable Trust may not have a perfected security interest in the Financed Vehicles in all states, which could impair the Trust's ability to repossess and sell the collateral securing defaulted Receivables. The applicable Trust will not be responsible for the legality, validity or enforceability of any security interest in any Financed Vehicles. See "Certain Legal Aspects of the Receivables," "The Transfer and Servicing Agreements--Sale and Assignment of Receivables" and "--The Trustees."

     If (a) the protection provided to Noteholders by the subordination of the related Owner Certificates and by the related Reserve Account or other credit enhancement for such series, (b) the protection provided to Owner Certificateholders by such Reserve Account or other credit enhancement, or (c) the protection provided to Class A Certificateholders by the subordination of the related Class B Certificates and by the related Subordination Spread Account or other credit enhancement is insufficient, such Securityholders would have to look principally to the Obligors on the related Receivables, the proceeds from the repossession and sale of Financed Vehicles which secure defaulted Receivables, the proceeds of Dealer Liability with respect to such Receivables and the proceeds, if any, of NITC Purchase Obligations with respect to such Receivables. In such event, certain factors, such as the unavailability of proceeds from Dealer Liability or NITC Purchase Obligations, and the applicable Trust's not having perfected security interests in the Financed Vehicles in all states, may affect the ability to repossess and sell the collateral securing the Receivables, and thus may reduce the proceeds to be distributed to the holders of the Securities. See "The Transfer and Servicing Agreements--Distributions" and "--Credit Enhancement" and "Certain Legal Aspects of the Receivables."

     The principal offices of each Trust will be specified in the related Prospectus Supplement.

The Trustees

     The Trustee for each Trust will be specified in the related Prospectus Supplement. The Trustee's liability in connection with the issuance and sale of the Securities issued pursuant to the related Trust is limited solely to the express obligations of such Trustee set forth in the related Owner Trust Agreement, Owner Trust Pooling and Servicing Agreement or Grantor Trust Pooling and Servicing Agreement, as applicable.

     The Trustee will make no representations as to the validity or sufficiency of any Owner Trust Agreement, Owner Trust Pooling and Servicing Agreement or Grantor Trust Pooling and Servicing Agreement, as applicable, the Securities or any Receivables or related documents, and will not be accountable for the use or application by the Seller or the Servicer of any funds paid to the Seller or the Servicer in respect of the Securities or the Receivables, or the investment of any monies by the Servicer before such monies are deposited into the related Certificate Distribution Account or (in the case of an Owner Trust) the related Note Distribution Account. The Trustee will not independently verify any Receivables. If no Servicer Default has occurred, the Trustee will be required to perform only those duties specifically required of it under the related Owner Trust Agreement, Owner Trust Pooling and Servicing Agreement or Grantor Trust Pooling and Servicing Agreement, as applicable. Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Trustee, in which case it will only be required to examine them to determine whether they conform to the requirements of the related Owner Trust Agreement, Owner Trust Pooling and Servicing Agreement or Grantor Trust Pooling and Servicing Agreement, as applicable.

     The Trustee will be under no obligation to exercise any of the trusts or powers vested in it by an Owner Trust Agreement and the related Owner Trust Pooling and Servicing Agreement or a Grantor Trust Pooling and Servicing Agreement, as applicable, or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Noteholders or Certificateholders (collectively, the "Securityholders"), unless such Securityholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. No Securityholder will have any right under the applicable Pooling and Servicing Agreement to institute any proceeding with respect to such Agreement, unless such holder previously has given to the Trustee written notice of default and unless, in the case of an Owner Trust, the holders of Notes evidencing not less than 25% of the outstanding principal amount of such series of Notes and Owner Certificates evidencing not less than 25% of the voting interests of such series of Owner Certificates or, in the case of a Grantor Trust, the holders of Class A Certificates evidencing not less than 25% of the voting interest thereof have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for 60 days has neglected or refused to institute any such proceedings.

     Each Owner Trust Agreement and related Owner Trust Pooling and Servicing Agreement and each Grantor Trust Pooling and Servicing Agreement will provide that the Servicer will pay the Trustee's fees. Each Owner Trust Agreement and related Owner Trust Pooling and Servicing Agreement and each Grantor Trust Pooling and Servicing Agreement will further provide that the Trustee will be entitled to indemnification by the Servicer for, and will be held harmless against, any loss, liability or expense incurred by the Trustee (other than through its own wilful misfeasance, bad faith or negligence (other than errors in judgment) or by reason of a breach of any of its representations or warranties set forth in such Owner Trust Agreement and related Owner Trust Pooling and Servicing Agreement or such Grantor Trust Pooling and Servicing Agreement, as applicable).

     The Trustee and any of its affiliates may hold Securities in their own names. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, the Trustee, with the consent of the Servicer, will have the power to appoint co-trustees or separate trustees of all or any part of each Trust. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by an Owner Trust Agreement or a Grantor Trust Pooling and Servicing Agreement, as applicable, will be conferred or imposed upon the Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee will be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who will exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.

     A Trustee may give notice of its intent to resign at any time, in which event the Servicer, or its successor, will be obligated to appoint a successor trustee. The Administrator (in the case of an Owner Trust) or the Servicer (in the case of a Grantor Trust) may also remove the Trustee if the Trustee ceases to be eligible to continue as Trustee under the related Owner Trust Agreement or Grantor Trust Pooling and Servicing Agreement, as applicable, or if the Trustee becomes insolvent. In such circumstances, the Administrator (in the case of an Owner Trust) or the Servicer (in the case of a Grantor Trust) will be obligated to appoint a successor trustee. Any resignation or removal of a Trustee and appointment of a successor trustee will not become effective and no such resignation shall be deemed to have occurred until acceptance of the appointment by the successor trustee.

                             THE RECEIVABLES POOLS

     The Receivables have been or will be originated by NFC in the ordinary course of business and in accordance with NFC's underwriting standards, which emphasize the prospective purchasers' ability to pay and creditworthiness, as well as the asset value of the vehicle to be financed. NFC's standards also require physical damage insurance to be maintained on each Financed Vehicle, except in the case of certain fleet customers which are permitted to be self-insured in accordance with NFC's customary procedures.

     The Receivables to be held by each Trust will be selected from those retail loans evidenced by notes (collectively, the "Retail Notes") owned by NFC by applying several criteria, including (except as otherwise provided in the Prospectus Supplement) that each Receivable (i) is secured by one or more new or used medium or heavy duty trucks, buses or trailers, (ii) was originated in the United States, (iii) is not more than 60 days past due as of the related Cutoff Date, (iv) was originated by a NITC dealer, a non-NITC dealer or NFC, and (v) satisfies the other criteria set forth in the related Prospectus Supplement. The related Prospectus Supplement will specify whether the Receivables in the Receivables Pool will be selected from all Retail Notes satisfying the selection criteria (i) on a random basis, (ii) in reverse order of acquisition by NFC, or
(iii) by another method. No selection criteria believed by NFC to be adverse to the Securityholders will be utilized in selecting the Receivables.

     The Receivables in each Receivables Pool will come from one or more of the following categories, which group the Receivables according to their provisions for the payment of principal and interest: Equal Payment Fully Amortizing Receivables, Equal Payment Skip Receivables, Equal Payment Balloon Receivables, Level Principal Fully Amortizing Receivables, Level Principal Skip Receivables, Level Principal Balloon Receivables, and Other Receivables. "Equal Payment Fully Amortizing Receivables" are Receivables that provide for equal monthly payments that fully amortize the amount financed over its original term to maturity. "Equal Payment Skip Receivables" are Receivables that provide for equal monthly payments in eleven or fewer months of each twelve-month period that fully amortize the amount financed over its original term to maturity. "Equal Payment Balloon Receivables" are Receivables that provide for equal monthly payments except that a larger payment becomes due on the final maturity date for such Receivables. "Level Principal Fully Amortizing Receivables" are Receivables that provide for monthly payments consisting of level principal amounts together with accrued and unpaid interest on the unpaid Receivable Balances. "Level Principal Skip Receivables" are Receivables that provide for monthly payments in eleven or fewer months of each twelve-month period consisting of level principal amounts together with accrued and unpaid interest on the unpaid Receivable Balances. "Level Principal Balloon Receivables" are Receivables that provide for monthly payments consisting of level principal amounts together with accrued and unpaid interest on the unpaid Receivable Balances, except that a larger principal payment becomes due on the final maturity date for such Receivables. "Other Receivables" are Receivables not described above, including Receivables that provide for level monthly payments in eleven or fewer months of each twelve-month period that amortize a portion of the amount financed over its original term to maturity with a larger payment that becomes due on the final maturity date for such Receivables.

     "Scheduled Payment" means a payment which (i) is the amount required under the terms of a Receivable in effect as of the Cutoff Date, except, in the case of any Receivable secured by more than one Financed Vehicle, including any changes in the terms of such Receivable resulting from a Full Prepayment with respect to fewer than all of the Financed Vehicles related thereto, (ii) is payable by the purchaser or any co-purchaser of the Financed Vehicle or Financed Vehicles securing such Receivable or by any other Person who owes payments under such Receivable (all such parties with respect to a Receivable other than a guarantor being the "Obligor"), and (iii) includes finance charges which accrue at the APR. When Scheduled Payment is used with reference to a Distribution Date or Payment Date, it means the payment which is due in the related Monthly Period; provided, however, that in the case of the first Monthly Period, the Scheduled Payment shall include all such payments due from the Obligor on or after the Cutoff Date.

     "Initial Receivable Balance" means, with respect to a Receivable, the aggregate amount advanced toward the purchase price of all Financed Vehicles related to such Receivable, including insurance premiums, service and warranty contracts, federal excise taxes, sales taxes and other items customarily financed as part of Retail Notes and related costs, less payments received from the Obligor prior to the related Cutoff Date allocable (on the basis of the actuarial method) to principal.

     "Initial Gross Receivable Balance" means, with respect to a Receivable as of the Cutoff Date, the Initial Receivable Balance plus, in the case of a Receivable classified by the Servicer as a "finance charge--included contract," the finance charges included in the Scheduled Payments due on or after the Cutoff Date.

     "Receivable Balance" means, as of the last day of the related Monthly Period, with respect to any Receivable, the Initial Receivable Balance minus the sum, in each case computed in accordance with the actuarial method, of (i) that portion of all Scheduled Payments due on or after the Cutoff Date and on or prior to the last day of the related Monthly Period allocated to principal, (ii) that portion of all Warranty Payments or Administrative Purchase Payments with respect to the Receivable allocated to principal, (iii) any Prepayments applied by the Servicer to reduce the Receivable Balance of the Receivable and (iv) that portion of the following received and allocated to principal by the Servicer: benefits of any lease assignments, proceeds from any insurance policies covering the Financed Vehicle or Financed Vehicles, Liquidation Proceeds, proceeds from any Dealer Liability, proceeds from any NITC Purchase Obligations and proceeds from any Guaranties. The Obligor on a Receivable secured by multiple Financed Vehicles may prepay an amount corresponding to the outstanding principal balance for one or more of such Financed Vehicles and the security interests in such vehicles will generally be released.

     "Aggregate Receivables Balance" means, as of any date, the sum of the Receivable Balances of all outstanding Receivables (other than Liquidating Receivables) held by the Trust on such date.

     All of the Receivables will be prepayable at any time without penalty to the Obligor and will contain due on sale provisions. If an Obligor elects to make a Full Prepayment on a Receivable, the Obligor is entitled to a rebate of the portion, if any, of the Scheduled Payments attributable to unearned finance charges. The amount of the rebate is generally determined by one of two methods, the actuarial method or the "Rule of 78s" method, in accordance with applicable state law. With minor variations based on state law, the actuarial method requires the rebate to be calculated on the basis of a constant interest rate. Under the "Rule of 78s" method, the rebate is calculated on a sum-of-the-digits basis generally and is always smaller than the corresponding rebate under the actuarial method. A portion of the Receivables provide for "Rule of 78s" rebates. Distributions to Securityholders will not be affected by "Rule of 78s" rebates under any of the Receivables because such distributions are determined using the actuarial method.

     Information with respect to each Receivables Pool (excluding any Subsequent Receivables) will be set forth in the related Prospectus Supplement, including, to the extent appropriate, the composition, distribution by type of payment terms, distribution by annual percentage rate ("APR"), distribution by remaining maturity, geographic distribution and portion of such Receivables Pool secured by new vehicles and by used vehicles.

                    WEIGHTED AVERAGE LIFE OF THE SECURITIES

     The weighted average life of the Securities will generally be influenced by the rate at which the principal balances of the related Receivables are paid, which payment may be in the form of scheduled amortization or prepayments. (For this purpose, the term "prepayments" includes, in addition to voluntary prepayments, liquidations due to defaults and repurchases by the Seller or the Servicer pursuant to the applicable Pooling and Servicing Agreement, as well as receipt of proceeds from credit life, credit disability and casualty insurance policies.) Any reinvestment risk resulting from the rate of prepayments of the Receivables and the distribution of such prepayments to Securityholders will be borne entirely by the Securityholders. If the related Prospectus Supplement provides that the property of an Owner Trust will include a Pre-Funding Account, the outstanding Owner Securities will be subject to partial redemption on or immediately following the end of the Funding Period in an amount and in the manner specified in the related Prospectus Supplement. In addition, early retirement of certain classes of Securities with respect to a Trust may be effected by the exercise by the Servicer of its option to purchase all of the Receivables remaining in such Trust when the Aggregate Receivables Balance is 10% or less of the Initial Aggregate Receivables Balance for such Trust. See "The Transfer and Servicing Agreements--Termination."

     It is generally recognized by the industry that the average actual maturity of a receivable similar to a Retail Note tends to be less than the average stated contractual maturity. However, the rate of prepayments on the Receivables may be influenced by a variety of economic, social and other factors. Also, NFC maintains limited records of the historical prepayment experience of the Retail Notes included in its portfolio and is not aware of any publicly available statistics that set forth principal prepayment experience for receivables similar to the Receivables over an extended period of time.

Due to the limitations of the data maintained by NFC, no meaningful and accurate historical information regarding prepayments is available. Therefore, no prediction can be made as to the rate of prepayments on the Receivables. See also "The Receivables Pools" and "The Transfer and Servicing Agreements-- Collections."


                     POOL FACTORS AND TRADING INFORMATION

     The "Note Pool Factor" for each class of Notes will be a seven-digit decimal which the Servicer will compute prior to each distribution with respect to such Notes indicating the remaining outstanding principal balance of such Notes, as of the close of such date, as a fraction of the initial outstanding principal balance of such Notes. The "Owner Trust Certificate Pool Factor" for each class of Owner Certificates will be a seven-digit decimal which the Servicer will compute prior to each distribution with respect to such Owner Certificates indicating the remaining Certificate Balance as of the close of such date, as a fraction of the initial Certificate Balance. The "Class A Certificate Pool Factor" for each series of Class A Certificates will be a seven-digit decimal which the Servicer will compute prior to each distribution with respect to such Class A Certificates indicating the remaining Class A Certificate Balance as of the close of such date, as a fraction of the initial Class A Certificate Balance. Each Note Pool Factor, each Owner Trust Certificate Pool Factor and each Class A Certificate Pool Factor will initially be 1.0000000; thereafter the Note Pool Factor, the Owner Trust Certificate Pool Factor and the Class A Certificate Pool Factor will decline to reflect reductions in the outstanding principal balance of the Notes, reductions of the Certificate Balance of the Owner Certificates, or reductions of the Class A Certificate Balance, as the case may be. A Noteholder's portion of the aggregate outstanding principal balance of the related class of Notes is the product of
(i) the original denomination of such Noteholder's Note and (ii) the Note Pool Factor. An Owner Certificateholder's portion of the aggregate outstanding Certificate Balance for the related class of Owner Certificates is the product of (a) the original denomination of the Owner Certificateholder's Owner Certificate and (b) the Owner Trust Certificate Pool Factor. A Class A Certificateholder's portion of the aggregate outstanding Class A Certificate Balance is the product of (a) the original denomination of the Class A Certificateholder's Certificate and (b) the Class A Certificate Pool Factor.

     With respect to each Owner Trust, the holder or holders of record of the Notes (each a "Noteholder") will receive reports on or about each Payment Date concerning payments received on the Receivables, the Aggregate Receivables Balance, each Note Pool Factor, and various other items of information. Unless otherwise provided in the related Prospectus Supplement, with respect to each Trust, the holder or holders of record of the Certificates (each a "Certificateholder") will receive reports on or about each Distribution Date concerning payments received on the Receivables, the Aggregate Receivables Balance, each Owner Trust Certificate Pool Factor or Class A Certificate Pool Factor, as applicable, and various other items of information. Securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "Certain Information Regarding the Securities--Reports to Securityholders."


                                USE OF PROCEEDS

     Unless otherwise provided in the related Prospectus Supplement, the net proceeds to be received by the Seller from the sale of the Securities (after any necessary deposit of funds into a Reserve Account or Subordination Spread Account) will be applied (i) to the purchase of the Receivables from NFC and
(ii) to the extent provided in the related Prospectus Supplement, to make the deposit of the Pre-Funded Amount into the Pre-Funding Account. The related Prospectus Supplement will specify the purpose for which NFC will use the proceeds of each sale of Receivables to the Seller.


                                  THE SELLER

     The Seller, a wholly-owned subsidiary of NFC, was incorporated in the State of Delaware on November 12, 1991. The Seller is organized for the limited purposes of purchasing receivables from NFC and transferring such receivables to third parties, and conducting any activities incidental to and necessary or convenient for the accomplishment of such purposes. The principal executive offices of the Seller are located at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, telephone (302) 658-7581.

                                 THE SERVICER

     NFC, a Delaware corporation, is a wholly-owned subsidiary of NITC. NFC provides (i) retail and lease financing for sales of new and used trucks, buses and trailers sold by NITC dealers, non-NITC dealers and third parties, (ii) wholesale financing for NITC dealers, (iii) retail financing for sales of new and used trucks and buses by NITC and (iv) selected accounts receivable financing for NITC. Harco National Insurance Company, NFC's wholly-owned consolidated insurance subsidiary, provides commercial physical damage and liability insurance coverage to NITC dealers and retail customers, and to the public through the independent insurance agency system.

     NFC conducts its financing operations through six district offices located throughout the United States and through its executive and administrative office located at 2850 West Golf Road, Rolling Meadows, Illinois 60008, telephone (847) 734-4000.

     The related Prospectus Supplement will set forth certain information concerning NFC's experience in the United States pertaining to delinquencies, repossessions and net losses on its entire portfolio of Retail Notes, and it will define (and will describe NFC's current practices with respect to) "Dealer Liability" and "NITC Purchase Obligations."

                                   THE NOTES

General

     With respect to each Owner Trust, one or more classes of Notes will be issued pursuant to the terms of an Indenture, a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Notes and the Indenture. Where particular provisions or terms used in the Indenture are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of this summary.

Principal and Interest on the Notes

     The timing and priority of payment, seniority, allocations of loss, Interest Rate and amount of or method of determining payments of principal and interest on the Notes will be described in the related Prospectus Supplement. The right of holders of any class of Notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of Notes in the series, as described in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, payments of interest on the Notes will be made prior to payments of principal thereon. A series may include one or more classes of Strip Notes entitled to (i) principal payments with disproportionate, nominal or no interest payments, or
(ii) interest payments with disproportionate, nominal or no principal payments. Each class of Notes may have a different Interest Rate, which may be a fixed, variable or adjustable Interest Rate (and which may be zero for certain classes of Strip Notes), or any combination of the foregoing. The related Prospectus Supplement will specify the Interest Rate for each class of Notes, or the initial Interest Rate and the method for determining the Interest Rate. One or more classes of Notes of a series may be redeemable under the circumstances specified in the related Prospectus Supplement.

     Unless otherwise specified in the related Prospectus Supplement, payments to Noteholders of all classes within a series in respect of interest will have the same priority. Under certain circumstances, the amount available for such payments could be less than the amount of interest payable on the Notes on any of the dates specified for payments in the related Prospectus Supplement (each, a "Payment Date"), in which case each class of Noteholders will receive their ratable share (based upon the aggregate amount of interest due to such class of Noteholders) of the aggregate amount available to be distributed in respect of interest on the Notes. See "The Transfer and Servicing Agreements-- Distributions" and "--Credit Enhancement."

     In the case of a series of Notes which includes two or more classes of Notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination thereof, of each such class will be set forth in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, payments in respect of principal and interest of any class of Notes will be made on a pro rata basis among all of the Notes of such class.


The Indenture

     A form of Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The Seller will provide a copy of the applicable Indenture (without exhibits) upon request to a holder of Notes issued thereunder.

     Modification of Indenture Without Noteholder Consent. Each Owner Trust and related Indenture Trustee (on behalf of such Owner Trust) may, without consent of the related Noteholders, enter into one or more supplemental indentures for any of the following purposes: (i) to correct or amplify the description of the collateral or add additional collateral; (ii) to provide for the assumption of the Notes and the Indenture obligations by a permitted successor to the Owner Trust; (iii) to add additional covenants for the benefit of the related Securityholders, or to surrender any rights or power conferred upon the Owner Trust; (iv) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee; (v) to cure any ambiguity or correct or supplement any provision in the Indenture or in any supplemental indenture which may be inconsistent with any other provision in the Indenture, any supplemental indenture or any of the Transfer and Servicing Agreements or certain other agreements; (vi) to provide for the acceptance of the appointment of a successor Indenture Trustee or to add to or change any of the provisions of the Indenture as shall be necessary and permitted to facilitate the administration by more than one trustee; (vii) to modify, eliminate or add to the provisions of the Indenture in order to comply with the Trust Indenture Act of 1939, as amended; and (viii) to add any provisions to, change in any manner, or eliminate any of the provisions of, the Indenture or modify in any manner the rights of Noteholders under such Indenture; provided that any action specified in clause
(viii) shall not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any related Noteholder.

     Modification of Indenture With Noteholder Consent. With respect to each Owner Trust, unless otherwise specified in the related Prospectus Supplement, with the consent of the holders of a majority of the outstanding related Notes and, if more than one class of Notes in such series is outstanding, the holders of the majority of the most senior class, the Owner Trust and the Indenture Trustee may execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the related Indenture, or modify in any manner the rights of the related Noteholders.

     Without the consent of the holder of each outstanding related Note affected thereby, however, no supplemental indenture will: (i) change the due date of any installment of principal of or interest on any Note or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto or change any place of payment where or the coin or currency in which any Note or any interest thereon is payable; (ii) impair the right to institute suit for the enforcement of certain provisions of the Indenture regarding payment; (iii) reduce the percentage of the aggregate amount of the outstanding Notes the consent of the holders of which is required for (a) any such supplemental indenture, (b) any waiver of compliance with certain provisions of the Indenture or of certain defaults thereunder and their consequences as provided for in the Indenture or (c) certain other actions described in the Indenture; (iv) modify any of the provisions of the Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any Payment Date (including the calculation of any of the individual components of such calculation); (v) modify or alter the provisions of the Indenture regarding the voting of Notes held by the related Owner Trust, any other obligor on the Notes, the Seller or an affiliate of any of them; (vi) modify or alter in certain aspects the definition of the term "Outstanding" as defined in the related Transfer and Servicing Agreements or reduce the percentage of the aggregate outstanding amount of the Notes the consent of the holders of which is required to direct the Indenture Trustee to sell or liquidate the Receivables if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Notes; or (vii) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any of the collateral for the Notes or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the Indenture on any such collateral or deprive the holder of any Note of the security afforded by the lien of the Indenture.

     Events of Default; Rights Upon Event of Default. With respect to each Owner Trust, unless otherwise specified in the related Prospectus Supplement, "Events of Default" under the Indenture will consist of: (i) any failure to pay interest on the related Notes as and when the same becomes due and payable, which failure continues unremedied for five days; (ii) any failure (a) to make any required payment of principal on the Notes or (b) to observe or perform in any material respect any other covenants or agreements in the Indenture, which failure in the case of a default under clause (ii)(b) materially and adversely affects the rights of related Noteholders, and which failure in either case continues for 30 days after the giving of written notice of such failure to the Owner Trust and Seller or the Servicer, as applicable, by the Indenture Trustee or to the Seller or the Servicer, as applicable, and the Indenture Trustee by the holders of not less than 25% of the principal amount of the related Notes; (iii) failure to pay the unpaid principal balance of any related class of Notes by the respective final scheduled Payment Date for such class; and (iv) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the Owner Trust indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations. The amount of principal required to be paid to Noteholders on any Payment Date under the related Indenture will generally be limited to amounts available to be deposited in the Note Distribution Account. Therefore, unless otherwise specified in the related Prospectus Supplement, the failure to pay principal on a class of Notes on any Payment Date generally will not result in the occurrence of an Event of Default unless such class of Notes has a final scheduled Payment Date, and then not until such final scheduled Payment Date for such class of Notes.

     If an Event of Default should occur and be continuing with respect to the Notes of any series, the related Indenture Trustee or holders of a majority in principal amount of such Notes then outstanding may declare the principal of the Notes to be immediately due and payable. Such declaration may, under certain circumstances, be rescinded by the holders of a majority in principal amount of the Notes then outstanding.

     If the Notes of any series are declared to be due and payable following an Event of Default with respect thereto, the related Indenture Trustee may institute proceedings to collect amounts due or foreclose on Trust Property, exercise remedies as a secured party, sell the Trust Property or elect to have the Owner Trust maintain possession of the related Receivables and continue to apply collections on such Receivables as if there had been no declaration of acceleration. The Indenture Trustee, however, is prohibited from selling the Trust Property following an Event of Default, unless (i) the holders of all the outstanding related Notes consent to such sale, (ii) the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on such outstanding Notes and the Certificate Balance of and accrued interest on the Certificates, in each case at the date of such sale, or (iii) there has been an Event of Default arising from a failure to make a required payment of principal or interest on any Notes, and the Indenture Trustee determines that the Trust Property would not be sufficient on an ongoing basis to make all payments on the Notes as such payments would have become due if such obligations had not been declared due and payable, and the Indenture Trustee obtains the consent of the holders of a majority of the aggregate outstanding amount of the Notes. Following a declaration of acceleration upon an Event of Default, (i) unless otherwise specified in the related Prospectus Supplement, Noteholders will be entitled to ratable repayment of principal on the basis of their respective unpaid principal balances and (ii) repayment in full of the accrued interest on and unpaid principal balances of the Notes will be made prior to any further payment of interest on the Owner Certificates or in respect of the Certificate Balance.

     Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, if an Event of Default occurs and is continuing with respect to a series of Notes, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of such Notes, if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority in principal amount of the outstanding Notes in a series will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Indenture Trustee and the holders of a majority in principal amount of such Notes then outstanding together with, if more than one class of Notes in such series is outstanding, the holders of a majority in principal amount of the most senior class of such Notes may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all of the holders of such outstanding Notes.

     No holder of a Note of any series will have the right to institute any proceeding with respect to the related Indenture, unless (i) such holder previously has given to the Indenture Trustee written notice of a continuing Event of Default, (ii) the holders of not less than 25% in principal amount of the outstanding Notes of such series have made written request of the Indenture Trustee to institute such proceeding in its own name as Indenture Trustee, (iii) such holder or holders have offered the Indenture Trustee reasonable indemnity,
(iv) the Indenture Trustee has for 60 days failed to institute such proceeding and (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the holders of a majority in principal amount of such outstanding Notes.

     If the Indenture Trustee knows that an Event of Default has occurred and is continuing, the Indenture Trustee will mail to each Noteholder notice of the Event of Default within 30 days after obtaining knowledge of such Event of Default. Except in the case of a failure to pay principal of or interest on any Note, the Indenture Trustee may withhold the notice if and so long as it determines in good faith that withholding the notice is in the interests of Noteholders.

     In addition, each Indenture Trustee and the related Noteholders, by accepting the related Notes, will covenant that they will not, for a period of one year after the termination of the Indenture, institute against the related Owner Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

     Neither the Indenture Trustee nor the Owner Trustee in its individual capacity, nor any holder of an Owner Certificate including, without limitation, the Seller, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the related Notes or for the agreements and covenants of the related Owner Trust contained in the Indenture.

     Certain Covenants. Each Indenture provides that the related Owner Trust may not consolidate with or merge into any other entity, unless (i) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, any state or the District of Columbia, (ii) such entity expressly assumes the Owner Trust's obligation to make due and punctual payments upon the Notes and the performance or observance of every agreement and covenant of the Owner Trust under the Indenture, (iii) no Event of Default shall have occurred and be continuing immediately after such merger or consolidation, (iv) any action as is necessary to maintain the lien and security interest created by the Indenture shall have been completed, (v) the Owner Trust has been advised that the rating of the related Notes or Owner Certificates then in effect would not be reduced or withdrawn by the Rating Agencies as a result of such merger or consolidation and (vi) the Owner Trust has received an opinion of counsel to the effect that, among other things, such consolidation or merger would have no material adverse tax consequence to the Owner Trust or to any related Securityholder.

     Each Owner Trust will not, among other things, (i) except as expressly permitted by the Indenture, the Transfer and Servicing Agreements or certain related documents for such Owner Trust (collectively, the "Related Documents"), sell, convey, transfer, exchange or otherwise dispose of any of the assets of the Owner Trust, (ii) claim any credit on or make any deduction from the principal and interest payable in respect of the related Notes (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former holder of such Notes because of the payment of taxes levied or assessed upon any part of the Trust Property, (iii) dissolve or liquidate in whole or in part (to the extent the Owner Trust may lawfully make such covenant), (iv) permit the validity or effectiveness of the related Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the related Notes under such Indenture except as may be expressly permitted thereby, (v) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the Owner Trust or any part thereof, or any interest therein or the proceeds thereof or (vi) permit the lien of the related Indenture not to constitute a valid first priority security interest in the Trust Property.

     No Owner Trust may engage in any activity other than as specified under this Prospectus and the related Prospectus Supplement. No Owner Trust will incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the related Notes and the related Indenture or otherwise in accordance with the Related Documents.

     Annual Compliance Statement. Each Owner Trust will be required to file annually with the related Indenture Trustee a written statement as to the fulfillment of its obligations under the Indenture.

     Indenture Trustee's Annual Report. The Indenture Trustee will be required, if and as required by Sections 313(a) and (c) of the Trust Indenture Act of 1939 as in force on the date of the related Pooling and Servicing Agreement (the "TIA"), to mail to all related Noteholders within sixty days after each February 1, beginning with the first February 1 after the related Closing Date a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by the Owner Trust to the Indenture Trustee in its individual capacity, the property and funds physically held by the Indenture Trustee as such and any action taken by it that materially affects the Notes and that has not been previously reported. The Indenture Trustee shall also comply with Section 313(b) of the TIA.

     Satisfaction and Discharge of Indenture. The Indenture will be discharged with respect to the related Notes (but not with respect to the Certificateholders) upon the delivery to the related Indenture Trustee for cancellation of all such Notes or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all of such Notes.


The Indenture Trustee

     The Indenture Trustee for a series of Notes will be specified in the related Prospectus Supplement. The Indenture Trustee may give notice of its intent to resign at any time, in which event the Servicer, or its successor, will be obligated to appoint a successor trustee. The Servicer may also remove the Indenture Trustee if the Indenture Trustee ceases to be eligible to continue as such under the Indenture or if the Indenture Trustee becomes insolvent. In such circumstances, the Servicer will be obligated to appoint a successor trustee. Any resignation or removal of the Indenture Trustee and appointment of a successor trustee does not become effective until acceptance of the appointment by the successor trustee.


                               OWNER CERTIFICATES

General

     The Owner Certificates will be issued pursuant to the terms of an Owner Trust Agreement, a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Owner Certificates and the Owner Trust Agreement. Where particular provisions or terms used in the Owner Trust Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of this summary.

     Owner Certificates owned by the Seller or its affiliates will be entitled to equal and proportionate benefits under the Owner Trust Agreement except that such Owner Certificates will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of Owner Certificateholders have given, made or taken any request, demand, authorization, direction, notice, consent or other action under the Related Documents (other than the commencement by the Owner Trust of a voluntary proceeding in bankruptcy as described in "The Transfer and Servicing Agreements--Owner Trust: Insolvency Event").


Distributions of Interest and Certificate Balance

     The timing and priority of distributions, seniority, allocations of loss, Pass Through Rate and amount of or method of determining distributions with respect to Certificate Balance and interest (or, where applicable, with respect to Certificate Balance only or interest only) on the Owner Certificates of any series will be described in the related Prospectus Supplement. Distributions of interest on the Owner Certificates will be made on the dates specified in the related Prospectus Supplement (each, a "Distribution Date") and will be made prior to distributions with respect to Certificate Balance. A series may include one or more classes of Strip Certificates entitled to (i) distributions in respect of Certificate Balance with disproportionate, nominal or no interest distributions, or (ii) interest distributions, with disproportionate, nominal or no distributions in respect of Certificate Balance. Each class of Owner Certificates may have a different Pass Through Rate, which may be a fixed, variable or adjustable Pass Through Rate (and which may be zero for certain classes of Strip Certificates), or any combination of the foregoing. The related Prospectus Supplement will specify the Pass Through Rate for each class of Owner Certificates, or the initial Pass Through Rate and the method for determining the Pass Through Rate. Unless otherwise specified in the related Prospectus Supplement, interest on the Owner Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Distributions in respect of any class of Owner Certificates will be subordinate to payments in respect of the Notes as more fully described in the related Prospectus Supplement. Distributions in respect of Certificate Balance of any class of Owner Certificates will be made on a pro rata basis among all of the Owner Certificateholders of such class.

     In the case of a series of Owner Certificates which includes two or more classes of Owner Certificates, the timing, sequential order, priority of payment or amount of distributions in respect of principal, and any schedule or formula or other provisions applicable to the determination thereof, of each such class shall be as set forth in the related Prospectus Supplement.


                              CLASS A CERTIFICATES

General

     The Class A Certificates will be issued pursuant to a Pooling and Servicing Agreement. The following summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Class A Certificates and the related Pooling and Servicing Agreement. Where particular provisions or terms used in the related Pooling and Servicing Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of this summary.

     The Grantor Certificates will evidence interests in the Grantor Trust created pursuant to the related Pooling and Servicing Agreement. The Class A Certificates will evidence in the aggregate an undivided ownership interest of the Class A Percentage of the related Grantor Trust and the Class B Certificates will evidence in the aggregate an undivided ownership interest of the Class B Percentage of the related Grantor Trust. The "voting interests" of the Class A Certificates will be allocated among the Class A Certificateholders in accordance with the Class A Certificate Balance represented thereby, except that in certain circumstances any Class A Certificates held by the Seller, the Servicer or any of their respective affiliates shall be excluded from such determination.

     Grantor Certificates owned by the Seller or its affiliates will be entitled to equal and proportionate benefits under the related Pooling and Servicing Agreement except that such Grantor Certificates will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of Grantor Certificateholders have given, made or taken any request, demand, authorization, direction, notice, consent or other action under the Related Documents.

Distributions of Interest and Certificate Balance

     The timing and priority of distributions, Pass Through Rate and amount of or method of determining distributions with respect to Certificate Balance and interest on the Class A Certificates of any series will be described in the related Prospectus Supplement. Interest will be passed through to the holders of the Class A Certificates on the Distribution Dates specified in the related Prospectus Supplement and will be made prior to distributions with respect to Certificate Balance. Each class of Grantor Certificates may have a different Pass Through Rate. The related Prospectus Supplement will specify the Pass Through Rate for the Class A Certificates, or the initial Pass Through Rate and the method for determining changes to the Pass Through Rate. Unless otherwise specified in the related Prospectus Supplement, interest on the Class A Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Distributions in respect of Certificate Balance of the Class A Certificates of any series will be made on a pro rata basis among all of the related Class A Certificateholders.


                  CERTAIN INFORMATION REGARDING THE SECURITIES

Book-Entry Registration

     DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. "Participants" include securities brokers and dealers, banks, trust companies, clearing corporations or other Persons for whom from time to time DTC effects book entry transfers and pledges of Securities deposited with DTC. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     Unless otherwise specified in the related Prospectus Supplement, each class of Notes will initially be represented by one or more Notes, in each case registered in the name of the nominee of DTC (together with any successor depository selected by the Owner Trust, the "Depository") except as provided in this Prospectus or any Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, Notes will be available for purchase in denominations of $1,000 and integral multiples thereof in book-entry form only. Each class or series of Certificates to be sold by the Certificate Underwriters (as defined in the related Prospectus Supplement) will initially be represented by a single Certificate registered in the name of the Depository, except as provided in this Prospectus or any Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the Owner Certificates will be available for purchase in minimum denominations of $20,000 and integral multiples of $1,000 in excess thereof in book-entry form only and resales or other transfers will not be permitted in amounts of less than $20,000, and Class A Certificates will be available for purchase in minimum denominators of $1,000 and integral multiples thereof in book-entry form only and resales or other transfers will not be permitted in amounts less than $1,000. Unless and until Definitive Securities are issued under the limited circumstances described herein or in the related Prospectus Supplement, no person acquiring a beneficial interest in a Security (a "Security Owner") (other than the Seller) will be entitled to receive a physical certificate representing a Security.

     Unless otherwise specified in the related Prospectus Supplement, Security Owners (other than the Seller) that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Securities may do so only through Participants and Indirect Participants. In addition, Security Owners having a beneficial interest in Notes will receive all distributions of principal and interest and Security Owners having a beneficial interest in Certificates will receive all distributions in respect of interest and Certificate Balance through Participants and Indirect Participants. The Seller has been informed by DTC that DTC's nominee will be Cede. Accordingly, Cede is expected to be the holder of record of the Securities that are not retained by the Seller. Under a book-entry format, Security Owners may experience some delay in their receipt of payments, since such payments will be forwarded by the trustees to Cede, as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or Security Owners.
Except for the Seller, it is anticipated that the only "Noteholder" and "Certificateholder" will be Cede, as nominee of DTC. Security Owners having a beneficial interest in Notes will not be recognized by the Indenture Trustee as Noteholders, as such term is used in the Indenture, and such Security Owners will be permitted to exercise the rights of Noteholders only indirectly through DTC and its Participants. Likewise, Security Owners having a beneficial interest in Certificates will not be recognized by the related Trustee as Certificateholders as such term is used in each related Owner Trust Agreement or Grantor Trust Pooling and Servicing Agreement, as the case may be, and such Security Owners will be permitted to exercise the rights of Certificateholders only indirectly through DTC and its Participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (collectively, the "Rules"), DTC is required to make book-entry transfers of Securities among Participants on whose behalf it acts with respect to the Securities and to receive and transmit distributions of principal of, and interest on, the Notes and distributions in respect of interest and Certificate Balance on the Certificates. Participants and Indirect Participants with which Security Owners have accounts with respect to the Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Security Owners. Accordingly, although Security Owners will not possess Securities, the Rules provide a mechanism by which Participants will receive payments and will be able to transfer Security Owners' interests.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Security Owners to pledge Securities to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Securities, may be limited due to the lack of a physical certificate for such Securities.

     DTC has advised the Seller that it will take any action permitted to be taken by a Noteholder under the related Indenture or a Certificateholder under the related Owner Trust Agreement or Grantor Trust Pooling and Servicing Agreement, as applicable, only at the direction of one or more Participants to whose accounts with DTC the Notes or Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

     All references herein to actions by Securityholders refer to actions taken by DTC upon instructions from the Participants and all references herein to distributions, notices, reports and statements to Securityholders refer to distributions, notices, reports and statements to DTC or Cede, as the case may be, for distribution to Security Owners in accordance with DTC's procedures with respect thereto. See "Definitive Securities" below. Except as required by law, neither the Administrator, the Seller, the Trustee nor the Indenture Trustee (as applicable) will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Securities of any series held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.


Definitive Securities

     Unless otherwise specified in the related Prospectus Supplement, Securities (other than Securities held by the Seller) will be issued in fully registered, certificated form ("Definitive Notes" or "Definitive Certificates," as the case may be, and, collectively, the "Definitive Securities") to Security Owners, or their respective nominees, rather than to DTC or its nominee, only if (i) the related Administrator, in the case of an Owner Trust, or the Seller, in the case of a Grantor Trust, advises the appropriate Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Securities and the Administrator or the Seller, as applicable, is unable to locate a qualified successor, (ii) the Administrator or the Seller, as applicable, at its option, advises the appropriate Trustee in writing that it elects to terminate the book-entry system through DTC or (iii) after the occurrence of an Event of Default or a Servicer Default, holders representing at least a majority of the outstanding principal amount of such Securities (or, in the case of the Class A Certificates, holders representing in the aggregate not less than 51% of the voting interest of the Class A Certificates of such series) advise the appropriate Trustee and DTC through Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of the holders of such Securities. The "voting interests" of the Class A Certificates will be allocated among the holders of Class A Certificates in accordance with the Class A Certificate Balance represented thereby, except that in certain circumstances any Class A Certificates held by the Seller, the Servicer or any of their respective affiliates shall be excluded from such determination.

     Upon the occurrence of any event described in the immediately preceding paragraph, the appropriate trustee will be required to notify DTC of the availability of Definitive Securities. Upon surrender by DTC of the definitive certificates representing the securities and receipt of instructions for re-registration, the appropriate trustee will reissue such securities as Definitive Securities to holders thereof.

     Distributions on or in respect of the Definitive Securities will be made in accordance with the procedures set forth in the related Indenture, the related Owner Trust Agreement or the related Grantor Trust Pooling and Servicing Agreement, as applicable, directly to holders of Definitive Securities in whose names the Definitive Securities were registered at the close of business on the day before the related Payment Date or Distribution Date, as applicable. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the Indenture Trustee or Trustee, as applicable. The final payment on any Definitive Security, however, will be made only upon presentation and surrender of such Definitive Security at the office or agency specified in the notice of final distribution to the holders of such class.

     Definitive Securities will be transferable and exchangeable at the offices of the appropriate trustee or of a registrar named in a notice delivered to holders of Definitive Securities. No service charge will be imposed for any registration of transfer or exchange, but the appropriate trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Reports to Securityholders

     On or prior to each Payment Date, the Servicer will prepare and provide to the Indenture Trustee a statement to be delivered to the related Noteholders on such Payment Date and on or prior to each Distribution Date, the Servicer will prepare and provide to the Trustee a statement to be delivered to the related Certificateholders (other than Class B Certificateholders). With respect to each series (to the extent applicable) each such statement to be delivered to Noteholders will include the following information as to the Notes with respect to such Payment Date or the period since the previous Payment Date, as applicable, and each such statement to be delivered to Certificateholders will include the following information as to the Certificates with respect to such Distribution Date or the period since the previous Distribution Date, as applicable:

     (i) Information Applicable to all Trusts:

          (a) the amount of the distribution allocable to interest on or with respect to each class of Securities;

          (b) the Aggregate Receivables Balance as of the close of business on the last day of such Monthly Period;

          (c) the amount of the Total Servicing Fee paid to the Servicer with respect to the related Monthly Period;

          (d) the amount of Aggregate Losses for the related Monthly Period;

          (e) the Delinquency Percentage for the related Monthly Period; and

          (f) the sum of all Administrative Purchase Payments and all Warranty Payments made for the related Monthly Period.

     (ii) Information Applicable to Owner Trusts:

          (a) the amount of the distribution allocable to principal of each class of the Notes and to the Certificate Balance of each class of Owner Certificates;

          (b) the aggregate outstanding principal balance and the Note Pool Factor for each class of Notes, and the Certificate Balance and the Owner Trust Certificate Pool Factor for each class of Owner Certificates, each after giving effect to all payments reported under (ii)(a) above on such date;

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

          (c) the amount, if any, paid to the Servicer or distributed to Noteholders and Owner Certificateholders from amounts on deposit in the Reserve Account or from other forms of credit enhancement;

          (d) the Noteholders' Interest Carryover Shortfall, the Noteholders' Principal Carryover Shortfall, the Certificateholders' Interest Carryover Shortfall and the Certificateholders' Principal Carryover Shortfall (each as defined in the related Prospectus Supplement), if any, and the change in such amounts from the preceding statement;

          (e) the Interest Rate or Pass Through Rate for the next period for any class of Notes or Owner Certificates with variable or adjustable rates;

          (f) the balance (if any) of the Reserve Account on such date, after giving effect to distributions or deposits made on such date, and the change in such balance from that of the prior Payment Date or Distribution Date, as the case may be;

          (g) for each such date during the Funding Period (if any), the remaining Pre-Funded Amount; and

          (h) for the first such date that is on or immediately following the end of the Funding Period (if any), the amount of any remaining Pre-Funded Amount that has not been used to fund the purchase of Subsequent Receivables and is being passed through as payments of principal on the Securities.

     (iii) Information Applicable to Grantor Trusts:

          (a) the amount of the distribution allocable to the Certificate
     Balance;

          (b) the Class A Certificate Balance and the Class A Certificate Pool Factor for the Class A Certificates, each after giving effect to all payments reported under (iii)(a) above on such date;

          (c) the amount of the Class A Interest Carryover Shortfall and Class A Principal Carryover Shortfall, if any, on such Distribution Date and the change in such amounts from those of the prior Distribution Date;

          (d) the Class A Percentage of the Total Servicing Fee;

          (e) the balance (if any) of the Subordination Spread Account on such Distribution Date, after giving effect to distributions or deposits made on such date, and the change in such balance from that of the prior Distribution Date; and

          (f) the amount otherwise distributable to the Class B
     Certificateholders that is distributed to Class A Certificateholders on such Distribution Date.

     Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of each Trust, the Trustees will mail to each holder of a class of Securities who at any time during such calendar year has been a Securityholder, and received any payment thereon, a statement containing certain information for the purposes of such Securityholder's preparation of federal income tax returns. See "Certain Federal Income Tax Consequences."

     The "Aggregate Losses" with respect to a Monthly Period and the related Distribution Date will equal the sum of (i) the aggregate of the Receivable Balances of all Receivables in such Trust newly designated during such Monthly Period as Liquidating Receivables and (ii) the aggregate principal portion of Scheduled Payments due but not received with respect to all such Receivables prior to the date any such Receivable was designated a Liquidating Receivable minus Liquidation Proceeds collected during such Monthly Period with respect to all Liquidating Receivables. The "Delinquency Percentage" with respect to a Monthly Period will equal the aggregate Remaining Gross Balance of all outstanding Receivables which have installments past due 61 days or more as of the last day of such Monthly Period, determined in accordance with the Servicer's normal practices, expressed as a percentage of the aggregate Remaining Gross Balance of outstanding Receivables on the last day of such Monthly Period. With respect to any Trust, the "Remaining Gross Balance" as of the last day of any Monthly Period, with respect to any Receivable in such Trust (other than a Liquidating Receivable), will be equal to the Initial Gross Receivable Balance thereof minus the sum of the following: (i) all payments received by the Servicer from or for the account of the Obligor which are not late fees,

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

prepayment charges or certain other similar fees or charges, (ii) any Warranty Payment or Administrative Purchase Payment with respect to such Receivable,
(iii) any Prepayments applied to reduce the Initial Gross Receivable Balance of any such Receivable, (iv) proceeds received by the Servicer from any insurance policies with respect to such Receivable and (v) for any Receivable not classified by the Servicer as a "finance charge-included contract," the portion of the payments specified in the preceding clauses (i), (ii), (iii) or (iv) above allocable in accordance with the actuarial method to finance charges; provided, however, that the Remaining Gross Balance of any Receivable that has been designated a Liquidating Receivable during the related Monthly Period shall equal zero.

     "Liquidation Proceeds" shall mean all proceeds of the liquidation of any Receivable (a "Liquidating Receivable") as to which (i) the Servicer (a) has reasonably determined in accordance with its customary servicing procedures that eventual payment of amounts owing on such Receivable is unlikely, or (b) has repossessed the Financed Vehicle or Financed Vehicles securing such Receivable or (ii) any related Scheduled Payment is at least 210 days past due.

                     THE TRANSFER AND SERVICING AGREEMENTS

General

     Except as otherwise specified in the related Prospectus Supplement, the following summary describes certain terms of (i) the Purchase Agreement applicable to each Trust pursuant to which the Seller will purchase Receivables from NFC, (ii) the Owner Trust Pooling and Servicing Agreement pursuant to which each Owner Trust will acquire the Receivables purchased by the Seller under the related Purchase Agreement and the Servicer will agree to service such Receivables, (iii) the Owner Trust Agreement pursuant to which each Owner Trust will be created and Owner Certificates will be issued, (iv) the Grantor Trust Pooling and Servicing Agreement pursuant to which (a) each Grantor Trust will be created, (b) such Grantor Trust will acquire the Receivables purchased by the Seller under the related Purchase Agreement, (c) the Servicer will agree to service such Receivables and (d) Grantor Certificates will be issued and (v) with respect to each Owner Trust, the Administration Agreement pursuant to which NFC will undertake certain administrative duties with respect to such Owner Trust.

     The term "Transfer and Servicing Agreements" means (i) with respect to any Owner Trust, the related Purchase Agreement, Pooling and Servicing Agreement, Owner Trust Agreement, Indenture and Administration Agreement and (ii) with respect to any Grantor Trust, the related Purchase Agreement and Pooling and Servicing Agreement. Forms of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. The Seller will provide a copy of the Transfer and Servicing Agreements (without exhibits) upon request to a holder of Securities described therein. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Transfer and Servicing Agreements. Where particular provisions or terms used in the Transfer and Servicing Agreements are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of such summary.

Sale and Assignment of Receivables

     On the closing date specified in the related Prospectus Supplement (the "Closing Date"), pursuant to a Purchase Agreement between NFC and the Seller (a "Purchase Agreement"), NFC will sell and assign to the Seller, without recourse, its entire interest in the related Receivables, including its security interests in the Financed Vehicles, the proceeds of certain insurance policies, the proceeds of Dealer Liability with respect to the Receivables, the proceeds of NITC Purchase Obligations with respect to the Receivables, the proceeds of any Guaranties and the benefit of any lease assignments with respect to the Financed Vehicles. On the Closing Date, pursuant to the applicable Pooling and Servicing Agreement, the Seller will transfer and assign to the Owner Trust or the Grantor Trustee, as applicable, without recourse, its entire interest in the related Receivables, including its security interests in the Financed Vehicles, the proceeds of certain insurance policies, the proceeds of Dealer Liability with respect to the Receivables, any proceeds of NITC Purchase Obligations with respect to the Receivables, the proceeds of any Guaranties, the benefit of any lease assignments with respect to the Financed Vehicles, the related Purchase Agreement and the related Custodian Agreement.

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

     Each Receivable with respect to a Trust will be identified in a schedule which will be on file at the locations set forth in an exhibit to the applicable Pooling and Servicing Agreement (a "Schedule of Receivables"). The applicable Trustee will, concurrently with such transfer and assignment, execute, authenticate (if necessary) and deliver the related Securities to the Seller in exchange for such Receivables. The Seller will sell the Certificates (other than those Certificates it is retaining) and (if applicable) the Notes to the respective underwriters set forth in the related Prospectus Supplement. See "Plan of Distribution." Unless otherwise provided in the related Prospectus Supplement, the Seller will apply the net proceeds received from the sale of the Securities to fund the Reserve Account or Subordination Spread Account and, to the extent specified in the related Prospectus Supplement, to the deposit of the Pre-Funded Amount into the Pre-Funding Account, and then to the purchase of the related Receivables from NFC. The remainder of the purchase price for the Receivables will be funded by an intercompany loan from NFC. The related Prospectus Supplement for a given Owner Trust will specify whether, and the terms, conditions and manner under which, Subsequent Receivables and Related Property will be acquired by the Seller from NFC and transferred by the Seller to the Owner Trust from time to time during the Funding Period on the dates specified as transfer dates in the related Prospectus Supplement (each, a "Subsequent Transfer Date").

     In each Purchase Agreement, NFC will represent and warrant to the Seller, among other things, that: (i) the information provided in the related Schedule of Receivables is correct in all material respects; (ii) the Obligor on each Receivable is required to maintain physical damage insurance covering the Financed Vehicle in accordance with NFC's normal requirements, except for certain fleet customers which NFC, in accordance with its customary procedures, permits to be self-insured; (iii) as of the related Closing Date or the applicable Subsequent Transfer Date, if any, the related Receivables are free and clear of all security interests, liens, charges and encumbrances (except from security interests, liens, charges or encumbrances which may arise from accessions to the Financed Vehicles not financed by NFC) and no offsets, defenses or counterclaims have been asserted or threatened; (iv) as of the Closing Date or the applicable Subsequent Transfer Date, if any, each of such Receivables is or will be secured by a first perfected security interest in favor of NFC in the Financed Vehicle or Financed Vehicles related thereto; and
(v) each related Receivable, at the time it was originated complied, and as of the related Closing Date or the applicable Subsequent Transfer Date, if any, complies, in all material respects with applicable federal and state laws. In each applicable Pooling and Servicing Agreement, the Seller will assign the representations and warranties of NFC, as set forth above, to the Owner Trust or the Grantor Trustee, as applicable, and will represent and warrant to the Owner Trust or the Grantor Trustee, as applicable, that the Seller has taken no action which would cause such representations and warranties of NFC to be false in any material respect as of the Closing Date or the applicable Subsequent Transfer Date, if any.

     As of the last day of the second (or, if the Seller elects, the first) month following the discovery by the Seller, the Servicer, the Trustee or (if applicable) the Indenture Trustee of a breach of any representation or warranty of the Seller or NFC that materially and adversely affects the interests of the related Trust or Securityholders in any Receivable, the Seller, unless the breach is cured, will repurchase such Receivable (a "Warranty Receivable") from the Trust at a price equal to the sum of all remaining Scheduled Payments on such Receivable, plus all past due Scheduled Payments with respect to which a Monthly Advance has not been made, plus all outstanding Monthly Advances on such Receivable, plus an amount equal to any reimbursements of outstanding Monthly Advances made to the Servicer with respect to such Receivable from the proceeds of other Receivables, minus (i) the rebate, calculated in accordance with the actuarial method, that would be payable to the Obligor on such Receivable were the Obligor to prepay such Receivable in full on such day and (ii) any proceeds of the liquidation of such Receivable previously received (to the extent applied to reduce the Receivable Balance of such Receivable) (the "Warranty Payment"). The Seller or NFC, as applicable, will be entitled to receive any amounts held by the Servicer with respect to such Warranty Receivable. The repurchase obligation constitutes the sole remedy available to the Securityholders, the Trustee, and, as applicable, the Indenture Trustee for any such uncured breach.

     In each applicable Pooling and Servicing Agreement, the Servicer will covenant that (i) except as contemplated in such Agreement, the Servicer will not release any Financed Vehicle from the security interest, (ii) the Servicer will do nothing to impair the rights of the Securityholders, the Trustee, or, as applicable, the Indenture Trustee in the related Receivables and (iii) the Servicer will not amend any such Receivable such that the Initial Receivable Balance, the APR or the total number of Scheduled Payments is altered or such that the final scheduled payment on such Receivable will be due later than the last day of the Monthly Period preceding the latest final scheduled distribution date on any Securities or such other date as is set forth in the Prospectus Supplement. As of the last day of the second (or, if the Servicer so elects, the first) month following the discovery by the Servicer, the Trustee or (if applicable) the Indenture Trustee of a breach of any covenant that materially and adversely affects any Receivable and unless such breach is cured in all material respects, the Servicer will, with respect to such Receivable (an "Administrative Receivable"): (i) release all claims for reimbursement of Monthly Advances made on such Administrative Receivable, and (ii) purchase such Administrative Receivable from the Owner Trust or Grantor Trustee, as applicable, at a price equal to the sum of all remaining Scheduled Payments on such Administrative Receivable, plus an amount equal to any reimbursements of outstanding Monthly Advances made to the Servicer with respect to such Administrative Receivable from the proceeds of other Receivables, plus all past due Scheduled Payments with respect to which a Monthly Advance has not been made, minus the rebate, calculated in accordance with the actuarial method, that would be payable to the Obligor on such Administrative Receivable were the Obligor to prepay such Administrative Receivable in full on such day (the "Administrative Purchase Payment"). In addition, the Servicer will be entitled to retain any amounts held by the Servicer with respect to such Administrative Receivable. This repurchase obligation constitutes the sole remedy available to the Securityholders, the Trustee and, as applicable, the Indenture Trustee for any such uncured breach.

     Pursuant to each applicable Pooling and Servicing Agreement, the related Trust or Trustee will designate the Servicer as custodian to maintain possession, as the Owner Trust's or Grantor Trustee's agent, as applicable, of the related Retail Notes and any other documents relating to the Receivables held by the related Trust. To assure uniform quality in servicing both the Receivables and the Servicer's own portfolio of receivables, as well as to facilitate servicing and save administrative costs, the documents will not be physically segregated from other similar documents that are in the Servicer's possession or otherwise stamped or marked to reflect the transfer to the related Trust so long as the Servicer is the custodian of such documents. However, Uniform Commercial Code ("UCC") financing statements reflecting the sale and assignment of such Receivables to the Owner Trust or Grantor Trustee, as applicable, will be filed, and the Servicer's accounting records and computer files will reflect such sale and assignment. Because such Receivables will remain in the Servicer's possession and will not be stamped or otherwise marked to reflect the assignment to the Owner Trust or Grantor Trustee, as applicable, if a subsequent purchaser were able to take physical possession of the Receivables without knowledge of the assignment, the Owner Trust's or Grantor Trustee's interests in such Receivables could be defeated.

Accounts

     With respect to each Trust, the Servicer will establish and maintain with the Indenture Trustee or the Grantor Trustee, as applicable, one or more accounts, (i) in the name of the Indenture Trustee on behalf of the related Securityholders in the case of an Owner Trust, and (ii) in the name of the Grantor Trustee on behalf of the Grantor Certificateholders in the case of a Grantor Trust, into which all payments made on or with respect to the related Receivables will be deposited (a "Collection Account"). With respect to each Owner Trust, the Servicer will also establish and maintain for each series (i) an account, in the name of the Indenture Trustee on behalf of the related Noteholders, in which amounts released from the Collection Account and any Pre-Funding Account or Reserve Account or other credit enhancement for payment to such Noteholders will be deposited and from which all distributions to such Noteholders will be made (the "Note Distribution Account"), and (ii) an account, in the name of the Owner Trustee on behalf of the related Owner Certificateholders, in which amounts released from the Collection Account and any Pre-Funding Account or Reserve Account or other credit enhancement for distribution to such Owner Certificateholders will be deposited and from which all distributions to such Certificateholders will be made (a "Certificate Distribution Account"). With respect to each Grantor Trust, the Servicer will also establish in the name of the Grantor Trustee on behalf of the Grantor Certificateholders an account, in the name of the Grantor Trustee on behalf of the related Grantor Certificateholders, in which amounts released from the Collection Account and any Subordinated Spread Account or other credit enhancement for payment to such Grantor Certificateholders will be deposited and from which all distributions to such Certificateholders will be made (also, a "Certificate Distribution Account").

     For any series of Securities, funds in the Collection Account, the Note Distribution Account, any Pre-Funding Account, Reserve Account and any Subordination Spread Account and other accounts identified as such in the related Prospectus Supplement (collectively, the "Designated Accounts") will be invested as provided in the applicable Pooling and Servicing Agreement in Eligible Investments. "Eligible Investments" are generally limited to investments acceptable to the rating agencies rating the related Securities at the request of the Seller (the "Rating Agencies") as being consistent with the rating of such Securities. Except as described below or in the related Prospectus Supplement, Eligible Investments are limited to obligations or securities that mature prior to the next Distribution Date or, in the case of the Note Distribution Account, the next Payment Date. To the extent permitted by the Rating Agencies, funds in any Reserve

Account may be invested in related Notes that will not mature prior to the date of the next distribution with respect to the Notes. Except as otherwise specified in the related Prospectus Supplement, such Notes will not be sold to meet any shortfalls unless they are sold at a price equal to or greater than the unpaid principal balance thereof if, following such sale, the amount on deposit in any Reserve Account would be less than the Specified Reserve Account Balance. Thus, the amount of cash in any Reserve Account at any time may be less than the balance of the Reserve Account. If the amount required to be withdrawn from any Reserve Account to cover shortfalls in collections on the Receivables (as provided in the related Prospectus Supplement) exceeds the amount of cash in the Reserve Account, a temporary shortfall in the amounts distributed to the Noteholders and Owner Certificateholders could result, which could, in turn, increase the average life of the Owner Securities. Except as otherwise specified in the related Prospectus Supplement, investment earnings on funds deposited in the Designated Accounts, net of losses and investment expenses (collectively, "Investment Earnings"), will be payable to the Seller.

     The Designated Accounts will be maintained as Eligible Deposit Accounts; provided, however, that (i) each Collection Account will be maintained with the Indenture Trustee or the Grantor Trustee, as applicable, so long as (a) the Indenture Trustee's or Grantor Trustee's (as applicable) short-term unsecured debt obligations have a rating of P-1 by Moody's Investors Service, Inc. ("Moody's") and a rating of A-1+ by Standard & Poor's Ratings Services ("S&P")(the "Required Deposit Rating") or (b) such accounts are maintained in the trust department of the Indenture Trustee or Grantor Trustee and (ii) unless otherwise provided in the related Prospectus Supplement, each Collection Account, each Note Distribution Account and each Certificate Distribution Account, as applicable, will initially be maintained in the trust department of the related Indenture Trustee or Grantor Trustee, as applicable. If the conditions set forth in clause (i) of the immediately preceding sentence are not satisfied, the Servicer will, with the Indenture Trustee or Grantor Trustee's assistance as necessary, cause the applicable Collection Account to be moved to a bank whose short-term unsecured debt obligations have the Required Deposit Rating. "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade. "Eligible Institution" means, with respect to a Trust, (a) the corporate trust department of the related Indenture Trustee or the Grantor Trustee, as applicable, or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), (i) which has either (A) a long-term unsecured debt rating acceptable to the Rating Agencies or (B) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies and (ii) whose deposits are insured by the FDIC.

     Any other accounts to be established with respect to a Trust will be described in the related Prospectus Supplement.

Servicing Compensation and Payment of Expenses

     With respect to each Trust, unless otherwise provided in the related Prospectus Supplement, on each Distribution Date, the Servicer will receive a servicing fee (the "Basic Servicing Fee") for the preceding Monthly Period equal to one-twelfth of the Basic Servicing Fee Rate specified in the related Prospectus Supplement multiplied by the Aggregate Receivables Balance of all Receivables held by such Trust as of the first day of such Monthly Period. On each Distribution Date, the Servicer will be paid the Basic Servicing Fee and any unpaid Basic Servicing Fees from all prior Distribution Dates (collectively, the "Total Servicing Fee") to the extent of funds available therefor. In addition, unless otherwise provided in the related Prospectus Supplement, with respect to each Trust, the Servicer will be entitled to receive any late fees, prepayment charges or certain similar fees and charges collected during a Monthly Period (the "Supplemental Servicing Fee"). A "Monthly Period" with respect to a Distribution Date will be the calendar month preceding the month in which such Distribution Date occurs.

     The foregoing amounts with respect to each Trust are intended to compensate the Servicer for performing the functions of a third party servicer of truck, bus and trailer receivables as an agent for their beneficial owner, including collecting and posting all payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies, sending payment coupons to Obligors, reporting tax information to Obligors, paying costs of collections and policing the collateral. Such amounts will also compensate the Servicer for its services as the Receivables Pool administrator, including making Monthly Advances, accounting for collections, furnishing monthly and annual statements to the Trustee and the Indenture Trustee with respect to distributions and generating federal income tax information for the Trust, and the Securityholders. Such amounts also will reimburse the Servicer for certain taxes, the fees of the Trustee and (if applicable) the Indenture Trustee, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the related Receivables Pool. The Servicer will not be required to pay Federal, state and local income and franchise taxes, if any, of the Owner Trust or any Securityholder.

Servicing Procedures

     The Servicer will make reasonable efforts to collect all payments due with respect to the Receivables held by any Trust and will, consistent with the related Pooling and Servicing Agreement, follow such collection procedures as it follows with respect to its own Retail Notes. See "Certain Legal Aspects of the Receivables." The Servicer is authorized to grant certain rebates, adjustments or extensions with respect to a Receivable. However, if any such modification of a Receivable alters the Initial Receivable Balance, the APR or the total number of Scheduled Payments, the Servicer will be obligated to purchase such Receivable.

     If the Servicer determines that eventual payment in full of a Receivable is unlikely, the Servicer will follow its normal practices and procedures to realize upon the Receivable, including the repossession and disposition of the Financed Vehicle securing the Receivable at a public or private sale, or the taking of any other action permitted by applicable law. The Servicer will be entitled to receive an amount specified in the applicable Pooling and Servicing Agreement as an allowance for amounts charged to the account of the Obligor, in keeping with the Servicer's customary procedures, for repossession, refurbishing and disposition of any Financed Vehicle and other out-of-pocket costs related to the liquidation (collectively, "Liquidation Expenses").

Collections

     The Servicer will deposit all payments received from Obligors, all proceeds of insurance policies, Guaranties, Dealer Liability and NITC Purchase Obligations, and all Liquidation Proceeds collected during each Monthly Period with respect to the Receivables held by any Trust into the appropriate Collection Account not later than two Business Days after receipt. However, in the event that (i) the Servicer satisfies the requirements for monthly remittances of such collections established by the rating agencies initially rating the Securities, and upon satisfaction of such requirements, the rating agencies that initially rated the Securities reaffirm the rating of the Securities at the level at which they would be rated if collections were remitted within two Business Days, (ii) the short-term unsecured debt of the Servicer is rated at least A-1+ by S&P and P-1 by Moody's or (iii) a standby letter of credit has been issued by an Eligible Institution which, as of each date during the period that the Servicer is making monthly remittances of collections, has an undrawn amount at least equal to 150% of all Scheduled Payments due for the latest Monthly Period ended prior to the next succeeding Distribution Date (and the aggregate amount of unremitted collections does not at any time exceed 90% of the undrawn amount of such letter of credit), then, so long as NFC is the Servicer and provided that there exists no Event of Default, the Servicer will not be required to deposit such amounts into the appropriate Collection Account until the Business Day preceding the Distribution Date with respect to the Certificates or the Payment Date with respect to the Notes. Pending deposit into the Collection Account, collections may be employed by the Servicer at its own risk and for its own benefit and will not be segregated from its own funds.

     Collections on a Receivable held by any Trust made during a Monthly Period (including Warranty Payments and Administrative Purchase Payments) which are not late fees, prepayment charges or certain other similar fees or charges will be applied first to any outstanding Monthly Advances made by the Servicer with respect to such Receivable, and then to the Scheduled Payment. Collections on a Receivable remaining after such applications will be deemed a "Prepayment." A "Full Prepayment" is a Prepayment of the entire Receivable or of the entire principal balance outstanding with respect to any Financed Vehicle related thereto. Upon a Full Prepayment, the Obligor is entitled to a "rebate" of the unearned finance charges contained in the remaining Scheduled Payments, which will not accrue due to the prepayment. A "Partial Prepayment" is a Prepayment other than a Full Prepayment the amount of which is equal to one or more Scheduled Payments and which results in a rebate to the Obligor of unearned finance charges in accordance with the Servicer's customary procedures. A Partial Prepayment is applied to reduce the remaining Scheduled Payments of the related Receivable in inverse order of maturity, beginning with the final Scheduled Payment. The

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

Servicer's general practice with respect to a Full Prepayment is to require payment by the Obligor of accrued and unpaid finance charges through the date on which such Full Prepayment is received and to rebate the remaining finance charges. The Servicer will not reimburse any Trust for the difference between such accrued and unpaid finance charges and the amount of finance charges that would have been payable under the actuarial method if such Full Prepayment were made at the end of the billing month under the related Receivable.

Monthly Advances

     Unless otherwise provided in the related Prospectus Supplement, if the full Scheduled Payment due on any Receivable is not received by the end of the month in which it is due, whether as the result of any extension granted to the Obligor or otherwise, the Servicer will be obligated to make an advance (a "Monthly Advance") to the related Trust equal to the amount of such shortfall to the extent that the Servicer, in its sole discretion, expects to recoup such Monthly Advance from subsequent collections or recoveries on such Receivable. The Servicer will be reimbursed for any Monthly Advances from subsequent payments or collections relating to such Receivables. Upon the determination that reimbursement from the preceding sources is unlikely, the Servicer will be entitled to recoup its Monthly Advances from collections on other Receivables in the Trust.

Distributions

     General. With respect to each Trust, beginning on the Payment Date or Distribution Date, as applicable, specified in the related Prospectus Supplement, distributions of principal and interest (or, where applicable, in respect of principal or interest only) with respect to the Notes and distributions in respect of Certificate Balance and interest (or, where applicable, of Certificate Balance or interest only) with respect to the Certificates on each class of Securities entitled thereto will be made by the Indenture Trustee or the Trustee, as applicable, to the Securityholders. The timing, calculation, allocation, order, source, priorities of and requirements
(i) for all payments and distributions to each class of Owner Securityholders and (ii) for all distributions on the Class A Certificates will be made as set forth herein, in the related Prospectus Supplement and in the related Pooling and Servicing Agreement.

     Distributions on Owner Securities. With respect to each Owner Trust, on the day preceding each Distribution Date, collections on the Receivables will be transferred from the Collection Account to the Note Distribution Account and the Certificate Distribution Account for distribution to Owner Securityholders on the dates set forth herein or in the Prospectus Supplement. Credit enhancement, such as a Reserve Account, will be available to cover any shortfalls in the amount available for distribution on such date to the extent specified in the related Prospectus Supplement. Distributions in respect of principal and Certificate Balance (as such term is defined in the related Prospectus Supplement) of Owner Certificates will be subordinate to distributions in respect of interest, and distributions in respect of the Owner Certificates will be subordinate to payments in respect of the Notes, as more fully described in the related Prospectus Supplement.

     Distributions on Grantor Certificates. With respect to each series of Grantor Certificates, on or before each Distribution Date, the Servicer or the Grantor Trustee, as the case may be, will transfer the portion of collections on the related Receivables which constitute all or a portion of Scheduled Payments for the related Monthly Period and all Prepayments to the related Certificate Distribution Account. The Grantor Trustee shall make distributions to the Grantor Certificateholders out of the amounts on deposit in the Certificate Distribution Account. The amount to be distributed to the Grantor Certificateholders shall be determined in the manner described below.

     Calculation of Distributable Amounts. With respect to any series of Grantor Certificates, the "Class A Distributable Amount" with respect to a Distribution Date will equal the sum of (i) the "Class A Principal Distributable Amount," consisting of the Class A Percentage of the following items, each computed in accordance with the actuarial method: (a) the principal portion of all Scheduled Payments due during the related Monthly Period on Receivables held by the related Grantor Trust (other than Liquidating Receivables), (b) the principal portion of all Prepayments received during the related Monthly Period (except to the extent included in (a) above) and (c) the Receivable Balance of each Receivable that the Servicer elected or became obligated to purchase, the Seller became obligated to repurchase or that became a Liquidating Receivable during the related Monthly Period (except to the extent included in (a) or (b) above), and (ii) the "Class A Interest Distributable Amount," consisting of one month's interest at the Pass Through Rate on the Class A Certificate Balance as of the last day of the related Monthly Period.

     The "Class A Certificate Balance" with respect to any series of Grantor Certificates will equal, initially, the Class A Percentage of the Initial Aggregate Receivables Balance and, thereafter, except as provided in the related Pooling and Servicing Agreement, will equal such initial Class A Certificate Balance reduced by all distributions of Class A Principal Distributable Amounts actually made to the Class A Certificateholders.

     With respect to any series of Grantor Certificates, the "Class B Distributable Amount" with respect to a Distribution Date will be an amount equal to the sum of (i) the "Class B Principal Distributable Amount," consisting of the Class B Percentage of the amounts set forth under (i) in the second preceding paragraph with respect to the Class A Principal Distributable Amount, and (ii) the "Class B Interest Distributable Amount," consisting of (a) one month's interest at the Pass Through Rate on the Class B Certificate Balance as of the last day of the related Monthly Period and (b) all Prepayment Surplus with respect to the Receivables.

     The "Class B Certificate Balance" with respect to any series of Grantor Certificates will equal, initially, the Class B Percentage of the Initial Aggregate Receivables Balance and, thereafter, will equal the initial Class B Certificate Balance, reduced by (i) all distributions of Class B Principal Distributable Amounts actually made on or prior to such date to Class B Certificateholders (or deposited on or prior to such date in the Subordination Spread Account, not including the Subordination Initial Deposit), (ii) the current Class A Principal Carryover Shortfall and (iii) any shortfalls from prior Distribution Dates in principal distributions to the Class B Certificateholders. The term "Certificate Balance" means, with respect to any Grantor Trust, the Class A Certificate Balance and the Class B Certificate Balance.

     Calculation of Amounts to be Distributed. Prior to each Distribution Date, the Servicer will calculate the amount to be distributed to the Class A Certificateholders. The Class A Certificateholders will receive on each Distribution Date, to the extent of available funds, an amount equal to the sum of the Class A Distributable Amount and any outstanding Class A Interest Carryover Shortfall (plus, to the extent permitted by law, one month's interest on such Class A Interest Carryover Shortfall at the applicable Pass Through Rate from such preceding Distribution Date to the current Distribution Date) and Class A Principal Carryover Shortfall (each as defined below). Such sum shall be paid from the Class A Percentage of the Collected Interest (available after payment of the Total Servicing Fee and any unpaid Total Servicing Fees with respect to prior Monthly Periods) and the Class A Percentage of the Collected Principal. On each Distribution Date on which such sum exceeds the related Class A Percentage of the Collected Interest (after payment of the Total Servicing Fee and any unpaid Total Servicing Fees with respect to prior Monthly Periods), the Class A Certificateholders will be entitled to receive such excess: first, from the related Class B Percentage of the Collected Interest, second, if such amounts are insufficient, from amounts on deposit in the related Subordination Spread Account, and third, if such amounts are insufficient, from the Class B Percentage of the Collected Principal.

     With respect to any series of Grantor Certificates, the "Class A Interest Carryover Shortfall" as of the close of any Distribution Date means the excess of (a) the Class A Interest Distributable Amount for such Distribution Date plus any outstanding Class A Interest Carryover Shortfall from the preceding Distribution Date, plus one month's interest on such outstanding Class A Interest Carryover Shortfall, to the extent permitted by law, at the applicable Pass Through Rate from such preceding Distribution Date through the current Distribution Date, over (b) the amount of interest that was actually deposited in the Certificate Distribution Account on such current Distribution Date in respect of interest on the Class A Certificates.

     With respect to any series of Grantor Certificates, on each Distribution Date, the sum of the Class A Principal Distributable Amount and any outstanding Class A Principal Carryover Shortfall shall be paid from the Class A Percentage of the Collected Principal to the extent remaining after application as described in the preceding paragraph. On each Distribution Date on which the sum of the Class A Principal Distributable Amount and any outstanding Class A Principal Carryover Shortfall from the preceding Distribution Date exceeds the Class A Percentage of the Collected Principal remaining after application as described in the preceding paragraph on such Distribution Date, the Class A Certificateholders will be entitled to receive such excess: first, to the extent remaining after application as described in the preceding paragraph, from the related Class B Percentage of the Collected Principal, second, if such amounts are insufficient, from amounts on deposit in the related Subordination Spread Account, and third, if such amounts are insufficient, from any Collected Interest remaining after application as described in the preceding paragraph. With respect to any series of Grantor Certificates, the "Class A Principal Carryover Shortfall" as of the close of any Distribution Date means the excess of (a) the Class A Principal Distributable Amount plus any outstanding Class A Principal Carryover Shortfall from the preceding Distribution Date over (b) the amount of principal that was actually deposited in the Certificate Distribution Account on such current Distribution Date in respect of Certificate Balance.

     The holders of the Class B Certificates will be entitled to receive on any Distribution Date an amount equal to the sum of the Class B Interest Distributable Amount and the Class B Principal Distributable Amount (and any shortfalls from prior Distribution Dates in payments to the Class B Certificateholders), after giving effect to (i) amounts required to pay the Total Servicing Fee payable to the Servicer on such Distribution Date, and (ii) any amounts required to be distributed to the holders of Class A Certificates pursuant to the subordination of the rights of the holders of Class B Certificates.

     Determination of Available Amount. The "Available Amount" for each Distribution Date will be the sum of the Collected Interest and the Collected Principal.

     The "Collected Interest" with respect to each series of Securities for each Distribution Date will be the sum, with respect to the related Monthly Period and in each case computed in accordance with the actuarial method, of: (i) that portion of all collections on the Receivables held by the related Trust (other than Liquidating Receivables) allocable to interest or to Prepayment Surplus,
(ii) all Liquidation Proceeds to the extent attributable to interest in accordance with the Servicer's customary procedures, (iii) that portion of all Monthly Advances made by the Servicer allocable to interest due on the Receivables and (iv) the Warranty Payment, the Administrative Purchase Payment or the Optional Purchase Proceeds of each Receivable that the Seller repurchased or the Servicer purchased during such related Monthly Period, to the extent attributable to accrued interest or Prepayment Surplus thereon.

     The "Collected Principal" with respect to each series of Securities for each Distribution Date will be the sum, with respect to the related Monthly Period and in each case computed in accordance with the actuarial method, of:
(i) that portion of all collections on the Receivables held by the related Trust (other than Liquidating Receivables) allocable to principal, (ii) all Liquidation Proceeds to the extent attributable to principal in accordance with the Servicer's customary procedures, (iii) that portion of all Monthly Advances made by the Servicer allocable to principal on the Receivables, (iv) the Warranty Payment, the Administrative Purchase Payment or the Optional Purchase Proceeds received with respect to each Receivable that the Seller repurchased or the Servicer purchased during such related Monthly Period to the extent attributable to principal and (v) the principal portion of all Prepayments.

     The Collected Interest and the Collected Principal with respect to each series of Certificates on any Distribution Date will exclude: (i) amounts received on any Receivable to the extent that the Servicer has previously made an unreimbursed Monthly Advance and (ii) Liquidation Proceeds with respect to a particular Receivable to the extent of any unreimbursed Monthly Advances and Liquidation Expenses.

     With respect to any series of Securities, the "Prepayment Surplus" with respect to any Distribution Date on which a Prepayment is to be applied with respect to a Receivable, will equal that portion of such Prepayment, net of any rebate to the Obligor of the portion of the Scheduled Payments attributable to unearned finance charges, which is not attributable to principal in accordance with the actuarial method.

Credit Enhancement

     The amounts and types of credit enhancement arrangements and the provider thereof, if applicable, with respect to each class of Securities will be set forth in the related Prospectus Supplement. If and to the extent provided in the related Prospectus Supplement, credit enhancement may be in the form of subordination of one or more classes of Securities, Reserve Accounts, Subordination Spread Accounts, overcollateralization, letters of credit, credit or liquidity facilities, repurchase obligations, third party payments or other support, cash deposits or such other arrangements as may be described in the related Prospectus Supplement or any combination of two or more of the foregoing. If specified in the applicable Prospectus Supplement, credit enhancement for a class or series of Securities may cover one or more other classes or series of Securities.

     The presence of a Reserve Account, Subordination Spread Account and other forms of credit enhancement is intended to enhance the likelihood of receipt by the Securityholders of the full amount of principal or Certificate Balance, as the case may be, and interest due thereon and to decrease the likelihood that the Securityholders will experience losses. Unless otherwise specified in the related Prospectus Supplement, the credit enhancement for a class of Securities will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance or Certificate Balance, as the case may be, and interest thereon. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, Securityholders will bear their allocable share of deficiencies. In addition, if a form of credit enhancement covers more than one class or series of Securities, Securityholders of any such class or series will be subject to the risk that such credit enhancement will be exhausted by the prior claims of Securityholders of other class or series.

     Owner Trust: Reserve Account. If so provided in the related Prospectus Supplement, with respect to each Owner Trust, pursuant to the Owner Trust Pooling and Servicing Agreement, the Seller will establish for a series an account, as specified in the related Prospectus Supplement (the "Reserve Account"), which will be maintained with the Indenture Trustee. Unless otherwise provided in the related Prospectus Supplement, the Reserve Account will be included in the property of the related Owner Trust and will be a segregated trust account held by the Indenture Trustee for the benefit of Securityholders. Unless otherwise provided in the related Prospectus Supplement, the Reserve Account will be funded by an initial deposit by the Seller on the Closing Date of the Reserve Account Initial Deposit (in the amount set forth in the related Prospectus Supplement). As further described in the related Prospectus Supplement, the amount on deposit in the Reserve Account will be increased on each Distribution Date thereafter up to the Specified Reserve Account Balance (as defined in the related Prospectus Supplement) by the deposit therein of the amount of collections on the related Receivables remaining on each such Distribution Date after the payment of the Total Servicing Fee and the distributions to the Securityholders required on such date. Unless otherwise provided in the related Prospectus Supplement, amounts on deposit in the Reserve Account after payments to Securityholders and the Servicer will be paid to the Seller to the extent that such amounts exceed the "Specified Reserve Account Balance" specified in the applicable Prospectus Supplement. Upon any distribution to the Seller of amounts from the Reserve Account, the Securityholders will not have any rights in, or claims to, such amounts.

     Grantor Trust: Subordination of the Class B Certificates; Subordination Spread Account. In the case of a Grantor Trust, the rights of the Class B Certificateholders to receive distributions with respect to the Receivables will be subordinated to the rights of the Class A Certificateholders in the event of defaults and delinquencies on the Receivables as provided in the related Grantor Trust Pooling and Servicing Agreement. The protection afforded to the Class A Certificateholders will be effected both by the preferential right of the Class A Certificateholders to receive current distributions with respect to the Receivables and by the establishment of the Subordination Spread Account. The Subordination Spread Account will be created with an initial deposit by the Seller of the Subordination Initial Deposit (in the amount set forth in the related Prospectus Supplement) and will thereafter be increased by deposit therein of amounts otherwise distributable to Class B Certificateholders until the amount in the Subordination Spread Account reaches an amount equal to the Specified Subordination Spread Account Balance (in the amount set forth in the related Prospectus Supplement). Thereafter, amounts otherwise distributable to the Class B Certificateholders will be deposited in the Subordination Spread Account to the extent necessary to restore the amount in the Subordination Spread Account to the Specified Subordination Spread Account Balance. See "The Servicer--Delinquencies, Repossessions and Net Losses."

     With respect to any series of Grantor Certificates and unless otherwise specified in the related Prospectus Supplement, the "Specified Subordination Spread Account Balance" with respect to any Distribution Date will be the Minimum Subordination Spread Amount, except that, unless otherwise provided in the related Prospectus Supplement, if on any Distribution Date (i) the product (expressed as a percentage) of (a) twelve and (b) a fraction, the numerator of which is equal to the sum of the Aggregate Losses plus Liquidation Proceeds for each of the Monthly Periods which are the fourth, third and second Monthly Periods preceding the Monthly Period related to such Distribution Date, minus the sum of the Liquidation Proceeds for the Monthly Period related to such Distribution Date and the Monthly Periods which are the first and second Monthly Periods preceding the Monthly Period related to such Distribution Date, and the denominator of which is the sum of the Remaining Gross Balance as of the last day of each of the sixth, fifth and fourth Monthly Periods related to such Distribution Date, which product exceeds 1.5% (or such other percentage as is specified in the related Prospectus Supplement) or (ii) the average of the Delinquency Percentages for the preceding three months exceeds 2% (or such other percentage as is specified in the related Prospectus Supplement), then the Specified Subordination Spread Account Balance for such Distribution Date will be an amount equal to a specified percentage of the aggregate Remaining Gross Balance. Such specified percentage shall be determined by deducting from the Specified Subordination Percentage (as defined in the related Prospectus Supplement) the following fraction, expressed as a percentage: (x) 1 minus (y) a fraction, the numerator of which is the Class A Certificate Balance and the denominator of which is the Aggregate Receivables Balance. Notwithstanding the foregoing, in no event will the Specified Subordination Spread Account Balance be more than the Maximum Subordination Spread Amount or less than the Minimum Subordination Spread Amount (each as specified in the related Prospectus Supplement). As of any Distribution Date, the amount of funds actually on deposit in the Subordination Spread Account may, in certain circumstances, be less than the Specified Subordination Spread Account Balance.

     Unless otherwise specified in the related Prospectus Supplement, a Subordination Spread Account will not be included in the related Grantor Trust and will be a segregated trust account held by the Grantor Trustee. With respect to any series of Grantor Certificates, on each Distribution Date, (i) if the amount on deposit in the Subordination Spread Account is less than the Specified Subordination Spread Account Balance for such Distribution Date, the Grantor Trustee will, after payment of any amounts required to be distributed to holders of the Class A Certificates and the payment of the Total Servicing Fee due with respect to the related Monthly Period (including any unpaid Total Servicing Fees with respect to prior Monthly Periods), withdraw from the Certificate Distribution Account and deposit in the Subordination Spread Account the amount remaining in the Certificate Distribution Account that would otherwise be distributed to the holders of the Class B Certificates, or such lesser portion thereof as is sufficient to bring the amount in the Subordination Spread Account up to such Specified Subordination Spread Account Balance and (ii) if the amount on deposit in the Subordination Spread Account on such Distribution Date (after giving effect to all deposits or withdrawals therefrom on such Distribution
Date) is greater than the Specified Subordination Spread Account Balance for such Distribution Date, the Grantor Trustee will release and distribute any such excess to the holders of the Class B Certificates. Upon any such distribution to the Class B Certificateholders, the Class A Certificateholders will have no further rights in, or claims to, such amounts.

     Amounts held from time to time in the Subordination Spread Account will continue to be held for the benefit of holders of the Grantor Certificates. Funds in the Subordination Spread Account will be invested as provided in the related Grantor Trust Pooling and Servicing Agreement. The Seller will be entitled to receive all investment earnings on amounts in the Subordination Spread Account. Investment income on amounts in the Subordination Spread Account will not be available for distribution to the holders of the Certificates or otherwise subject to any claims or rights of the holders of the Certificates.

     If on any Distribution Date the holders of the Class A Certificates do not receive the sum of the Class A Distributable Amount, the Class A Interest Carryover Shortfall (including interest thereon) and the Class A Principal Carryover Shortfall for such Distribution Date (after giving effect to any amounts applied to such deficiency which were withdrawn from the Subordination Spread Account and the Class B Distributable Amount), the holders of the Class B Certificates will not receive any portion of the Available Amount.

     The subordination of the Class B Certificates and the Subordination Spread Account is intended to enhance the likelihood of receipt by the Class A Certificateholders of the full amount of principal and interest on the Receivables due them and to decrease the likelihood that the Class A Certificateholders will experience losses. However, in certain circumstances, the Subordination Spread Account could be depleted and shortfalls could result.

     The amounts available for distribution to Grantor Certificateholders as described above could be reduced if certain indemnification or reimbursement payments were required to be made from the Certificate Distribution Account as described under "The Transfer and Servicing Agreements--Monthly Advances," "-- Certain Matters Regarding the Servicer" and "The Trusts--The Trustees."

Net Deposits

     Owner Trusts. For so long as the conditions described above under "-- Collections" are satisfied and the Servicer is not required to remit collections within two Business Days of receipt thereof, then (i) as an administrative convenience the Servicer will be permitted to make the deposit of collections, aggregate Monthly Advances, Warranty Purchase Payments and Administrative Purchase Payments net of distributions to be made to the Servicer with respect to the related Monthly Period, provided, however, that the Servicer will account to the Indenture Trustee, the Owner Trustee and the Owner Securityholders as if all deposits, distributions and other remittances were made individually, and (ii) the Servicer may retain collections allocable to the Notes or the Note Distribution Account until the day preceding the related Payment Date, and pending deposit into the Collection Account, such collections may be employed by the Servicer at its own risk and for its own benefit and will not be segregated from its own funds. On or before each Payment Date, the Servicer, the Seller, the Indenture Trustee and the Owner Trustee will make all distributions, deposits and other remittances with respect to the Notes or the Note Distribution Account of an Owner Trust for the periods since the previous distribution was to have been made. If Payment Dates do not coincide with Distribution Dates, all distributions, deposits or other remittances made on a Payment Date will be treated as having been distributed, deposited or remitted on the Distribution Date for the applicable Monthly Period for purposes of determining other amounts required to be distributed, deposited or otherwise remitted on such Distribution Date.

     Grantor Trusts. For so long as the conditions described above under "-- Collections" are satisfied and the Servicer is not required to remit collections within two Business Days of receipt thereof, as an administrative convenience the Servicer will be permitted to make the deposit of collections, aggregate Monthly Advances, Warranty Purchase Payments and Administrative Purchase Payments, net of distributions to be made to the Servicer with respect to the related Monthly Period. Similarly, the Seller is entitled to net its payment obligations to the Grantor Trustee against any amounts distributable on the Class B Certificates on any Distribution Date. The Servicer, however, will account to the Grantor Trustee and the Grantor Certificateholders as if all deposits, distributions and other remittances were made individually.

Statements to Trustees and Trust

     Prior to each Distribution Date with respect to each Trust, the Servicer will provide to the applicable Trustee and (if applicable) the Indenture Trustee as of the close of business on the last day of the preceding Monthly Period a statement setting forth substantially the same information as is required to be provided in the periodic reports provided to securityholders described under "Certain Information Regarding the Securities--Reports to Securityholders."

Evidence as to Compliance

     Each related Pooling and Servicing Agreement will provide that a firm of independent public accountants will furnish to the Owner Trust and the Indenture Trustee or the Grantor Trustee, as applicable, on or before February 1 of each year, beginning the first February 1 which is at least twelve months after the related Closing Date, a statement as to compliance by the Servicer during the twelve months ended the preceding October 31 (or in the case of the first such certificate, the period from the Closing Date to October 31 of such year) with certain standards relating to the servicing of the Receivables, the Servicer's accounting records and computer files with respect thereto and certain other matters.

     Each related Pooling and Servicing Agreement will also provide for delivery to the Owner Trust and the Indenture Trustee or the Grantor Trustee, as applicable, on or before February 1 of each year, beginning the first February 1 which is at least twelve months after the related Closing Date, of a certificate signed by an officer of the Servicer stating that the Servicer has fulfilled its obligations under such Pooling and Servicing Agreement throughout the twelve months ended the preceding October 31 (or in the case of the first such certificate, the period from the Closing Date to October 31 of such year) or, if there has been a default in the fulfillment of any such obligation, describing each such default. The Servicer has agreed to give the Indenture Trustee and the related Trustee notice of certain Servicer Defaults under the applicable Pooling and Servicing Agreement.

     Copies of such statements and certificates may be obtained by Securityholders by a request in writing addressed to the Indenture Trustee or the Trustee, as applicable.

Certain Matters Regarding the Servicer

     Each Pooling and Servicing Agreement will provide that NFC may not resign from its obligations and duties as Servicer thereunder except upon determination that NFC's performance of such duties is no longer permissible under applicable law. No such resignation will become effective until the related Indenture Trustee, Grantor Trustee or a successor servicer has assumed NFC's servicing obligations and duties under the related Transfer and Servicing Agreements.

     Each Pooling and Servicing Agreement will further provide that neither the Servicer nor any of its directors, officers, employees and agents will be under any liability to the related Trust or the related Securityholders for taking any action or for refraining from taking any action pursuant to the related Transfer and Servicing Agreements or for errors in judgment; except that neither the Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of wilful misfeasance, bad faith or negligence (except errors in judgment) in the performance of the Servicer's duties thereunder or by reason of reckless disregard of its obligations and duties thereunder. In addition, each Pooling and Servicing Agreement will provide that the Servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to the Servicer's servicing responsibilities under the related Transfer and Servicing Agreements and that, in its opinion, may cause it to incur any expense or liability. The Servicer may, however, undertake any reasonable action that it may deem necessary or desirable in respect of the related Transfer and Servicing Agreements and the rights and duties of the parties thereto and the interests of the Securityholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the related Trust, and the Servicer will be entitled to be reimbursed therefor out of the related Collection Account in the case of an Owner Trust or the related Certificate Distribution Amount in the case of a Grantor Trust. Any such indemnification or reimbursement will reduce the amount otherwise available for distribution to the Securityholders.

     Under the circumstances specified in each Pooling and Servicing Agreement, any entity into which the Servicer or the Seller, as the case may be, may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Servicer or the Seller, as the case may be, is a party, or any entity succeeding to the business of the Servicer or, with respect to its obligations as Servicer, any corporation 50% or more of the voting stock of which is owned, directly or indirectly, by Navistar International Corporation, a Delaware corporation ("NIC"), which corporation or other entity in each of the foregoing cases assumes the obligations of the Servicer or the Seller, as the case may be, will be the successor of the Servicer or the Seller, as the case may be, under such Pooling and Servicing Agreement. The Servicer may at any time subcontract any duties as Servicer under any Pooling and Servicing Agreement to any corporation in which more than 50% of the voting stock is owned, directly or indirectly, by NIC. In the event of any such subcontract, the Servicer will remain responsible for the subcontractor's performance in accordance with such Pooling and Servicing Agreement.

Servicer Default

     Except as otherwise provided in the related Prospectus Supplement, "Servicer Default" under each Pooling and Servicing Agreement will consist of
(i) any failure by the Servicer to deliver to the Indenture Trustee for deposit in any of the Designated Accounts or to the Owner Trustee for deposit in the Certificate Distribution Account any required payment or to direct the Indenture Trustee to make any required distributions therefrom, or any failure by the Servicer to deliver to the Grantor Trustee for distribution to the Grantor Certificateholders any required payment, in each case which failure continues unremedied for five Business Days after written notice from the Indenture Trustee or the Trustee, as applicable, is received by the Servicer or after discovery of such failure by an officer of the Servicer; (ii) any failure by the Servicer or the Seller, as the case may be, duly to observe or perform in any material respect any other covenant or agreement in such Pooling and Servicing Agreement or the related Purchase Agreement, Trust Agreement or Indenture, as applicable, which failure materially and adversely affects the rights of the Noteholders or the Certificateholders and which continues unremedied for 60 days after the giving of written notice of such failure (A) to the Servicer or the Seller, as the case may be, by the Indenture Trustee or the Trustee, as applicable, or (B) to the Servicer or the Seller, as the case may be, and to the Indenture Trustee and the Trustee, as applicable, by, in the case of an Owner Trust, the holders of Notes evidencing not less than 25% of the outstanding principal amount thereof (or, if the Notes have been paid in full, by the holders of Owner Certificates evidencing not less than 25% of the voting interests of such series) and, in the case of a Grantor Trust, the holders of Class A Certificates evidencing not less than 25% of the voting interest thereof; and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings with respect to the Servicer or the Seller and certain actions by the Servicer or the Seller indicating its insolvency, reorganization pursuant to bankruptcy proceedings, or inability to pay its obligations (each, an "Insolvency Event"). A "Business Day" is any day other than a Saturday, Sunday or any other day on which banks in New York, New York or Chicago, Illinois may, or are required to, remain closed.

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

Rights Upon Servicer Default

     As long as a Servicer Default under a Pooling and Servicing Agreement remains unremedied, either (i) in the case of an Owner Trust, the related Indenture Trustee or holders of related Notes evidencing not less than a majority in principal amount of such then outstanding Notes and, if there is more than one class of Notes in such series outstanding, the holders of a majority of the most senior class (or, if the Notes have been paid in full and the Indenture has been discharged in accordance with its terms, by the Owner Trustee or holders of Owner Certificates evidencing not less than a majority of the voting interests thereof) or (ii) in the case of a Grantor Trust, the related Grantor Trustee or holders of Class A Certificates evidencing a majority of the voting interests thereof, as applicable, may, in addition to other rights and remedies available in a court of law or equity to damages, injunctive relief and specific performance, terminate all the rights and obligations of the Servicer under such Pooling and Servicing Agreement, whereupon such Indenture Trustee or Grantor Trustee, as applicable, will succeed to all the responsibilities, duties and liabilities of the Servicer under such agreements and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the Servicer, and no Servicer Default other than such appointment has occurred, such trustee or official may have the power to prevent the Indenture Trustee or the Noteholders, or the Grantor Trustee or Class A Certificateholders, as applicable, from effecting a transfer of servicing. In the event that the Indenture Trustee or the Grantor Trustee, as applicable, is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor with a net worth of at least $100,000,000 and whose regular business includes the servicing of medium and heavy duty truck receivables. The Indenture Trustee or the Grantor Trustee, as applicable, may make such arrangements for compensation to be paid, which in no event may be greater than the servicing compensation to the Servicer under such related Pooling and Servicing Agreement.

Waiver of Past Defaults

     In the case of (a) each Owner Trust, the holders of related Notes evidencing at least a majority of the outstanding principal amount thereof (or, if all of the Notes have been paid in full and the Indenture has been discharged in accordance with its terms, the holders of related Owner Certificates evidencing not less than a majority of the voting interests thereof), or (b) each Grantor Trust, the holders of Class A Certificates evidencing not less than a majority of the voting interest thereof may, on behalf of all such Securityholders, waive any default by the Servicer in the performance of its obligations under the applicable Pooling and Servicing Agreement and its consequences, except a Servicer Default in making any required deposits to or payments from the related Collection Account, Note Distribution Account or Certificate Distribution Account in accordance with the applicable Pooling and Servicing Agreement. No such waiver will impair such Securityholders' rights with respect to subsequent defaults.

Amendment

     Each of the Transfer and Servicing Agreements may be amended by the parties thereto without the consent of the related Securityholders (i) to cure any ambiguity, (ii) to correct or supplement any provision therein that may be defective or inconsistent with any other provision therein or in any of the Transfer and Servicing Agreements or certain other agreements, (iii) to add or supplement any credit enhancement for the benefit of Securityholders (provided that if any such addition affects any class of Securityholders differently than any other class of Securityholders, then such addition will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any class of Securityholders), (iv) to add to the covenants, restrictions or obligations of the Seller, the Servicer, the related Trustee or the Indenture Trustee, or (v) to add, change or eliminate any other provisions of such agreement in any manner that will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of the Securityholders. Each such Agreement may also be amended by the parties thereto with the consent of the holders of at least a majority in principal amount of such then outstanding Notes and the holders of such Certificates evidencing at least a majority of the Certificate Balance in the case of an Owner Trust or a majority of the voting interests thereof in the case of a Grantor Trust for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such agreement or of modifying in any manner the rights of such Securityholders; except that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collection of payments on Receivables or distributions that are required to be made on any Note or Certificate, any Interest Rate, any Pass Through Rate, the Specified Reserve Account Balance or the Specified Subordination Spread Account Balance, as applicable, or (ii) reduce the aforesaid percentage required of holders of a class or series of Securities to consent to any such amendment without the consent of all of the holders of such class or series of Securities.


Owner Trust: Insolvency Event

     With respect to any Owner Trust, if an Insolvency Event occurs with respect to the Seller, the Owner Trust shall terminate, subject to the liquidation, winding-up and dissolution procedures described below, and provided that the rights and obligations of the parties to the related Owner Trust Agreement shall not terminate during such procedures. Promptly after the occurrence of any Insolvency Event with respect to the Seller, notice thereof is required to be given to holders of Owner Securities; except that any failure to give such required notice will not prevent or delay termination of any Owner Trust. Ninety days after the Seller gives the notice described in the preceding sentence, unless the Owner Trustee shall have received written instructions from (i) holders (other than the Seller) of such Owner Certificates evidencing at least a majority of the Certificate Balance, and (ii) holders of at least a majority in principal amount of such then outstanding Notes to the effect that each such party disapproves of the liquidation of such Receivables and termination of such Owner Trust and wishes to reconstitute such Owner Trust pursuant to terms corresponding to the terms of the related Owner Trust Agreement, the Owner Trustee shall direct the Indenture Trustee promptly to sell the assets of such Owner Trust (other than the Designated Accounts and the Certificate Distribution Account) in a commercially reasonable manner and on commercially reasonable terms (which may include continuing to hold the Receivables and receiving collections thereon). The proceeds from any such sale, disposition or liquidation of the Receivables will be treated as collections on the Receivables and deposited in the related Collection Account and thereupon such Owner Trust Agreement and the respective obligations and responsibilities of the Seller, the Servicer, the Owner Trustee and the Indenture Trustee shall terminate (except as otherwise expressly provided in such Owner Trust Agreement). With respect to any series, if the proceeds from the liquidation of the Receivables and any amounts on deposit in the Reserve Account, the Note Distribution Account and the Certificate Distribution Account are not sufficient to pay the Notes in full, the amount of principal returned to holders of Owner Securities will be reduced and the Securityholders will incur a loss.

     With respect to each Owner Trust, each Owner Trust Agreement will provide that the Owner Trustee shall not have the power to commence a voluntary proceeding in bankruptcy relating to the related Owner Trust without the unanimous prior approval of all Owner Certificateholders (including the Seller) unless the Owner Trustee reasonably believes that such Owner Trust is insolvent.


Owner Trust: Seller Liability

     Under each Owner Trust Agreement, the Seller will agree to be liable directly to an injured party for the entire amount of any losses, claims, damages or liabilities (other than those incurred by a holder of Owner Securities in the capacity of an investor) arising out of or based on the arrangement created by such Owner Trust Agreement as though such arrangement created a partnership under the Delaware Revised Uniform Limited Partnership Act in which the Seller were a general partner.


Termination

     With respect to each Trust, the respective obligations and responsibilities of the Servicer, the Seller, the related Trustee and (if applicable) the Indenture Trustee pursuant to the Transfer and Servicing Agreements will terminate (a) in the case of an Owner Trust, upon the earlier of (i) the maturity or other liquidation of the last related Receivable and the disposition of any amounts received upon liquidation of any such remaining Receivables or
(ii) the payment to related Securityholders of all amounts required to be paid to them pursuant to the Transfer and Servicing Agreements and (b) in the case of a Grantor Trust, upon the distribution to the Grantor Certificateholders of all amounts required to be distributed to them pursuant to the related Grantor Trust Pooling and Servicing Agreement. Unless otherwise provided in the related Prospectus Supplement, in order to avoid excessive administrative expense, the Servicer, or its successor, will be permitted at its option to purchase from each Trust, as of the last day of any Monthly Period, if the then outstanding Aggregate Receivables Balance of the Receivables held by such Trust is 10% or less of the sum of the Pre-Funded Amount, if any, and the Initial Aggregate Receivables Balance, all remaining related Receivables at a price equal to (x) if the Servicer's long term unsecured debt rating from Moody's is less than Baa3 at the time that it seeks to exercise such option, at a price equal to the appraised value for such Receivables, plus the appraised value of any other property held by the Trust less Liquidation Expenses, so long as such amount is sufficient to redeem the outstanding Notes and pay the Certificate Balance and the Certificateholders' Interest Distributable Amount for the Distribution Date related to the Monthly Period in which such option is exercised, or (y) if the Servicer's long term unsecured debt rating from Moody's is equal to or higher than Baa3 at the time that it seeks to exercise such option, the aggregate Administrative Purchase Payments for such Receivables plus the appraised value of any other property held as part of the Trust less Liquidation Expenses (collectively, "Optional Purchase Proceeds"), all as of the end of such Monthly Period. As more fully described in the related Prospectus Supplement with respect to an Owner Trust, any related outstanding Notes will be redeemed concurrently therewith and the subsequent distribution to related Owner Certificateholders of all amounts required to be distributed to them pursuant to the Owner Trust Agreement will effect early retirement of the Owner Certificates. Proceeds from the Servicer's purchase will be treated as Collected Principal and Collected Interest with respect to the Receivables and will be distributed to the Securityholders on the related Payment Date or Distribution Date, as applicable. With respect to each Owner Trust, the Indenture Trustee will give written notice of redemption to each related Noteholder of record and the Owner Trustee will give written notice of termination to each related Owner Certificateholder of record. With respect to each Grantor Trust, the Grantor Trustee will give written notice of termination to each related Class A Certificateholder of record. The final distribution to any Owner Securityholder will be made only upon surrender and cancellation of such Noteholder's Note at an office or agency of the Indenture Trustee specified in the notice of redemption or such Certificateholder's Certificate at an office or agency of the Trustee specified in the notice of termination.

     With respect to each Owner Trust, after payment to the Indenture Trustee, the Owner Trustee, the Owner Securityholders and the Servicer of all amounts required to be paid under each of the related Pooling and Servicing Agreement, Indenture and Owner Trust Agreement, any amounts on deposit in the related Reserve Account and the related Collection Account (after all other distributions required to be made from such accounts have been made) shall be paid to the Seller and any other assets remaining in such Owner Trust shall be distributed to the Seller.


Owner Trust: Administration Agreement

     NFC, in its capacity as administrator (the "Administrator"), will enter into an agreement (an "Administration Agreement") with each Owner Trust and the related Indenture Trustee pursuant to which the Administrator will agree, to the extent provided in such Administration Agreement, to provide the notices and to perform other administrative obligations required by the related Indenture. With respect to each Owner Trust, as compensation for the performance of the Administrator's obligations under the Administration Agreement, and as reimbursement for its expenses related thereto, the Administrator will be entitled to a monthly administration fee in an amount equal to $1,500 per month, which fee will be paid by the Servicer out of the Total Servicing Fee.


                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

Security Interest in Vehicles

     In all states in which the Receivables have been originated, Retail Notes such as the Receivables evidence the credit sale of new and used medium and heavy duty trucks, buses and/or trailers by dealers to purchasers. The Retail Notes also constitute personal property security agreements and include grants of security interests in the vehicles under the UCC. Perfection of security interests in the vehicles is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In most states in which the Receivables have been originated, a security interest in a vehicle is perfected by a notation of the secured party's lien on the vehicle's certificate of title. In a minority of other states, a security interest in a vehicle is perfected by a filing of the secured party's lien with the secretary of state, and no notation is made on the vehicle's certificate of title.

     With respect to each Trust, pursuant to the applicable Purchase Agreement, NFC will assign its security interest in the Financed Vehicles securing the related Receivables to the Seller, and pursuant to the applicable Pooling and Servicing Agreement, the Seller will assign its security interest in the Financed Vehicles securing such Receivables to the Owner Trust or the Grantor Trustee, as applicable. However, because of the administrative burden and expense, neither the

Servicer nor the Trustee will amend any certificate of title to identify the Trust as the new secured party on such certificate of title relating to a Financed Vehicle. Also, the Servicer will continue to hold any certificates of title relating to the vehicles in its possession as custodian for the Seller and the applicable Trustee pursuant to a custodian agreement entered into pursuant to the applicable Purchase Agreement and Pooling and Servicing Agreement. See "The Transfer and Servicing Agreements--Sale and Assignment of Receivables."

     In most states, an assignment such as that under both the related Purchase Agreement and the related Pooling and Servicing Agreement is an effective conveyance of a security interest without amendment of any lien noted on a vehicle's certificate of title, and the assignee succeeds thereby to the assignor's rights as secured party. In the absence of fraud or forgery by the vehicle owner, negligence or fraud by NFC or the Servicer or administrative error by state or local agencies, the notation of the Servicer's lien on the certificates of title will be sufficient to protect the related Trust against the rights of subsequent purchasers of a Financed Vehicle from an Obligor or subsequent lenders to an Obligor who take a security interest in a Financed Vehicle. If there are any Financed Vehicles as to which the Servicer failed to obtain a perfected security interest, its security interest would be subordinate to, among others, subsequent purchasers of the Financed Vehicles and holders of perfected security interests. Such a failure, however, would constitute a breach of the warranties of the Servicer under the applicable Pooling and Servicing Agreement and would create an obligation of the Servicer to repurchase the related Receivable unless the breach is cured. The Seller will have no obligation to repurchase a Receivable with respect to which the Trust's security interest, or the priority of NFC's security interest, in the related Financed Vehicle or Financed Vehicles is lost because of fraud or liens for taxes unpaid by the Obligor or repairs to the related Financed Vehicle or Financed Vehicles. See "The Transfer and Servicing Agreements--Sale and Assignment of Receivables." Similarly, the security interest of the related Trust in the vehicle could be defeated through fraud or negligence and, because the Trust is not identified as the secured party on the certificate of title, by the bankruptcy petition of the Obligor.

     Under the laws of most states, the perfected security interest in a vehicle would continue for four months after a vehicle is moved to a state other than the state in which it is initially registered and thereafter until the vehicle owner re-registers the vehicle in the new state. A majority of states generally require surrender of a certificate of title to re-register a vehicle. Accordingly, a secured party must surrender possession if it holds the certificate of title to the vehicle or, in the case of vehicles registered in states providing for the notation of a lien on the certificate of title but not possession by the secured party, the secured party would receive notice of surrender if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to re-perfect its security interest in the vehicles in the state of relocation. In states that do not require surrender of a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. In the ordinary course of servicing receivables, the Servicer takes steps to effect re-perfection upon receipt of notice of re-registration or information from the Obligors as to relocation. Similarly, when an Obligor sells a vehicle, the Servicer must surrender possession of the certificate of title or will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related Receivables before release of the lien. Under each applicable Pooling and Servicing Agreement, the Servicer is obligated to take appropriate steps, at the Servicer's expense, to maintain perfection of security interests in the Financed Vehicles.

     Under the laws of most states, liens for repairs performed on a motor vehicle and liens for unpaid taxes take priority over even a perfected security interest in a financed vehicle. The Code also grants priority to certain federal tax liens over the lien of a secured party. The laws of certain states and federal law permit the confiscation of motor vehicles by governmental authorities under certain circumstances if used in unlawful activities, which may result in the loss of a secured party's perfected security interest in the confiscated motor vehicle. Under each Purchase Agreement, NFC will have represented to the Seller that, as of the date of issuance of the related Securities, each security interest in a Financed Vehicle is or will be prior to all other present liens (other than tax liens and other liens that arise by operation of law) upon and security interests in such Financed Vehicle. The Seller will have assigned such representation, among others, to the applicable Trustee pursuant to the related Pooling and Servicing Agreement. However, liens for repairs or taxes, or the confiscation of a Financed Vehicle, could arise at any time during the term of a Receivable. No notice will be given to the applicable Trustee or, as applicable, the Indenture Trustee or the Securityholder if such a lien or confiscation arises.

Repossession

     In the event of default by vehicle purchasers, the holder of the Retail Note has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. Among the UCC remedies, the secured party has the right to perform self-help repossession unless such act would constitute a breach of the peace. Self-help is the method employed by the Servicer in most cases and is accomplished simply by retaking possession of the Financed Vehicle. In the event of default by the Obligor, some jurisdictions require that the Obligor be notified of the default and be given a time period to cure the default prior to repossession. Generally, the right of reinstatement may be exercised on a limited number of occasions in any one-year period. In cases where the Obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the vehicle must then be repossessed in accordance with that order. A secured party may be held responsible for damages caused by a wrongful repossession of a vehicle.


Notice of Sale; Redemption Rights

     The UCC and other state laws require the secured party to provide the Obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. The Obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys' fees, or, in some states, by payment of past due installments or the unpaid balance.


Deficiency Judgments and Excess Proceeds

     The proceeds of resale of the vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. In many instances, the remaining principal amount of such indebtedness will exceed such proceeds. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit such judgments. However, the deficiency judgment would be a personal judgment against the Obligor for the shortfall, and a defaulting Obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount.

     Occasionally, after resale of a vehicle and payment of all expenses and all indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a lien with respect to the vehicle or if no such lienholder exists or there are remaining funds, the UCC requires the creditor to remit the surplus to the former owner of the vehicle.


Laws Governing Credit Transactions

     Numerous federal and state laws and regulations impose substantial requirements upon creditors and servicers involved in credit transactions.
These laws include the Equal Credit Opportunity Act, the Federal Reserve Board's Regulation B, the Soldiers' and Sailors' Civil Relief Act of 1940, and state sales finance and other similar laws. Also, state laws impose finance charge ceilings and other restrictions on credit transactions and require contract disclosures not required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee's ability to enforce Retail Notes such as the Receivables (or, if the Seller with respect to a Receivable is not liable for indemnifying the Trust as assignee of the Receivables from the Seller, failure to comply could impose liability on the Trust in excess of the amount of the Receivable).

     Courts have imposed general equitable principles upon secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an Obligor from some or all of the legal consequences of a default.

     In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to consumers.

     Under each Purchase Agreement, NFC will represent to the Seller that each Receivable complies with all requirements of law in all material respects. The Seller will have assigned such representation, among others, to the related Owner Trust or Grantor Trustee, as applicable. Accordingly, if an Obligor has a claim against the related Trust for violation of any law and such claim materially and adversely affects such Trust's interest in a Receivable, such violation would constitute a breach of representation and would create an obligation to repurchase the Receivable unless the breach is cured. See "The Transfer and Servicing Agreements--Sale and Assignment of Receivables."


Other Limitations

     In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing the Financed Vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the Financed Vehicle at the time of bankruptcy, leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a Retail Note or change the rate of finance charge and time of repayment of the indebtedness.


Transfer of Vehicles

     The Receivables prohibit the sale or transfer of a Financed Vehicle without the Servicer's consent and permit the Servicer to accelerate the maturity of the Receivable upon a sale or transfer without the Servicer's consent. The Servicer will not consent to a sale or transfer and will require prepayment of the Receivable. Although the Servicer, as agent of the Trustee, may enter into a transfer of equity agreement with the secondary purchaser for the purpose of effecting the transfer of the vehicle, the new obligation will not be included in the related Receivables Pool.


                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

General

     Set forth below is a discussion of the anticipated material United States federal income tax consequences of the purchase, ownership and disposition of the Notes and Certificates offered hereunder. This discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed Treasury regulations thereunder, current administrative rulings, judicial decisions and other applicable authorities. There are no cases or Internal Revenue Service ("IRS") rulings on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the Owner Securities. As a result, there can be no assurance that the IRS will not challenge the conclusions reached herein, and no ruling from the IRS has been or will be sought on any of the issues discussed below. Furthermore, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect the accuracy of the statements and conclusions set forth herein as well as the tax consequences to Securityholders.

     This discussion does not purport to deal with all aspects of federal income taxation that may be relevant to the Securityholders in light of their personal investment circumstances nor, except for certain limited discussions of particular topics, to certain types of holders subject to special treatment under the federal income tax laws (e.g., financial institutions, broker-dealers, life insurance companies and tax-exempt organizations). This information is directed to prospective purchasers who purchase Securities in the initial distribution thereof, who are citizens or residents of the United States, including domestic corporations and partnerships, and who hold the Securities as "capital assets" within the meaning of Section 1221 of the Code. Taxpayers and preparers of tax returns (including those filed by any partnership or other issuer) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is (i) given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (ii) is directly relevant to the determination of an entry on a tax return. ACCORDINGLY, TAXPAYERS SHOULD CONSULT THEIR OWN TAX ADVISORS AND TAX RETURN PREPARERS REGARDING THE PREPARATION OF ANY ITEM ON A TAX RETURN, EVEN WHERE THE ANTICIPATED TAX TREATMENT HAS BEEN DISCUSSED HEREIN. PROSPECTIVE INVESTORS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS AS TO THE FEDERAL, STATE, LOCAL, FOREIGN AND ANY OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF SECURITIES.

     The following discussion addresses Securities falling into three general categories: (i) Notes (other than Strip Notes or any other series of Notes specifically identified as receiving different tax treatment in the related Prospectus Supplement) which the Seller, the Servicer and the Noteholders will agree to treat as indebtedness secured by the related Receivables, (ii) Certificates representing interests in a trust fund which the Seller, the Servicer and the applicable Certificateholders will agree to treat as equity interests in a grantor trust (a "Tax Trust"), and (iii) Certificates (including Strip Certificates) and Strip Notes, representing interests in a trust fund which the Seller, the Servicer and the applicable holders will agree to treat as equity interests in a partnership (a "Tax Partnership"), in each case for purposes of federal, state and local income and franchise taxes. Certificates issued by a Tax Trust are referred to herein as "Trust Certificates", and Certificates (including Strip Certificates) and Strip Notes issued by a Tax Partnership are referred to herein as "Partnership Certificates." The Prospectus Supplement for each series of Certificates will indicate whether the related trust fund is a Tax Trust or a Tax Partnership. For purposes of this discussion, references to a "Certificateholder" or a "holder" are to the beneficial owner of a Trust Certificate, Partnership Certificate, or both, as the context may require.

     The following discussion takes into consideration the rules governing original issue discount ("OID") that are set forth in Sections 1271-1275 of the Code and in Treasury regulations issued under the OID provisions of the Code ("OID Regulations").


The Notes

     Characterization as Debt. With respect to each series of Notes (except for Strip Notes and any series which is specifically identified as receiving different tax treatment in the applicable Prospectus Supplement), regardless of whether such Notes are issued by a Tax Trust or a Tax Partnership, Kirkland & Ellis, special tax counsel to the Seller ("Tax Counsel"), will deliver its opinion to the effect that, although no specific authority exists with respect to the characterization for federal income tax purposes of securities having the same terms as the Notes, based on the terms of the Notes, the transactions relating to the Receivables as set forth herein, and the discussions of Trust Certificates and Partnership Certificates below, the Notes will be treated as debt for federal income tax purposes. The Seller, the Servicer and each Noteholder, by acquiring an interest in a Note, will agree to treat the Notes as indebtedness for federal, state and local income and franchise tax purposes.
See "Trust Certificates--Classification of Trusts and Trust Certificates" or "Partnership Certificates--Classification of Partnerships and Partnership Certificates" below for a discussion of the potential federal income tax consequences to Noteholders if the IRS were successful in challenging the characterization of a Tax Trust or a Tax Partnership for federal income tax purposes.

     Interest Income to Noteholders. Based on the foregoing opinion, and assuming the Notes are not issued with OID, interest on the Notes will be taxable as ordinary income for federal income tax purposes when received by Noteholders utilizing the cash method of accounting and when accrued by Noteholders utilizing the accrual method of accounting. Interest received on the Notes may constitute "investment income" for purposes of certain limitations of the Code concerning the deductibility of investment interest expense.

     Original Issue Discount. In general, OID is the excess of the "stated redemption price at maturity" of a debt instrument over its "issue price," unless such excess falls within a statutorily defined de minimis exception. A Note's "stated redemption price at maturity" is the aggregate of all payments required to be made under the Note through maturity except "qualified stated interest." "Qualified stated interest" is generally interest that is unconditionally payable in cash or property (other than debt instruments of the issuer) at fixed intervals of one year or less during the entire term of the instrument at certain specified rates. The Notes' "issue price" will be the first price at which a substantial amount of the Notes are sold, excluding sales to bond holders, brokers or similar persons acting as underwriters, placement agents or wholesalers.

     Although it is not anticipated that any series of Notes will be issued at a greater than de minimis discount, a series of Notes may nevertheless be deemed to have been issued with OID. For example, under Treasury regulations, interest payments on Notes may be deemed not to be payments of "qualified stated interest" because (i) Noteholders do not have default remedies ordinarily available to holders of debt instruments and (ii) no penalties are imposed on the Seller or the applicable Trust as a result of any failure to make timely interest payments. If a series of Notes does not pay qualified stated interest, all of the taxable income thereon would be includible in income as OID. In addition, the IRS could take the position under section 1272(a)(6) of the Code that a series of Notes has OID. The holder of a Note that was treated as having OID (including a cash method holder) would be required to include OID on that
Note in income for Federal income tax purposes on a constant yield basis, resulting in the inclusion of income somewhat in advance of the receipt of cash attributable to that income. These treatments would not significantly affect an accrual method holder of Notes, although such treatments would somewhat accelerate taxable income to a cash method holder by in effect requiring such holder to report interest income on the accrual method. Finally, even if a Note has OID falling within the de minimis exception, the holder must include such OID in income proportionately as principal payments are made on such Note.

     A holder who purchases a Note after the initial distribution thereof at a discount that exceeds a statutorily defined de minimis amount will be subject to the "market discount" rules of the Code, and a holder who purchases a Note at a premium will be subject to the bond premium amortization rules of the Code.

     A holder of a Note which has a fixed maturity date not more than one year from the issue date of such Note (a "Short-Term Note") will generally not be required to include OID on the Note in income as it accrues, provided such holder is not an accrual method taxpayer, a bank, a broker or dealer that holds the Note as inventory, a regulated investment company or common trust fund, or the beneficial owner of certain pass-through entities specified in the Code, or provided such holder does not hold the instrument as part of a hedging transaction, or as a stripped bond or stripped coupon. Instead, the holder of a Short-Term Note would include the OID accrued on the Note in gross income upon a sale or exchange of the Note or at maturity, or if such Note is payable in installments, as principal is paid thereon. Such a holder would be required to defer deductions for any interest expense on an obligation incurred to purchase or carry the Short-Term Note to the extent it exceeds the sum of the interest income, if any, and OID accrued on such Note. However, a holder may elect to include OID in income as it accrues on all obligations having a maturity of one year or less held by the holder in that taxable year or thereafter, in which case the deferral rule of the preceding sentence will not apply. For purposes of this paragraph, OID accrues on a Short-Term Note on a ratable (straight-line) basis, unless the holder irrevocably elects (under regulations to be issued by the Treasury Department) with respect to such obligation to apply a constant interest method, using the holder's yield to maturity and daily compounding.

     Disposition of Notes. If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note. The adjusted tax basis of the Note to a particular Noteholder will equal the holder's cost for the Note, increased by any OID, and market discount previously included by such Noteholder in income with respect to the Note and decreased by any bond premium previously amortized and any principal payments previously received by such Noteholder with respect to such Note. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest or accrued market discount not previously included in income. Capital gain or loss will be long-term if the Note was held by the holder for more than one year and otherwise will be short-term. Any capital losses realized generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

     Information Reporting and Backup Withholding. Each Tax Trust or Tax Partnership will be required to report annually to the IRS, and to each related Noteholder of record, the amount of interest paid on the Notes (and the amount of interest withheld for federal income taxes, if any) for each calendar year, except as to exempt holders (generally, corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status). Each holder (other than holders who are not subject to the reporting requirements) will be required to provide to the related Tax Trust or Tax Partnership, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Tax Trust or Tax Partnership will be required to withhold, from interest otherwise payable to the holder, 31% of such interest and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

     The IRS has issued new regulations governing the backup withholding and information reporting requirements. The new regulations are generally effective for payments made after December 31, 1999. Noteholders should consult their tax advisors with respect to the impact, if any, of the new regulations.

     Because the Seller will treat each Tax Trust as a grantor trust, each Tax Partnership as a partnership and all Notes (except Strip Notes and others as specifically identified in the related Prospectus Supplement) as indebtedness for federal income tax purposes, the Seller will not comply with the tax reporting requirements that would apply under any alternative characterizations of a Tax Trust or Tax Partnership.

     Tax Consequences to Foreign Noteholders. If interest paid (or accrued) to a Noteholder who is a nonresident alien, foreign corporation or other non-United States person (a "foreign person") is not effectively connected with the conduct of a trade or business within the United States by the foreign person, the interest generally will be considered "portfolio interest," and generally will not be subject to United States federal income tax and withholding tax, as long as the foreign person (i) is not actually or constructively a "10 percent shareholder" of the related Tax Trust, Tax Partnership, or the Seller (including a holder of 10% of the applicable outstanding Certificates) or a "controlled foreign corporation" with respect to which the related Tax Trust, Tax Partnership or the Seller is a "related person" within the meaning of the Code, and (ii) provides an appropriate statement, signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing that foreign person's name and address. If the information provided in this statement changes, the foreign person must so inform the related Tax Trust or Tax Partnership within 30 days of such change. The statement generally must be provided in the year a payment occurs or in either of the two preceding years. If such interest were not portfolio interest, then it would be subject to United States federal income and withholding tax at a rate of 30 percent unless reduced or eliminated pursuant to an applicable tax treaty. The IRS has amended the transition period relating to recently issued regulations governing backup withholding and information reporting requirements. Withholding certificates or statements that are valid on December 31, 1999, may be treated as valid until the earlier of its expiration or December 31, 2000. All existing certificates or statements will cease to be effective after December 31, 2000.

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) the gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person, and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

     If the interest, gain or income on a Note held by a foreign person is effectively connected with the conduct of a trade or business in the United States by the foreign person, the holder (although exempt from the withholding tax previously discussed if an appropriate statement is furnished) generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the foreign person is a foreign corporation, it may be subject to a branch profits tax equal to 30 percent of its "effectively connected earnings and profits" within the meaning of the Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty.


Trust Certificates

     Classification of Trusts and Trust Certificates. With respect to each series of Certificates identified in the related Prospectus Supplement as Trust Certificates, Tax Counsel will deliver its opinion to the effect that the related Tax Trust will not be taxable as an association or publicly traded partnership taxable as a corporation, but should be classified as a grantor trust under Sections 671 through 679 of the Code. For each such series, the Seller, the Servicer and the Certificateholders will express in the Indenture and the Pooling and Servicing Agreement and on the Trust Certificates their intent that, for federal, state and local income and franchise tax purposes, the Trust Certificates will represent an equity interest in the Tax Trust. The Seller and each Certificateholder, by acquiring an interest in any such Trust Certificate, will agree to treat such Trust Certificates as an equity interest in the Tax Trust, for federal, state and local income and franchise tax purposes. However, the proper characterization of the arrangement involving the Tax Trust, the Trust Certificates, the Seller and the Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

     Although, as described above, Tax Counsel will opine that each such Tax Trust should properly be characterized as a grantor trust for federal income tax purposes, such opinion is not binding on the IRS or the courts and no assurance can be given that this characterization would prevail. If the IRS were to contend successfully that any such Tax Trust is not a grantor trust, such Tax Trust should be classified for federal income tax purposes as a partnership which is not taxable as a corporation. The income reportable by the holders of such Trust Certificates as partners could differ from the income reportable by the holders of such Trust Certificates as grantors of a grantor trust. However, it is not expected that such differences would be material. See "--Partnership Certificates."

     If, however, the IRS were to contend successfully that a Tax Trust is an association taxable as a corporation for federal income tax purposes, such Tax Trust would be subject to federal and state income tax at corporate rates on the income from the Receivables (reduced by deductions, including interest on any Notes unless the Notes were treated as an equity interest). Any such corporate income tax could materially reduce or eliminate cash that would otherwise be distributable with respect to the related Trust Certificates and any related Notes. The Certificateholders and, if the Notes were also treated as an equity interest in the taxable corporation, the Noteholders could be liable for any such tax to the extent it is not paid by the related Tax Trust. However, as described above, in the opinion of Tax Counsel, each Tax Trust will not be classified as an association taxable as a corporation.

     If a Tax Trust were classified for federal income tax purposes as a partnership, the IRS might contend that it is a "publicly traded partnership" taxable as a corporation. However, in the opinion of Tax Counsel, even if a Tax Trust were treated as a publicly traded partnership, such Tax Trust would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, if the Tax Trust were treated as a publicly traded partnership, certain holders could suffer adverse tax consequences. For example, certain holders might be subject to certain limitations on their ability to deduct their share of such Tax Trust's expenses.

     Despite Tax Counsel's opinion that a Tax Trust should be classified as a grantor trust, the lack of cases or rulings on similar transactions, as discussed above, permits a variety of alternative characterizations in addition to the position to be taken that the Trust Certificates represent equity interests in a grantor trust. For example, because Trust Certificates will have certain features characteristic of debt, the Trust Certificates might be considered indebtedness of a Tax Trust, the Seller or the Issuer. Except as described above, any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of Trust Certificates as equity in a trust, described below. The following discussion assumes that Trust Certificates represent equity interests in a grantor trust.

     Grantor Trust Treatment. As a grantor trust, a Tax Trust will not be subject to federal income tax. Assuming that the Receivables are not characterized as "stripped bonds" or otherwise recharacterized, in Tax Counsel's opinion each Certificateholder will be required to report on its federal income tax return its pro rata share of the entire income from the Receivables and any other property in the related Tax Trust for the period during which it owns a Trust Certificate, including interest or finance charges earned on the Receivables and any gain or loss upon collection or disposition of the Receivables, in accordance with such Certificateholder's method of accounting. A Certificateholder using the cash method of accounting should take into account its pro rata share of income as and when received by the Trustee. A Certificateholder using an accrual method of accounting should take into account its pro rata share of income as it accrues or is received by the Trustee, whichever is earlier.

     Assuming that the market discount rules do not apply, the portion of each payment to a Certificateholder that is allocable to principal on the Receivables will represent a recovery of capital, which will reduce the tax basis of such Certificateholder's undivided interest in the Receivables. In computing its federal income tax liability, a Certificateholder will be entitled to deduct, consistent with its method of accounting, its pro rata share of interest paid on any related Notes, reasonable servicing fees, and other fees paid or incurred by the related Tax Trust as provided in Section 162 or 212 of the Code. If a Certificateholder is an individual, estate or trust, the deduction for such Certificateholder's pro rata share of such fees will be allowed only to the extent that all of such Certificateholder's miscellaneous itemized deductions, including such fees, exceed 2% of such Certificateholder's adjusted gross income. In addition, in the case of Certificateholders who are individuals, certain otherwise allowable itemized deductions will be reduced, but not by more than 80%, by an amount equal to 3% of the Certificateholder's adjusted gross income in excess of a statutorily defined threshold. Because the Servicer will not report to Certificateholders the amount of income or deductions attributable to miscellaneous charges, such a Certificateholder may effectively underreport its net taxable income. See "Treatment of Fees" below for a discussion of other possible consequences if amounts paid to the Servicer exceed reasonable compensation for services rendered.

     Treatment of Fees. The Servicer intends to report income to Certificateholders on the assumption that the Certificateholders own a 100% interest in all of the principal and interest derived from the related Receivables. However, a portion of the amounts paid to the Servicer or the Seller may exceed reasonable fees for services rendered, by reason of the extent to which either the weighted average APR of the Receivables, or the individual stated APRs of some of the Receivables, exceeds the Pass Through Rate. There are no authoritative guidelines, for federal income tax purposes, as to the maximum amount of compensation that may be considered reasonable for servicing the Receivables or performing other services, in the context of this or similar transactions; accordingly, Tax Counsel is unable to give an opinion on this issue. If amounts paid to the Servicer or the Seller exceed reasonable compensation for services provided, the Servicer or the Seller or both may be viewed as having retained, for federal income tax purposes, an ownership interest in a portion of each interest payment with respect to certain Receivables. As a result, such Receivables may be treated as "stripped bonds" within the meaning of the Code.

     To the extent that the Receivables were characterized as "stripped bonds," the income and deductions of the related Tax Trust allocable to Certificateholders would not include the portion of the interest on the Receivables treated as having been retained by the Servicer or the Seller, as the case may be, and such Tax Trust's deductions would be limited to reasonable servicing fees, interest paid on any related Notes and other fees. In addition, a Certificateholder would not be subject to the market discount and premium rules discussed below with respect to the stripped Receivables, but instead would be subject to the OID rules of the Code. However, if the price at which a Certificateholder were deemed to have acquired a stripped Receivable is less than the remaining principal balance of such Receivable by an amount which is less than a statutorily defined de minimis amount, such Receivable would not be treated as having OID. In general, under Treasury regulations it appears that the amount of OID on a Receivable treated as a "stripped bond" will be de minimis if it is less than 1/4 of 1% for each full year remaining after the purchase date until the final maturity of the Receivable, although the IRS could take the position that the weighted average maturity date, rather than the final maturity date, should be used in performing this calculation. If the amount of OID is de minimis under this rule, the actual amount of discount on such a Receivable would be includible in income as principal payments are received on the Receivable.

     If the OID on a Receivable were not treated as de minimis, a Certificateholder would be required to include any OID in income as it accrues, regardless of when cash payments are received, using a method reflecting a constant yield on the Receivables. It is possible that the IRS could assert that a prepayment assumption should be used in computing the yield of a stripped Receivable. If a stripped Receivable is deemed to be acquired by a Certificateholder at a significant discount, such prepayment assumption could accelerate the accrual of income by a Certificateholder. No representation is made, nor is Tax Counsel able to give an opinion, that Receivables will prepay at any particular rate. Prospective investors are urged to consult their own tax advisors regarding the likelihood that a portion of the amounts paid to the Servicer or Seller might be characterized other than as compensation for services rendered for federal income tax purposes.

     It is also possible that any fees deemed to be excessive could be recharacterized as deferred purchase price payable to the Seller by Certificateholders in exchange for the related Receivables. The likely effect of such recharacterization would be to increase current taxable income to a Certificateholder.

     Discount and Premium. The following discussion generally assumes that the fees and other amounts payable to the Servicer and the Seller will not be recharacterized as being retained ownership interests in the Receivables (as discussed above). A purchaser of a Trust Certificate should be treated as purchasing an interest in each Receivable and any other property in the related Tax Trust at a price determined by allocating the purchase price paid for the Trust Certificate among the Receivables and other property in proportion to their fair market values at the time of purchase of the Trust Certificate.

     It is believed that the Receivables were not and will not be issued with OID and, therefore, a Tax Trust should not have OID income. However, the purchase price paid by said Tax Trust for the Receivables may be greater or less than the remaining principal balance of the Receivables at the time of purchase. If so, the Receivables will have been acquired at a premium or market discount, as the case may be. The market discount on a Receivable will be considered to be zero if it is less than the statutorily defined de minimis amount.

     Any gain on the sale of a Trust Certificate attributable to the holder's share of unrecognized accrued market discount on the related Receivables would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. Moreover, a holder who acquires a Trust Certificate representing an interest in Receivables acquired at a market discount may be required to defer a portion of any interest expense otherwise deductible with respect to indebtedness incurred or maintained to purchase or carry the Trust Certificate until the holder disposes of the Trust Certificate in a taxable transaction. Instead of recognizing market discount, if any, upon a disposition of Trust Certificates (and deferring any applicable interest expense), a holder may elect to include market discount in income currently as the discount accrues. The current inclusion election, once made, applies to all market discount obligations acquired on or after the first day of the first taxable year to which the election applies, and may not be revoked without the consent of the IRS.

     In the event that a Receivable is treated as purchased at a premium (i.e., the allocable portion of the Certificateholder's purchase price for the related Trust Certificate exceeds the remaining principal balance of the Receivable), such premium will be amortizable by a Certificateholder as an offset to interest income (with a corresponding reduction in basis) under a constant yield method over the term of the Receivable if the Certificateholder makes an election under
Section 171 of the Code with respect to the Receivables. Any such election will apply to all debt instruments held by the Certificateholder during the year in which the election is made and to all debt instruments acquired thereafter.

     Disposition of Trust Certificates. Generally, capital gain or loss will be recognized on a sale of Trust Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Trust Certificates sold. A Certificateholder's tax basis in a Trust Certificate will generally equal his cost increased by his share of the Tax Trust's income (includible in his income) and decreased by any distributions received with respect to such Trust Certificate. Any gain on the sale of a Trust Certificate attributable to the holder's share of unrecognized accrued market discount on the related Receivables would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements, unless a Certificateholder makes the special election described under "Discount and Premium" above.

     If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Trust Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Trust Certificates.

     Backup Withholding. Distributions made on Trust Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 31% if, as discussed above with respect to the Notes, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

     Tax Consequences to Foreign Trust Certificateholders. Interest attributable to Receivables which is received by a Certificateholder which is a foreign person will generally not be subject to the normal 30% withholding tax imposed with respect to such payments, provided that such Certificateholder is not engaged in a trade or business in the United States and that such Certificateholder fulfills the certification requirements discussed above under "--The Notes: Tax Consequences to Foreign Noteholders."


Partnership Certificates

     Classification of Partnerships and Partnership Certificates. With respect to each series of Certificates identified in the related Prospectus Supplement as Partnership Certificates, the Seller and the Servicer will agree, and the Certificateholders will agree by their purchase of such Partnership Certificates, to treat the Tax Partnership as a partnership for purposes of federal, state and local income and franchise tax purposes, with the partners of such Partnership being the Certificateholders and the Seller (in its capacity as recipient of distributions from the Reserve Account), and any related Notes being debt of such Tax Partnership. However, the proper characterization of the arrangement involving the Tax Partnership, the Partnership Certificates, the Seller and the Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

     If the Tax Partnership were classified as an association taxable as a corporation for federal income tax purposes, such Tax Partnership would be subject to corporate income tax. Any such corporate income tax could materially reduce or eliminate cash that would otherwise be distributable with respect to the Partnership Certificates (and Certificateholders could be liable for any such tax that is unpaid by such Tax Partnership). However, upon the issuance of each series of Partnership Certificates, Tax Counsel will deliver its opinion generally to the effect that such Tax Partnership will not be classified as an association taxable as a corporation.

     Even if a Tax Partnership were not classified as an association taxable as a corporation, it would be subject to corporate income tax if it were a "publicly traded partnership" taxable as a corporation. However, in the opinion of Tax Counsel, even if such Tax Partnership were treated as a publicly traded partnership, it would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, if a Tax Partnership were treated as a publicly traded partnership and the Partnership Certificates were treated as equity interests in such a partnership, certain holders could suffer adverse consequences. For example, certain holders might be subject to certain limitations on their ability to deduct their share of the Tax Partnership's expenses.

     Despite Tax Counsel's opinion that a Tax Partnership will be classified as a partnership and not as an association or publicly traded partnership taxable as a corporation, the lack of cases or rulings on similar transactions, as discussed above, permits a variety of alternative characterizations in addition to the position to be taken that the Partnership Certificates represent equity interests in a partnership. For example, because the Partnership Certificates will have certain features characteristic of debt, the Partnership Certificates might be considered indebtedness of the Tax Partnership, the Seller or the Issuer. Except as described above, any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Partnership Certificates as equity in a partnership, described below. The following discussion assumes that the Partnership Certificates represent equity interests in a partnership.

     Partnership Taxation. As a partnership, a Tax Partnership will not be subject to federal income tax, but each Certificateholder will be required to take into account separately such holder's allocated share of income, gains, losses, deductions and credits of such Tax Partnership. The Tax Partnership's income will consist primarily of interest and finance charges earned on the related Receivables (including appropriate adjustments for market discount, OID, and bond premium) and any gain upon collection or disposition of such Receivables. The Tax Partnership's deductions will consist primarily of interest paid or accrued with respect to any related Notes, servicing and other fees, and losses or deductions upon collection or disposition of the related Receivables.

     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (with respect to any series of Partnership Certificates, the Owner Trust Agreement and related documents). Each Owner Trust Agreement for a Tax Partnership will provide that the Certificateholders will be allocated taxable income of the related Tax Partnership for each month equal to their allocable share of the sum of (i) the Pass Through Rate on the related Partnership Certificates for such month; (ii) an amount equivalent to interest that accrues during such month on amounts previously due on such Partnership Certificates but not yet distributed; (iii) any Tax Partnership income attributable to discount on the related Receivables that corresponds to any excess of the principal amount of the Partnership Certificates over their initial issue price; and (iv) any Prepayment Surplus payable to holders of the Partnership Certificates for such month. If the Tax Partnership issues any Strip Notes or Strip Certificates, it will also provide that the related Certificateholders will be allocated taxable income of such Tax Partnership for each month in the amounts described in the related Prospectus Supplement. All taxable income of the Tax Partnership remaining after the allocations to the Certificateholders will be allocated to the Seller. It is believed that the allocations to Certificateholders will be valid under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass Through Rate plus the other items described above, and holders of Strip Notes or Strip Certificates may be allocated income equal to the amount described in the related Prospectus Supplement, even though the related Tax Partnership might not have sufficient cash to make current cash distributions of such amount. Thus, cash method holders will in effect be required to report income from the Partnership Certificates on the accrual method. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Partnership Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the related Tax Partnership.

     Additionally, all of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will likely constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

     An individual taxpayer may generally deduct miscellaneous itemized deductions (which do not include interest expense) only to the extent they exceed two percent of adjusted gross income and certain additional limitations may apply. Those limitations would apply to an individual Certificateholder's share of expenses of a Tax Partnership (including fees to the Servicer) and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of such Tax Partnership.

     Each Tax Partnership intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Receivable, a Tax Partnership might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

     Discount and Premium. It is believed that the Receivables were not and will not be issued with OID and, therefore, a Tax Partnership should not have OID income. However, the purchase price paid by such Tax Partnership for the related Receivables may be greater or less than the remaining principal balance of such Receivables at the time of purchase. If so, such Receivables will have been acquired at a premium or market discount, as the case may be. (As indicated above, each Tax Partnership will make this calculation on an aggregate basis, but might be required to recompute it on a Receivable by Receivable basis.)

     Each Tax Partnership will make an election that will result in any market discount on the related Receivables being included in income currently as such discount accrues over the life of such Receivables. As indicated above, a portion of such market discount income will be allocated to Certificateholders.

     Section 708 Termination. Under Section 708 of the Code, a Tax Partnership will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in such Tax Partnership are sold or exchanged within a 12-month period. If such a termination occurs, a Tax Partnership will be considered to contribute all of its assets to a new partnership followed by a liquidation of the original Tax Partnership. A Tax Partnership will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, such Tax Partnership may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, a Tax Partnership might not be able to comply due to lack of data.

     Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale or other taxable disposition of Partnership Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Partnership Certificates sold. A Certificateholder's tax basis in a Partnership Certificate will generally equal his cost increased by his share of the related Tax Partnership's income (includible in his income) for the current and prior taxable years and decreased by any distributions received with respect to such Partnership Certificate. In addition, both tax basis in the Partnership Certificates and the amount realized on a sale of a Partnership Certificate would include the holder's share of any related Notes and other liabilities of such Tax Partnership. A holder acquiring Partnership Certificates of the same series at different prices may be required to maintain a single aggregate adjusted tax basis in such Partnership Certificates, and, upon a sale or other taxable disposition of some of the Partnership Certificates, allocate a pro rata portion of such aggregate tax basis to the Partnership Certificates sold (rather than maintaining a separate tax basis in each Partnership Certificate for purposes of computing gain or loss on a sale or other taxable disposition of that Partnership Certificate).

     Any gain on the sale or other taxable deposition of a Partnership Certificate attributable to the holder's share of unrecognized accrued market discount on the related Receivables would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. No Tax Partnership expects to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, each Tax Partnership will elect to include market discount in income as it accrues.

  If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Partnership Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Partnership Certificates.

  Allocations Between Transferors and Transferees. In general, each Tax Partnership's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of the Partnership Certificates or a fractional share of the Strip Notes or Strip Certificates owned by them as of the first Record Date following the end of such month. As a result, a holder purchasing Partnership Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before its actual purchase.

  The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of a Tax Partnership might be reallocated among the Certificateholders. The Trustee is authorized to revise a Tax Partnership's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

  Section 754 Election. In the event that a Certificateholder sells its Partnership Certificate for greater (less) than its adjusted basis therefor, the purchasing Certificateholder will have a higher (lower) basis in the Partnership Certificates than the selling Certificateholder had. The tax basis of the related Tax Partnership's assets would not be adjusted to reflect that higher (or lower) basis unless such Tax Partnership were to file an election under
Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, a Tax Partnership will not make such an election. As a result, Certificateholders might be allocated a greater or lesser amount of Tax Partnership income than would be based on their own purchase price for Partnership Certificates.

  Administrative Matters. For each Tax Partnership, the related Trustee is required to keep or have kept complete and accurate books of each Tax Partnership. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of each Tax Partnership will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of such Tax Partnership and will report each Certificateholder's allocable share of items of Tax Partnership income and expense to holders and the IRS on Schedule K-1. Each Tax Partnership will provide the Schedule K-1 information to nominees that fail to provide such Tax Partnership with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the related Partnership Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the related Tax Partnership or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

  Under Code Section 6031, any person that holds Partnership Certificates as a nominee at any time during a calendar year is required to furnish the related Tax Partnership with a statement containing certain information on the nominee, the beneficial owners and the Partnership Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and taxpayer identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of any of the foregoing, and (z) certain information on Partnership Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Partnership Certificates through a nominee are required to furnish directly to the related Tax Partnership information as to themselves and their ownership of Partnership Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to a Tax Partnership. The information referred to above for any calendar year must be furnished to the related Tax Partnership on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Tax Partnership with the information described above may be subject to penalties.

  The Seller, as the tax matters partner for each Tax Partnership, will be responsible for representing the Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of a Tax Partnership by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the related Tax Partnership. An adjustment could result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the related Tax Partnership.

     Tax Consequences to Foreign Certificateholders. It is not clear whether any Tax Partnership would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons because there is no clear authority regarding that issue under facts substantially similar to those described herein. Although it is not expected that any Tax Partnership would be engaged in a trade or business in the United States for such purposes, such Tax Partnership will withhold as if it were so engaged in order to protect such Tax Partnership from possible adverse consequences of a failure to withhold. It is expected that each Tax Partnership will withhold on the portion of its taxable income that is allocable to foreign Certificateholders pursuant to Code Section 1446, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Subsequent adoption of Treasury regulations or issuance of other administrative pronouncements may require a Tax Partnership to change its withholding procedures. In determining a holder's nonforeign status, a Tax Partnership may generally rely on the holder's certification of nonforeign status signed under penalties of perjury.

     Each foreign holder might be required to file a U.S. individual or corporate income tax return and pay tax (including, in the case of a corporation, the branch profits tax) on its share of the related Tax Partnership's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the related Tax Partnership on Form W-8 in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the related Partnership, taking the position that no taxes were due because such Tax Partnership was not engaged in a U.S. trade or business. However, the IRS may assert that the tax liability should be based on gross income, and no assurance can be given as to the appropriate amount of tax liability.

     Backup Withholding. Distributions made on any Partnership Certificates and proceeds from the sale of such Partnership Certificates will be subject to a "backup" withholding tax of 31% if, as discussed above with respect to the Notes, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

                           CERTAIN STATE TAX MATTERS

     The State of Illinois imposes a state income tax on individuals, corporations, partners in partnerships and beneficiaries of trusts earning income in, or as residents of, the State of Illinois. The State of Illinois imposes a Personal Property Replacement Income Tax ("Illinois Replacement Tax") on individuals, corporations, partnerships and trusts earning income in, or as residents of, the State of Illinois. The State of Illinois also imposes a franchise tax on corporations doing business in Illinois. Most of the activities to be undertaken by the Servicer in servicing and collecting the Receivables will take place in Illinois and, if such activities were attributed to a Tax Partnership, could result in the imposition of the Illinois Replacement Tax on such Tax Partnership. This discussion is based upon present provisions of Illinois statutes and the regulations promulgated thereunder, and applicable judicial or ruling authority, all of which are subject to change, which change may be retroactive. No ruling on any of the issues discussed below will be sought from the Illinois Department of Revenue.

The Notes

     If the Notes are characterized as indebtedness for federal income tax purposes, in the opinion of Tax Counsel, although the matter is not free from doubt, this treatment would also apply for Illinois tax purposes. If the Notes are characterized as debt, Noteholders not otherwise subject to taxation in Illinois will not, although the matter is not free from doubt, become subject to such taxes solely because of their ownership of Notes. Noteholders already subject to taxation in Illinois, however, could be required to pay tax on or measured by interest income (including original issue discount, if any) generated by, and on gain from the disposition of, Notes.


Trust Certificates

     If the arrangement created by the Trust Agreement is a Tax Trust which is treated as a grantor trust under Sections 671 through 679 of the Code for federal income tax purposes, in the opinion of Tax Counsel, although the matter is not free from doubt, the same treatment would also apply for Illinois tax purposes. In such case, the Tax Trust should not be treated as earning income in the State of Illinois, but rather should be viewed as a passive holder of investments and, as a result, should not be subject to the Illinois Replacement Tax (which, if applicable, could possibly result in reduced distributions to Noteholders and Certificateholders).


Partnership Certificates

     If the arrangement created by the Trust Agreement is a Tax Partnership which is treated as a partnership (not taxable as a corporation) for federal income tax purposes, the same treatment would also apply for Illinois tax purposes. In such case, the Tax Partnership should not be treated as earning income in the State of Illinois but rather should be viewed as a passive holder of investments and, as a result, should not be subject to the Illinois Replacement Tax (which, if applicable, could possibly result in reduced distributions to Noteholders and Certificateholders).

     Under current law, Certificateholders that are nonresidents of the State of Illinois and are not otherwise subject to Illinois income tax and Illinois Replacement Tax should not be subject to Illinois income tax and Illinois Replacement Tax on income from a Tax Trust or a Tax Partnership. In any event, classification of the arrangement as a "grantor trust" or a "partnership" would not cause a Certificateholder not otherwise subject to taxation in Illinois to pay Illinois tax on income beyond that derived from the Certificates. Certificateholders already subject to taxation in Illinois, however, could be required to pay tax on or measured by interest income (including original issue discount, if any) generated by, and on gain from the disposition of, Notes and Certificates.


Risks of Alternative Characterization

     If Trust Certificates or Partnership Certificates were instead treated as ownership interests in an association taxable as a corporation or a "publicly traded partnership" taxable as a corporation for federal income tax purposes, then the hypothetical entity could be subject to the Illinois income tax, the Illinois Replacement Tax, or the Illinois franchise tax (which, if applicable, could result in reduced distributions to Certificateholders). A Noteholder or Certificateholder not otherwise subject to tax in Illinois should not itself become subject to Illinois income tax or Illinois Replacement Tax as a result of its mere ownership of such an interest.


Other States

     Certain servicing and collection activities will be undertaken by the Servicer in other jurisdictions throughout the United States, including California, Georgia, New Jersey, Ohio, Texas and Wisconsin, and by the Indenture Trustee in Delaware. The above discussion does not address the tax treatment of any Tax Trust, Tax Partnership, Notes, Certificates, Noteholders or Certificateholders under any of these, or any other, state or local tax laws. Prospective investors are urged to consult with their own tax advisors regarding the state and local tax treatment of any Tax Trust or Tax Partnership, as well as any state and local tax consequences to them of purchasing, holding and disposing of Notes or Certificates.

                              ERISA CONSIDERATIONS

     Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code prohibit a pension, profit sharing or other employee benefit plan, as well as individual retirement accounts and certain types of Keogh Plans, all as defined at Section 3(3) of ERISA or described in Section 4975(e)(i) of the Code (each a "Benefit Plan", collectively, "Benefit Plans"), from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Benefit Plan. A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code for such persons. For purposes of the "prohibited transaction" rules and the following discussion, certain insurance company accounts, bank collective funds and other entities whose assets include significant investment by Benefit Plans are treated as if they are investing directly on behalf of each such Benefit Plan, under a regulation issued by the DOL (the "Plan Assets Regulation").

     The acquisition or holding of Securities by or on behalf of a Benefit Plan could in some circumstances be considered to give rise to a prohibited transaction if the Seller, the applicable Trustee, the Servicer or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. Certain exemptions from the prohibited transaction rules granted by the U.S. Department of Labor ("DOL") could be applicable to the purchase and holding of Securities by a Benefit Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire such Securities. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; and PTCE 84-14, regarding transactions effected by "qualified professional asset managers." In addition, it is anticipated that an applicable Underwriter's Exemption as discussed below will apply to the purchase of Class A Certificates.

     Certain transactions involving a Trust might also be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchased Securities if assets of the Trust were deemed to be assets of the Benefit Plan. Under the Plan Assets Regulation, the assets of the Trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an "equity interest" in the Trust and none of the exceptions contained in the Plan Assets Regulation was applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features.

     The likely treatment under the Plan Assets Regulation of Owner Securities is discussed in the related Prospectus Supplement. It is anticipated that Notes issued by an Owner Trust will not be subject to the Plan Assets Regulation and that they will therefore be available for investment by a Benefit Plan subject to a determination by the fiduciary of such Benefit Plan that such purchase will not constitute a nonexempt prohibited transaction and is otherwise an appropriate investment. It is not anticipated that Owner Certificates will be available for purchase by a Benefit Plan.

     It is anticipated that the purchase of Class A Certificates by Benefit Plans will subject a Grantor Trust to the Plan Assets Regulation. However, unless otherwise provided in an applicable Prospectus Supplement, Class A Certificates issued by a Grantor Trust will be made available for purchase by a Benefit Plan in reliance on an administrative exemption (an "Underwriter's Exemption") which has been granted by the DOL to the underwriter specified in the related Prospectus Supplement. The Underwriter's Exemption prevents the application of certain of the prohibited transaction and conflict of interest rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Benefit Plans of certificates in pass-through trusts with respect to which such underwriter is the sole underwriter or the manager or co-manager of the underwriting syndicate and that consist of certain receivables, loans and other obligations that meet the conditions and requirements of such Underwriter's Exemption. The receivables covered by an Underwriter's Exemption include motor vehicle installment obligations such as the Receivables. An Underwriter's Exemption will apply only if specific conditions (certain of which are described below) are met. Unless otherwise provided in the related Prospectus Supplement, the Seller believes that an Underwriter's Exemption will apply to the acquisition and holding of each series of Class A Certificates by Benefit Plans and that all conditions of such Underwriter's Exemption other than those within the control of the investors have been or will be met.

     Among the conditions which must be satisfied for an Underwriter's Exemption to apply to the acquisition by a Benefit Plan of Class A Certificates are the following:

          (1) The acquisition of the Class A Certificates by a Benefit Plan is on terms (including the price for the Certificates) that are at least as favorable to the Benefit Plan as they would be in an arm's-length transaction with an unrelated party;

          (2) The rights and interests evidenced by the Class A Certificates acquired by the Benefit Plan are not subordinated to the rights and interests evidenced by other certificates of the related Grantor Trust;

          (3) The Class A Certificates acquired by the Benefit Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from Standard & Poor's Corporation, Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. or Fitch Investors Service, Inc.;

          (4) The sum of all payments made to the related underwriters in connection with the distribution of such Class A Certificates represents not more than reasonable compensation for underwriting such Class A Certificates. The sum of all payments made to and retained by the Seller pursuant to the sale of the Receivables to the related Grantor Trust represents not more than the fair market value of such Receivables. The sum of all payments made to and retained by the Servicer represents not more than reasonable compensation for the Servicer's services as servicer under the related Agreement and reimbursement of the Servicer's reasonable expenses in connection therewith;

          (5) The Grantor Trustee is not an "affiliate" (as defined in the exemption) of any other member of the Restricted Group (as defined below);

          (6) The Benefit Plan investing in the Class A Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act; and

          (7) The related Grantor Trust satisfies the following requirements:

               (a) the corpus of such Grantor Trust consists solely of assets of the type which have been included in other investment pools,

               (b) certificates in such other investment pools have been rated in one of the three highest generic rating categories of Standard & Poor's Corporation, Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. or Fitch Investors Service, Inc. for at least one year prior to the Benefit Plan's acquisition of Class A Certificates, and

               (c) certificates evidencing interests in such other investment pools have been purchased by investors other than Benefit Plans for at least one year prior to any Benefit Plan's acquisition of Class A Certificates.

     Certain transactions are not covered by an Underwriter's Exemption or any other exception. An Underwriter's Exemption does not exempt the acquisition and holding of Class A Certificates by Benefit Plans sponsored by the Seller, the underwriters, the Grantor Trustee, the Servicer or any "obligor" (as defined in the Exemption) with respect to Receivables included in the related Grantor Trust constituting more than 5% of the aggregate unamortized principal balance of the assets in such Grantor Trust or any affiliate of such parties (the "Restricted Group"). Unless otherwise provided in the related Prospectus Supplement, as of the date thereof, Receivables attributable to a single Obligor included in any Grantor Trust will not constitute more than five percent of the aggregate unamortized principal balance of such Grantor Trust. Moreover, the exemptive relief from the self-dealing/conflict of interest prohibited transaction rules of ERISA is available only if, among other requirements (i) the person who has discretionary authority or renders investment advice with respect to the investment of a Benefit Plan's assets in the Class A Certificates (or such person's affiliate) is not an Obligor with respect to more than five percent of the fair market value of the assets contained in the related Grantor Trust, (ii) a Benefit Plan's investment in such Class A Certificates does not exceed 25% of all of the Class A Certificates of such series outstanding at the time of the acquisition, (iii) immediately after the acquisition, no more than 25% of the assets of a Benefit Plan with respect to which the person who has discretionary authority or renders investment advice are invested in certificates representing an interest in a trust containing assets sold or serviced by the same entity and
(iv) in the case of the acquisition of Class A Certificates in connection with their initial issuance, at least 50% of such Class A Certificates are acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the related Grantor Trust is acquired by persons independent of the Restricted Group.

     An applicable Underwriter's Exemption will also apply to transactions in connection with the servicing, management and operation of the related Grantor Trust, provided that, in addition to the general requirements described above,
(a) such transactions are carried out in accordance with the terms of a binding pooling and servicing agreement and (b) the pooling and servicing agreement is provided to, or described in all material respects in the prospectus or private placement memorandum provided to investing Benefit Plans before the Plans purchase Class A Certificates issued by the related Grantor Trust. Each Grantor Trust Pooling and Servicing Agreement will be a pooling and servicing agreement as defined in the Underwriter's Exemption. All transactions relating to the servicing, management and operations of each Grantor Trust will be carried out in accordance with the related Grantor Trust Pooling and Servicing Agreement, which Grantor Trust Pooling and Servicing Agreement will be described in all material respects in "The Transfer and Servicing Agreements" and in the related Prospectus Supplement.

     Any Benefit Plan fiduciary considering the purchase of Securities should consult with its counsel with respect to whether a Trust will be deemed to hold plan assets and the applicability of the Underwriter's Exemption or another exemption from the prohibited transaction rules and determine on its own whether all conditions have been satisfied and whether the Securities are an appropriate investment for a Benefit Plan under ERISA and the Code.

                              PLAN OF DISTRIBUTION

     Upon on the terms and subject to the conditions set forth in an underwriting agreement (the "Underwriting Agreement") with respect to each Trust, the Seller will agree to sell to each of the underwriters named therein and in the related Prospectus Supplement, and each of such underwriters will severally agree to purchase from the Seller, the principal amount of each class of Securities of the related series set forth therein and in the related Prospectus Supplement.

     In each Underwriting Agreement, the several underwriters will agree, subject to the terms and conditions set forth therein, to purchase all the Securities described therein which are offered hereby and by the related Prospectus Supplement if any of such Securities are purchased. In the event of a default by any such underwriter, each Underwriting Agreement will provide that, in certain circumstances, purchase commitments of the nondefaulting underwriters may be increased or the Underwriting Agreement may be terminated.

     Each Prospectus Supplement will either (i) set forth the price at which each class of Securities being offered thereby will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of such Securities or (ii) specify that the related Securities are to be resold by the Underwriters in negotiated transactions at varying prices to be determined at the time of such sale. After the initial public offering of any Securities, the public offering price and such concessions may be changed.

     Each Underwriting Agreement will provide that NFC and the Seller will indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.

     The Indenture Trustee may, from time to time, invest the funds in the Designated Accounts in Eligible Investments acquired from the underwriters.

     Under each Underwriting Agreement, the closing of the sale of any class of Securities subject thereto will be conditioned on the closing of the sale of all other such classes.

     The place and time of delivery for the Securities in respect of which this Prospectus is delivered will be set forth in the related Prospectus Supplement.


                                 LEGAL OPINIONS

     Certain legal matters relating to the Notes and the Certificates will be passed upon for each Trust, the Seller and the Servicer by William W. Jones, Esq., General Counsel of the Seller and the Servicer, and by Kirkland & Ellis, special counsel to the Seller, each Trust and the Servicer. Certain federal income tax matters will be passed upon for the Servicer, each Trust and the Seller by Kirkland & Ellis.

                                 INDEX OF TERMS

     Set forth below is a list of the defined terms used in this Prospectus and the pages on which the definitions of such terms may be found herein.


                                                                            Page
                                                                            ----
Administration Agreement..................................................    46
Administrative Purchase Payment...........................................    34
Administrative Receivable.................................................    34
Administrator.............................................................    46
Aggregate Losses..........................................................    31
Aggregate Receivables Balance.............................................    19
APR.......................................................................    19
Available Amount..........................................................    39
Basic Servicing Fee.......................................................    35
Benefit Plan..............................................................    61
Business Day..............................................................    43
Cede......................................................................     3
Certificate Balance.......................................................    38
Certificate Distribution Account..........................................    34
Certificateholder.........................................................20, 50
Certificates..............................................................     1
Class A Certificate Balance...............................................    38
Class A Certificate Pool Factor...........................................    20
Class A Certificateholders................................................     8
Class A Certificates......................................................     1
Class A Distributable Amount..............................................    37
Class A Interest Carryover Shortfall......................................    38
Class A Interest Distributable Amount.....................................    38
Class A Percentage........................................................     8
Class A Principal Carryover Shortfall.....................................    39
Class A Principal Distributable Amount....................................    37
Class B Certificate Balance...............................................    38
Class B Certificateholders................................................     9
Class B Certificates......................................................     1
Class B Distributable Amount..............................................    38
Class B Interest Distributable Amount.....................................    38
Class B Percentage........................................................     8
Class B Principal Distributable Amount....................................    38
clearing agency...........................................................    28
clearing corporation......................................................    28
Closing Date..............................................................    32
Code......................................................................    49
Collected Interest........................................................    39
Collected Principal.......................................................    39
Collection Account........................................................    34
Commission................................................................     3
Custodian Agreement.......................................................    16
Cutoff Date...............................................................     4
Definitive Certificates...................................................    29
Definitive Notes..........................................................    29
Definitive Securities.....................................................    29
Delinquency Percentage....................................................    31
Depository................................................................    28
Designated Accounts.......................................................    34




Distribution Date.........................................................    27
DOL.......................................................................    61
DTC.......................................................................     3
Eligible Deposit Account..................................................    35
Eligible Institution......................................................    35
Eligible Investments......................................................    34
Equal Payment Balloon Receivables.........................................    18
Equal Payment Fully Amortizing Receivables................................    18
Equal Payment Skip Receivables............................................    18
ERISA.....................................................................    61
Events of Default.........................................................    24
Exchange Act..............................................................     3
Financed Vehicles.........................................................    15
foreign person............................................................    52
Full Prepayment...........................................................    36
Funding Period............................................................     2
Grantor Certificateholders................................................     9
Grantor Certificates......................................................     1
Grantor Trust.............................................................     1
Grantor Trust Pooling and Servicing Agreement.............................     2
Grantor Trustee...........................................................     2
Guaranties................................................................    16
holder....................................................................    50
Illinois Replacement Tax..................................................    59
Indenture.................................................................     2
Indenture Trustee.........................................................     2
Indirect Participants.....................................................    28
Initial Aggregate Receivables Balance.....................................     4
Initial Gross Receivable Balance..........................................    19
Initial Receivable Balance................................................    18
Insolvency Event..........................................................    43
Insolvency Laws...........................................................    13
Interest Rate.............................................................     5
Investment Earnings.......................................................    35
IRS.......................................................................    49
Level Principal Balloon Receivables.......................................    18
Level Principal Fully Amortizing Receivables..............................    18
Level Principal Skip Receivables..........................................    18
Liquidating Receivable....................................................    32
Liquidation Expenses......................................................    36
Liquidation Proceeds......................................................    32
Maximum Subordination Spread Amount.......................................     9
Minimum Subordination Spread Amount.......................................    10
Monthly Advance...........................................................    37
Monthly Period............................................................    35
Moody's...................................................................    35
NFC.......................................................................     4
NFRRC.....................................................................     4
NIC.......................................................................    43
NITC......................................................................     4



Note Distribution Account................................................... 34
Note Pool Factor............................................................ 20
Noteholder.................................................................. 20
Notes.......................................................................  1
Obligor..................................................................... 18
OID......................................................................... 50
OID Regulations............................................................. 50
Optional Purchase Proceeds.................................................. 46
Other Receivables........................................................... 18
Owner Certificateholders....................................................  6
Owner Certificates..........................................................  1
Owner Securities............................................................  1
Owner Securityholders.......................................................  7
Owner Trust.................................................................  1
Owner Trust Agreement.......................................................  2
Owner Trust Certificate Pool Factor......................................... 20
Owner Trust Pooling and Servicing Agreement.................................  7
Owner Trustee...............................................................  2
Partial Prepayment.......................................................... 36
Participants................................................................ 28
Partnership Certificates.................................................... 50
Pass Through Rate...........................................................  6
Payment Date................................................................ 24
Plan Assets Regulation...................................................... 61
Pooling and Servicing Agreement.............................................2,7
Pre-Funded Amount...........................................................  4
Pre-Funding Account.........................................................  2
Prepayment.................................................................. 36
Prepayment Surplus.......................................................... 39
Prospectus Supplement.......................................................  1
PTCE........................................................................ 62
Purchase Agreement.......................................................... 32
Rating Agencies............................................................. 34
Receivable Balance.......................................................... 19
Receivables.................................................................  1
Receivables Pool............................................................ 15
Record Date.................................................................  8
Registration Statement......................................................  3
Related Documents........................................................... 25
Related Property............................................................  4
Remaining Gross Balance..................................................... 31
Required Deposit Rating..................................................... 35
Reserve Account............................................................. 40
Restricted Group............................................................ 62
Retail Notes................................................................ 18
Rules....................................................................... 29
S&P......................................................................... 35
Schedule of Receivables..................................................... 33
Scheduled Payment........................................................... 18
Securities..................................................................  1
Securities Act..............................................................  3
Security Owner.............................................................. 28
Securityholders............................................................. 17
Seller......................................................................  2
Servicer....................................................................  2



Servicer Default..........................................................    43
Short-Term Note...........................................................    51
Specified Subordination Spread Account Balance............................ 9, 40
Strip Certificates........................................................     6
Strip Notes...............................................................     5
Subsequent Receivables....................................................     2
Subsequent Transfer Date..................................................    33
Supplemental Servicing Fee................................................    35
Tax Counsel...............................................................    50
Tax Partnership...........................................................    50
Tax Trust.................................................................    50
TIA.......................................................................    26
Total Servicing Fee.......................................................    35
Transfer and Servicing Agreements.........................................    32
Trust.....................................................................     1
Trust Certificates........................................................    50
Trust Property............................................................    15
Trustee...................................................................     2
UCC.......................................................................    34
Underwriter's Exemption...................................................    61
Underwriting Agreement....................................................    63
voting interests..........................................................    27
Warranty Payment..........................................................    33
Warranty Receivable.......................................................    33


     No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Seller. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstance create an implication that there has been no change in the affairs of the Seller or the Receivables since the date thereof. This Prospectus does not constitute an offer or solicitation by anyone in any state in which such solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make any such offer or solicitation.


                               -----------------

                               TABLE OF CONTENTS

                   PROSPECTUS
Available Information.........................  3
Reports to Securityholders....................  3
Owner Trusts/grantor Trusts...................  3
Prospectus Summary............................  4
Risk Factors.................................. 12
The Trusts.................................... 15
The Receivables Pools......................... 18
Weighted Average Life of the Securities....... 19
Pool Factors and Trading Information.......... 20
Use of Proceeds............................... 20
The Seller.................................... 20
The Servicer.................................. 21
The Notes..................................... 22
Owner Certificates............................ 26
Class a Certificates.......................... 27
Certain Information Regarding the Securities.. 28
The Transfer and Servicing Agreements......... 32
Certain Legal Aspects of the Receivables...... 46
Certain Federal Income Tax Consequences....... 49
Certain State Tax Matters..................... 59
Erisa Considerations.......................... 61
Plan of Distribution.......................... 63
Legal Opinions................................ 63

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

     The following table sets forth the various expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All such expenses will be paid by the Company.

          Securities and Exchange Commission registration fee.... $  737,500
          Accounting fees and expenses...........................    225,000
          Legal fees and expenses................................    250,000
          Trustee's fees.........................................    350,000
          Printing and engraving.................................    312,500
          Blue sky fees and expenses (including counsel).........     25,000
          Rating Agency Fees.....................................  1,500,000
          Miscellaneous.......................................... $  100,000
                                                                  ----------
               Total............................................. $3,500,000
                                                                  ==========

Item 15.     Indemnification of Directors and Officers

     Each of NIC, NITC, NFC and the Registrant are incorporated under the laws of Delaware. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, for criminal proceedings, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

     Each Certificate of Incorporation with respect to NIC, NITC, NFC and the Registrant, provide, in effect, that, subject to certain limited exceptions, each such corporation will indemnify its officers and directors to the extent permitted by Delaware General Corporation Law. In addition, NIC maintains insurance providing for payment, subject to certain exceptions, on behalf of officers and directors of NIC and its subsidiaries of money damages incurred as a result of legal actions instituted against them in their capacities as such officers or directors (whether or not such person could be indemnified against such expense, liability or loss under the Delaware General Corporation Law).

     Insofar as indemnification by the Company for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 16. Exhibits.

     (a)  Exhibits:

          The exhibits to this Registration Statement are listed in the Exhibit Index below.

     (b) Financial Statements Schedules: Not applicable with respect to the Registrant.

Item 17. Undertakings.

(a) The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, unless the information required to be included in such post-effective amendment is contained in a periodic report filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference;

          (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, unless the information required to be included in a post-effective amendment is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated herein by reference.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.


(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the Indenture Trustee to act under subsection (a) of section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Trust Indenture Act of 1939.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Rolling Meadows, State of Illinois, on December 4, 1998.

                                       NAVISTAR FINANCIAL RETAIL
                                       RECEIVABLES CORPORATION
                                       as originator of the Trusts described
                                       herein, Registrant


                                       By: /s/ R. Wayne Cain
                                           ---------------------------------
                                       R. Wayne Cain
                                       Vice President and Treasurer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement has been signed on December 4, 1998, by the following persons in the capacities indicated.

Signatures                   Capacity
----------                   --------
John J. Bongiorno*           Director, President and Chief Executive Officer
-----------------------
John J. Bongiorno

/s/ R. Wayne Cain            Director, Vice President and Treasurer
-----------------------      (Principal Financial Officer)
R. Wayne Cain

Phyllis E. Cochran*          Director and Controller
-----------------------      (Principal Accounting Officer)
Phyllis E. Cochran

Douglas A. Antonik*          Director
-----------------------
Douglas A. Antonik

James G. Froberg*            Director
-----------------------
James G. Froberg

Thomas M. Hough*             Director
--------------------
Thomas M. Hough

Robert C. Lannert*           Director
-----------------------
Robert C. Lannert

* By: /s/ R. Wayne Cain
      -----------------
      R. Wayne Cain
      Attorney-in-Fact

                                 EXHIBIT INDEX

Exhibit No.  Description
-----------  -----------

       *1.1  Form of Underwriting Agreement for Notes and Certificates.

       *4.1 Form of Certificate Trust of Owner Trust (included in Exhibit 4.4 hereto).

       *4.2  Form of Indenture between the Owner Trust and the Indenture
             Trustee.

       *4.3  Form of Note (included in Exhibit 4.2 hereto).

       *4.4  Form of Owner Trust Agreement between Navistar Financial Retail
             Receivables Corporation and the Owner Trustee.

       *4.5  Form of Owner Certificate (included in Exhibit 4.4 hereto).

       *4.6  Form of Class A Certificate (included in Exhibit 99.2 hereto).

     ***5.1  Opinion of Kirkland & Ellis with respect to legality.

     ***8.1  Opinion of Kirkland & Ellis with respect to tax matters.

    ***23.1  Consent of Kirkland & Ellis (included as part of Exhibit 5.1).

    ***24.1  Power of Attorney (included on page II-4 of original filing).

     **25.1  Form T-1 Statement of Eligibility under the Trust Indenture Act of
             1939 of the Indenture Trustee.

      *99.1  Form of Owner Trust Pooling and Servicing Agreement between
             Navistar Financial Retail Receivables Corporation, Navistar
             Financial Corporation and the Owner Trustee.

      *99.2  Form of Grantor Trust Pooling and Servicing Agreement between
             Navistar Financial Retail Receivables, Navistar Financial
             Corporation and the Grantor Trustee.

      *99.3 Form of Purchase Agreement between Navistar Financial Corporation and Navistar Financial Retail Receivables Corporation.

      *99.4  Form of Administration Agreement between Navistar Financial
             Corporation, the Owner Trust and the Indenture Trustee.

      *99.5  Certificate of Incorporation of Navistar Financial Retail
             Receivables Corporation.

      *99.6  By-Laws of Navistar Financial Retail Receivables Corporation.

      *99.7 Form of Custodian Agreement between Navistar Financial Corporation and Navistar Financial Retail Receivables Corporation.

----------------
*Incorporated by reference to registrant's Registration Statement No. 33-50291. **To be filed in accordance with Section 305(b)(2) of the Trust Indenture Act of
  1939.

***Previously filed.